                                                                   EXHIBIT 99.2

                      INDEX TO FINANCIAL INFORMATION

                                                                                                    Page
                                                                                                    ----
(a)    Historical Financial Information

 REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES
 Report of Independent Certified Public Accountants ............................................     1
 Supplemental Consolidated Balance Sheets as of
   June 30, 1996 (unaudited) and December 31, 1995 and 1994.....................................     2
 Supplemental Consolidated Statements of Operations for the
   Six Months Ended June 30, 1996 and 1995 (unaudited)
   and the Years Ended December 31, 1995, 1994 and 1993.........................................     3
 Supplemental Consolidated Statements of Shareholders'
   Equity for the Years Ended December 31, 1995, 1994 and 1993..................................     4
 Supplemental Consolidated Statements of Cash Flows for the
   Six Months Ended June 30, 1996 and 1995 (unaudited)
   and the Years Ended December 31, 1995, 1994 and 1993.........................................     5
 Notes to Supplemental Consolidated Financial Statements........................................     6

 AUTONATION INCORPORATED AND SUBSIDIARIES
  Report of Independent Certified Public Accountants............................................    22
  Consolidated Balance Sheets as of December 31, 1995 (audited) and
    June 30, 1996 (unaudited)...................................................................    23
  Consolidated Statements of Operations for the Period From Inception (September 12, 1995) to
    December 31, 1995 (audited) and for the Three and Six Months Ended
    June 30, 1996 (unaudited)...................................................................    24
  Consolidated Statements of Shareholders' Equity for the Period From Inception
    (September 12, 1995) to December 31, 1995 (audited) and for the Six Months Ended
    June 30, 1996 (unaudited)...................................................................    25
  Consolidated Statements of Cash Flows for the Period From Inception (September 12, 1995) to
    December 31, 1995 (audited) and for the Six Months Ended June 30, 1996 (unaudited)..........    26
  Notes to Consolidated Financial Statements....................................................    27

 CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES
  Report of Independent Certified Public Accountants............................................    33
  Consolidated Balance Sheets as of December 31, 1995 and 1994..................................    34
  Consolidated Statements of Income for the Years Ended December 31, 1995, 1994 and 1993........    35
  Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1995,
    1994 and 1993...............................................................................    36
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1995, 1994 and 1993....    37
  Notes to Consolidated Financial Statements....................................................    38
  Unaudited Condensed Consolidated Balance Sheets as of June 30, 1996 and
    December 31, 1995...........................................................................    54
  Unaudited Condensed Consolidated Statements of Income for the Three and Six Months Ended
   June 30, 1996 and 1995.......................................................................    55
  Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended
   June 30, 1996 and 1995.......................................................................    57
  Notes to Unaudited Condensed Consolidated Financial Statements................................    58

 ADDINGTON RESOURCES, INC. AND SUBSIDIARIES
  Report of Independent Certified Public Accountants............................................    62
  Consolidated Balance Sheets as of December 31, 1995 and 1994..................................    63
  Consolidated Statements of Operations for the Years Ended
   December 31, 1995, 1994 and 1993.............................................................    64
  Consolidated Statements of Changes in Stockholders' Equity for the Years
   Ended December 31, 1995, 1994 and 1993.......................................................    65
  Consolidated Statements of Cash Flows for the Years Ended
   December 31, 1995, 1994 and 1993.............................................................    66
  Notes to Consolidated Financial Statements....................................................    67
  Unaudited Consolidated Balance Sheets as of June 30, 1996 and
   December 31, 1995............................................................................    84
  Unaudited Consolidated Statements of Operations for the Three and Six Months
   Ended June 30, 1996 and 1995.................................................................    85
  Unaudited Consolidated Statements of Cash Flows for the Six Months
   Ended June 30, 1996 and 1995................................................................     86
  Notes to Unaudited Consolidated Financial Statements.........................................     87

 CARCHOICE, INC. AND SUBSIDIARY
  Report of Independent Certified Public Accountants...........................................     92
  Consolidated Balance Sheets as of December 31, 1995..........................................     93
  Consolidated Statements of Operations for the period from Inception (January 26, 1995) to
   December 31, 1995...........................................................................     94
  Consolidated Statements of Shareholders' Equity for the period from Inception
   (January 26, 1995) to December 31, 1995.....................................................     95
  Consolidated Statements of Cash Flows for the period from Inception (January 26, 1995) to
   December 31, 1995...........................................................................     96
  Notes to Consolidated Financial Statements...................................................     97
  Unaudited Consolidated Balance Sheets as of June 30, 1996 and
   December 31, 1995...........................................................................    101
  Unaudited Consolidated Statements of Operations for the Three and Six Months
   Ended June 30, 1996 and 1995................................................................    102
  Unaudited Consolidated Statements of Cash Flows for the Six Months
   Ended June 30, 1996 and 1995................................................................    103
  Notes to Unaudited Consolidated Financial Statements.........................................    104

 ACQUIRED SOLID WASTE COMPANIES
  Report of Independent Auditor's Report........................................................   109
  Combined Balance Sheets as of December 31, 1995 (audited) and March 31, 1996 (unaudited)......   110
  Combined Statements of Operations for the Year Ended December 31, 1995 (audited) and for
    the Three Months Ended March 31, 1996 and 1995 (unaudited)..................................   111
  Combined Statements of Shareholders' Equity for the Year Ended December 31, 1995 (audited)
    and for the Three Months Ended March 31, 1996 (unaudited)...................................   112
  Combined Statements of Cash Flows for the Year Ended December 31, 1995 (audited) and for
    the Three Months Ended March 31, 1996 and 1995 (unaudited)..................................   113
  Notes to Combined Financial Statements........................................................   114

(b)    Pro Forma Financial Information.

  Unaudited Condensed Consolidated Pro Forma Financial Statements...............................   117
  Unaudited Condensed Consolidated Pro Forma Balance Sheet as of
    June 30, 1996...............................................................................   119
  Unaudited Condensed Consolidated Pro Forma Statement of Operations for the
    Six Months Ended June 30, 1996..............................................................   120
  Unaudited Condensed Consolidated Pro Forma Statement of Operations for the
    Year Ended December 31, 1995................................................................   121
  Unaudited Condensed Consolidated Pro Forma Statement of Operations for the
     Year Ended December 31, 1994...............................................................   122
  Unaudited Condensed Consolidated Pro Forma Statement of Operations for the
     Year Ended December 31, 1993...............................................................   123
  Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements......................   124


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Republic Industries, Inc.:

     We have audited the accompanying supplemental consolidated balance sheets of Republic Industries, Inc. (a Delaware corporation, formerly Republic Waste Industries, Inc.) and subsidiaries as of December 31, 1995 and 1994, and the related supplemental consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. The supplemental consolidated statements give retroactive effect to the acquisition of the assets of CarChoice, Inc. on August 1, 1996, which has been accounted for as a pooling of interests as described in Note 1. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Republic Industries, Inc. and its subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, after giving retroactive effect to the acquisition of the assets of CarChoice, Inc. as described in Note 1, all in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  September 30, 1996.

                           REPUBLIC INDUSTRIES, INC.

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                 DECEMBER 31,
                                                                 JUNE 30,     -------------------
                                                                   1996         1995       1994
                                                                -----------   --------   --------
                                                                (UNAUDITED)
                                             ASSETS
CURRENT ASSETS
  Cash and cash equivalents...................................    $263,540    $164,572   $ 11,485
  Accounts receivable, less allowance for doubtful accounts of
     $3,885, $2,559 and $1,581, respectively..................      61,952      38,092     26,159
  Prepaid expenses............................................       6,883       3,757      2,735
  Inventory...................................................      18,809      14,924      4,104
  Other current assets........................................      47,429       7,323      2,389
                                                                  --------    --------   --------
          TOTAL CURRENT ASSETS................................     398,613     228,668     46,872
Property and equipment, net...................................     283,101     204,949    141,126
Investment in subscriber accounts, net of accumulated
  amortization of $15,102, $11,446 and $6,977, respectively...      70,940      42,240     24,193
Intangible assets, net of accumulated amortization of $14,611,
  $9,026 and $3,212, respectively.............................     180,565     101,363     15,605
Net assets of discontinued operations.........................          --          --     20,292
Other assets..................................................       9,222       5,246      9,119
                                                                  --------    --------   --------
          TOTAL ASSETS........................................    $942,441    $582,466   $257,207
                                                                  ========    ========   ========
                              LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable............................................    $ 25,868    $ 18,732   $ 12,829
  Accrued liabilities.........................................      37,422      21,506     11,635
  Current portion of deferred revenue.........................      28,389      25,555     13,892
  Current maturities of long-term debt and notes payable......      13,801      11,996     11,210
  Current portion of accrued environmental and landfill
     costs....................................................       1,843       2,925      1,404
  Income taxes payable........................................      11,269       3,625      1,281
                                                                  --------    --------   --------
          TOTAL CURRENT LIABILITIES...........................     118,592      84,339     52,251
Long-term debt and notes payable, net of current maturities...       3,267       3,791     40,703
Deferred revenue, net of current portion......................      12,371      18,012     20,353
Accrued environmental and landfill costs, net of current
  portion.....................................................       7,219       8,386      8,244
Deferred income taxes.........................................      21,420      14,414     11,597
Other liabilities.............................................       7,180       2,976      8,841
                                                                  --------    --------   --------
          TOTAL LIABILITIES...................................     170,049     131,918    141,989
                                                                  --------    --------   --------
COMMITMENTS AND CONTINGENCIES.................................
SHAREHOLDERS' EQUITY
  Preferred stock, par value $.01 per share; 5,000,000 shares
     authorized; none issued..................................          --          --         --
  Common stock, par value $.01 per share; 500,000,000,
     350,000,000 and 100,000,000 shares authorized,
     respectively; 189,176,424, 161,820,630 and 96,456,334
     shares issued, respectively..............................       1,891       1,618        965
  Additional paid-in capital..................................     724,882     420,557    109,301
  Retained earnings...........................................      45,619      28,373      5,625
  Notes receivable arising from stock purchase agreements.....          --          --       (673)
                                                                  --------    --------   --------
          TOTAL SHAREHOLDERS' EQUITY..........................     772,392     450,548    115,218
                                                                  --------    --------   --------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..........    $942,441    $582,466   $257,207
                                                                  ========    ========   ========

        The accompanying notes are an integral part of these statements.

                           REPUBLIC INDUSTRIES, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               SIX MONTHS ENDED
                                                   JUNE 30,            YEARS ENDED DECEMBER 31,
                                              -------------------   ------------------------------
                                                1996       1995       1995       1994       1993
                                              --------   --------   --------   --------   --------
                                                  (UNAUDITED)
Revenue.....................................  $267,625   $132,625   $295,238   $218,173   $182,495
Expenses:
  Cost of operations........................   184,050     86,231    192,311    143,375    121,640
  Selling, general and administrative.......    52,605     31,648     67,048     49,245     46,477
  Restructuring and unusual charges.........        --         --         --         --     10,040
                                              --------   --------   --------   --------   --------
Operating income............................    30,970     14,746     35,879     25,553      4,338
Interest and other income...................     5,981      1,052      5,715      1,081        760
Interest expense............................    (1,811)    (2,999)    (6,139)    (4,487)    (2,936)
                                              --------   --------   --------   --------   --------
Income from continuing operations before
  income taxes..............................    35,140     12,799     35,455     22,147      2,162
Income tax provision........................    13,178      5,719     15,534      5,298      2,493
                                              --------   --------   --------   --------   --------
Income (loss) from continuing operations....    21,962      7,080     19,921     16,849       (331)
Discontinued operations:
  Income (loss) from discontinued
     operations,
     net....................................        --        508       (293)     2,684    (14,579)
                                              --------   --------   --------   --------   --------
Net income (loss)...........................  $ 21,962   $  7,588   $ 19,628   $ 19,533   $(14,910)
                                              ========   ========   ========   ========   ========
Primary earnings (loss) per common and
  common equivalent share:
  Continuing operations.....................  $    .10   $    .07   $    .15   $    .17   $     --
  Discontinued operations...................        --        .01         --        .03       (.15)
                                              --------   --------   --------   --------   --------
          Net income (loss).................  $    .10   $    .08   $    .15   $    .20   $   (.15)
                                              ========   ========   ========   ========   ========
Fully diluted earnings (loss) per common and
  common equivalent share:
  Continuing operations.....................  $    .10   $    .07   $    .14   $    .17   $     --
  Discontinued operations...................        --         --         --        .03       (.15)
                                              --------   --------   --------   --------   --------
          Net income (loss).................  $    .10   $    .07   $    .14   $    .20   $   (.15)
                                              ========   ========   ========   ========   ========

        The accompanying notes are an integral part of these statements.

                           REPUBLIC INDUSTRIES, INC.

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                             NOTES
                                                                                           RECEIVABLE
                                                                              RETAINED      ARISING
                                                               ADDITIONAL     EARNINGS     FROM STOCK
                                                      COMMON    PAID-IN     (ACCUMULATED    PURCHASE
                                                      STOCK     CAPITAL       DEFICIT)     AGREEMENTS
                                                      ------   ----------   ------------   ----------
BALANCE AT DECEMBER 31, 1992........................  $  968     $103,353     $ 17,423        $(673)
  Contributions to capital from pooled entities.....      --        4,167           --           --
  Distributions to former owners of pooled
     companies......................................      --           --       (6,350)          --
  Other.............................................      --         (679)        (418)          --
  Net loss..........................................      --           --      (14,910)          --
                                                      ------     --------     --------        -----
BALANCE AT DECEMBER 31, 1993........................     968      106,841       (4,255)        (673)
  Distributions to former owners of pooled
     companies......................................      --           --       (9,671)          --
  Other.............................................      (3)       2,460           18           --
  Net income........................................     --            --       19,533           --
                                                      ------     --------     --------        -----
BALANCE AT DECEMBER 31, 1994........................     965      109,301        5,625         (673)
  Sales of common stock.............................     415      231,616           --           --
  Stock issued in acquisitions......................     172       82,811           --           --
  Exercise of stock options and warrants, including
     tax benefit of $4,068..........................      28       13,346           --           --
  Payments received on notes........................      --           --           --          673
  Reclassification of additional paid-in capital to
     effect the spin-off............................      --      (36,305)      36,305           --
  Spin-off of Republic Environmental Systems, Inc...      --           --      (23,579)          --
  Distributions to former owners of pooled
     companies......................................      --           --       (9,718)          --
  Other.............................................      38       19,788          112           --
  Net income........................................      --           --       19,628           --
                                                      ------     --------     --------        -----
BALANCE AT DECEMBER 31, 1995........................  $1,618     $420,557     $ 28,373        $  --
                                                      ======     ========     ========        =====

        The accompanying notes are an integral part of these statements.

                           REPUBLIC INDUSTRIES, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                         SIX MONTHS ENDED
                                                             JUNE 30,            YEARS ENDED DECEMBER 31,
                                                        -------------------   ------------------------------
                                                          1996       1995       1995       1994       1993
                                                        --------   --------   --------   --------   --------
                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING
  OPERATIONS:
  Income (loss) from continuing operations............  $ 21,962   $  7,080   $ 19,921   $ 16,849   $   (331)
  Adjustments to reconcile income (loss) from
    continuing operations to net cash provided by
    continuing operations:
    Restructuring and unusual charges.................        --         --         --         --     10,040
    Depreciation, depletion and amortization..........    17,096     10,283     22,673     19,525     15,591
    Provision for accrued environmental and landfill
      costs...........................................        --         --        400        377        215
    Gain on the sale of equipment.....................      (818)      (214)      (311)      (286)      (143)
  Changes in assets and liabilities, net of effects
    from business acquisitions:
    Accounts receivable...............................   (12,941)    (2,981)    (5,452)    (2,754)    (2,070)
    Prepaid expenses and other assets.................    (3,545)    (2,383)   (13,387)      (708)    (2,348)
    Accounts payable and accrued liabilities..........    (9,037)     4,982      2,505      2,681        251
    Income taxes payable..............................    15,738      5,146      4,300      2,171        534
    Deferred revenue and other liabilities............    (8,400)    (3,822)   (13,356)   (10,985)    (2,928)
                                                        --------   --------   --------   --------   --------
         Net cash provided by continuing operations...    20,055     18,091     17,293     26,870     18,811
                                                        --------   --------   --------   --------   --------
CASH USED BY DISCONTINUED OPERATIONS..................        --       (263)      (261)      (736)    (4,360)
                                                        --------   --------   --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Advances and loans..................................   (40,600)        --         --         --         --
  Business acquisitions, net of cash acquired.........    (6,942)    (3,313)    (7,304)    (4,776)    (5,664)
  Purchases of property and equipment.................   (50,912)   (19,150)   (62,930)   (23,383)   (13,317)
  Investment in subscriber accounts...................   (16,013)    (7,300)   (15,980)   (17,512)    (9,569)
  Other...............................................     1,800        826        126       (901)    (2,357)
                                                        --------   --------   --------   --------   --------
    Net cash used in investing activities.............  (112,667)   (28,937)   (86,088)   (46,572)   (30,907)
                                                        --------   --------   --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Sales of common stock...............................   197,583         --    232,031         --         --
  Exercise of stock options and warrants..............     5,585        181      9,306         --         --
  Capital contribution to Republic Environmental
    Systems, Inc......................................        --         --     (2,520)        --         --
  Payments of long-term debt and notes payable........   (32,350)    (5,637)   (86,667)   (17,950)   (16,035)
  Proceeds from long-term debt and notes payable......     7,712     17,716     39,693     21,717     23,201
  Proceeds from financing arrangements................    17,813      3,110     24,747     27,070     15,473
  Distributions to former owners of pooled
    companies.........................................    (4,763)    (3,241)    (7,434)    (9,041)    (6,044)
  Other...............................................        --      2,878     12,987     (1,240)       615
                                                        --------   --------   --------   --------   --------
    Net cash provided by financing activities.........   191,580     15,007    222,143     20,556     17,210
                                                        --------   --------   --------   --------   --------
INCREASE IN CASH AND CASH EQUIVALENTS.................    98,968      3,898    153,087        118        754
CASH AND CASH EQUIVALENTS:
  Beginning of Period.................................   164,572     11,485     11,485     11,367     10,613
                                                        --------   --------   --------   --------   --------
  End of Period.......................................  $263,540   $ 15,383   $164,572   $ 11,485   $ 11,367
                                                        ========   ========   ========   ========   ========

       The accompanying notes are an integral part of these statements.

                           REPUBLIC INDUSTRIES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
             (000'S OMITTED IN ALL TABLES EXCEPT PER SHARE AMOUNTS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying Supplemental Consolidated Financial Statements include the accounts of Republic Industries, Inc. (formerly Republic Waste Industries, Inc.) and its subsidiaries ("Republic" or the "Company"). All significant intercompany accounts and transactions have been eliminated. In 1994, the Board of Directors authorized management to pursue a plan to distribute its hazardous waste services segment, Republic Environmental Systems, Inc. ("RESI"), now known as International Alliance Services, Inc., to Republic shareholders. Accordingly, as discussed in Note 9, this segment has been accounted for as a discontinued operation and the accompanying Supplemental Consolidated Financial Statements presented herein have been restated to report separately the net assets and operating results of these discontinued operations.

     In order to maintain consistency and comparability between periods presented, certain amounts have been reclassified from the previously reported financial statements in order to conform with the financial statement presentation of the current period.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates made in the preparation of the accompanying Supplemental Consolidated Financial Statements are estimated future cost requirements for closure and post-closure monitoring and maintenance for the Company's solid waste facilities and estimated customer lives utilized in amortizing the investment in subscriber accounts with respect to the Company's electronic security service segment. Although the Company believes its estimates are appropriate, changes in assumptions utilized in preparing such estimates could cause these estimates to change in the near term.

     In the opinion of management, the unaudited Supplemental Consolidated Financial Statements contain all material adjustments, consisting of only normal recurring adjustments, necessary to present fairly the supplemental consolidated financial position of the Company at June 30, 1996, and the supplemental consolidated results of its operations and cash flows for the six months ended June 30, 1996 and 1995. Operating results for these interim periods are not necessarily indicative of the results that can be expected for a full year.

     The accompanying Supplemental Consolidated Financial Statements include the financial position and results of operations of Kertz Security Systems II, Inc. and Kertz Security Systems, Inc. (collectively, "Kertz"), with which the Company merged in August 1995; United Waste Service, Inc. ("United") and Southland Environmental Services, Inc. ("Southland"), with which the Company merged in October 1995; J.C. Duncan Company, Inc. and affiliates ("Duncan"), Garbage Disposal Service, Inc. ("GDS"), Fennell Container Co., Inc. and affiliates ("Fennell") and Scott Security Systems and affiliates ("Scott"), with which the Company merged in November 1995; and The Denver Fire Reporter & Protective Co. and affiliate ("Denver Alarm") and Incendere, Inc. and affiliates ("Schaubach"), with which the Company merged in February 1996. These transactions were accounted for under the pooling of interests method of accounting and, accordingly, the Supplemental Consolidated Financial Statements have been previously restated as if the Company and Kertz, United, Southland, Duncan, GDS, Fennell, Scott, Denver Alarm and Schaubach had operated as one entity since inception. See Note 2 for further discussion of these transactions.

     All per share data and number of common shares for all periods included in the financial statements and notes thereto have been retroactively adjusted to reflect a two-for-one stock split in the form of a 100% stock dividend declared in May 1996, as more fully described in Note 5.

                           REPUBLIC INDUSTRIES, INC.

     Supplemental Consolidated Financial Statements. The accompanying Supplemental Consolidated Financial Statements give retroactive effect to the acquisition of the assets of CarChoice, Inc. ("CarChoice") which took place in August 1996. The acquisition of CarChoice has been accounted for under the pooling of interests method of accounting. See Note 2 for further discussion of this transaction.

     Inventory. Inventory consists primarily of vehicles valued using the specific identification method. Cost includes acquisition expenses as well as charges to bring inventory units to their existing location and condition, including reconditioning cost. Parts and accessories are valued at the lower of cost, using the first-in, first-out method, or market.

     Other Current Assets. Included in other current assets at June 30, 1996 are approximately $40,600,000 in advances made to AutoNation Incorporated ("AutoNation") during the three months ended June 30, 1996. Such advances were made pursuant to a loan agreement whereby the Company has agreed to provide advances at an interest rate of LIBOR plus 2% to fund AutoNation's cash flow requirements until consummation of the acquisition of AutoNation as described in Note 2. Such advances mature on March 31, 1997 and are secured primarily by the common stock of AutoNation's principal operating subsidiary, all trademarks and other intellectual property of AutoNation and, until consummation of the Company's merger with AutoNation, AutoNation's shareholder subscription commitments.

     Property and Equipment. Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance and repairs are charged to expense as incurred. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in current operations.

     The Company revises the estimated useful lives of property and equipment acquired through its business acquisitions to conform with its policies regarding property and equipment. Depreciation is provided over the estimated useful lives of the assets involved using the straight-line method. The estimated useful lives are: twenty to forty years for buildings and improvements, three to fifteen years for vehicles and equipment and five to ten years for furniture and fixtures.

     Landfills are stated at cost and are depleted based on consumed airspace. Landfill improvements include direct costs incurred to obtain a landfill permit and direct costs incurred to construct and develop the site. These costs are depleted based on consumed airspace. No general and administrative costs are capitalized as landfills and landfill improvements.

     Depreciation, amortization and depletion expense related to property and equipment was $15,988,000, $14,815,000 and $12,817,000 in 1995, 1994 and 1993,
respectively.

     A summary of property and equipment is shown below:

                                                                             DECEMBER 31,
                                                             JUNE 30,     -------------------
                                                               1996         1995       1994
                                                            -----------   --------   --------
                                                            (UNAUDITED)
    Land, landfills and improvements......................   $ 114,494    $ 97,610   $ 84,864
    Vehicles and equipment................................     228,321     157,677    106,881
    Buildings and improvements............................      45,141      29,386     17,127
    Furniture and fixtures................................      12,148       9,061      8,128
                                                             ---------    --------   --------
                                                               400,104     293,734    217,000
    Less: accumulated depreciation, amortization and
      depletion...........................................    (117,003)    (88,785)   (75,874)
                                                             ---------    --------   --------
                                                             $ 283,101    $204,949   $141,126
                                                             =========    ========   ========

                           REPUBLIC INDUSTRIES, INC.

     Investment in Subscriber Accounts. Investment in subscriber accounts consists of certain capitalized costs associated with new monitoring systems installed by the Company's electronic security service business and the cost of acquired subscriber accounts.

     The costs are amortized over periods ranging from eight to twelve years (based on the historical customer attrition rates) on a straight-line basis. Amortization expense related to investment in subscriber accounts was $4,357,000, $3,377,000 and $1,801,000 in 1995, 1994 and 1993, respectively.

     Intangible Assets. Intangible assets consist primarily of the cost of acquired businesses in excess of the fair value of net tangible assets acquired. The cost in excess of the fair value of net tangible assets is amortized over forty years on a straight-line basis. Amortization expense related to intangible assets was $2,328,000, $1,333,000 and $973,000 in 1995, 1994 and 1993,
respectively.

     The Company continually evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of intangible assets or whether the remaining balance of intangible assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted net income over the remaining life of the intangible assets in measuring their recoverability.

     Deferred Revenue. Deferred revenue consists primarily of proceeds from the factoring of electronic security monitoring contracts by one of the Company's acquired security businesses. The use of factoring was discontinued by the Company subsequent to the date of acquisition of such business. Revenue is recognized over the period services are provided.

     Accrued Environmental and Landfill Costs. Accrued environmental and landfill costs include landfill site closure and post-closure costs. Landfill site closure and post-closure costs include estimated costs to be incurred for final closure of the landfills and estimated costs for providing required post-closure monitoring and maintenance of landfills. These costs are accrued based on consumed airspace. Estimated aggregate closure and post-closure costs are to be fully accrued for these landfills at the time that such facilities cease to accept waste and are closed. Excluding existing accruals at the end of 1995, approximately $7,871,000 of such costs are to be expensed over the remaining lives of these facilities. The Company estimates its future cost requirements for closure and post-closure monitoring and maintenance for its solid waste facilities based on its interpretation of the technical standards of the United States Environmental Protection Agency's Subtitle D regulations. These estimates do not take into account discounts for the present value of such total estimated costs.

     Environmental costs are accrued by the Company through a charge to income in the period such costs become probable and reasonably estimable.

     The Company periodically reassesses its method and assumptions used to estimate such accruals for environmental and landfill costs and adjusts such accruals accordingly. Such factors considered are changing regulatory requirements, the effects of inflation, changes in operating climates in the regions in which the Company's facilities are located and the expectations regarding costs of securing environmental services.

     As discussed in Note 7, the Company is involved in litigation and is subject to ongoing environmental investigations by certain regulatory agencies, as well as other claims and disputes that could result in additional litigation which are in the normal course of business.

     Revenue Recognition. Revenue from the Company's solid waste services segment includes primarily waste collection and landfill tipping fees. Revenue from the Company's electronic security services business results from monitoring contracts for security systems and fees charged for the sale and installation of such systems. Revenue from the Company's vehicle retailing segment consists primarily of sales of used vehicles. The Company recognizes revenue from its solid waste, electronic security services and vehicle retailing segments in the period services are provided or products are sold.

                           REPUBLIC INDUSTRIES, INC.

     Statements of Cash Flows. The Company considers all highly liquid investments with purchased maturities of three months or less to be cash equivalents. The effect of non-cash transactions related to business combinations, as discussed in Note 2, and other non-cash transactions are excluded from the Statements of Cash Flows.

     Fair Value of Financial Instruments. The carrying values of cash, trade accounts receivable, trade accounts payable and financial instruments included in other current assets and other assets approximate their fair values principally because of the short-term maturities of these instruments. The fair value of the Company's long-term debt is estimated based on the current rates offered to the Company for debt of similar terms and maturities. Under this method the Company's fair value of long-term debt was not significantly different than the stated value at December 31, 1995 and 1994.

     In the normal course of business, the Company has letters of credit, performance bonds and other guarantees which are not reflected in the accompanying Supplemental Consolidated Balance Sheets. The Company's management believes that the likelihood of performance under these financial instruments is minimal and expects no material losses to occur in connection with these financial instruments.

     Concentrations of Credit Risk. Concentrations of credit risk with respect to trade receivables are limited due to the wide variety of customers and markets in which the Company's services are provided, as well as their dispersion across many different geographic areas. As a result, at December 31, 1995, the Company does not consider itself to have any significant concentrations of credit risk.

     New Accounting Pronouncements. In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", which was adopted by the Company in the first quarter of 1996 without material effect. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation", which requires adoption in 1996. SFAS No. 123 requires that the Company's financial statements include certain disclosures about stock-based employee compensation arrangements and permits the adoption of a change in accounting for such arrangements. Changes in accounting for stock-based compensation are optional and the Company will adopt only the disclosure requirements in its 1996 annual report on Form 10-K.

2. BUSINESS COMBINATIONS

  Pending Acquisitions

     In June 1996, the Company signed a definitive agreement to acquire Continental Waste Industries, Inc. ("Continental") in a merger transaction. Continental provides integrated solid waste management services to residential, commercial and industrial customers primarily in the mid-south and eastern United States. Under the terms of the agreement, each share of common stock of Continental would be exchanged, on a tax-free basis, for .80 of a share of the Company's Common Stock. As of June 30, 1996, Continental had approximately 14,244,000 shares of common stock issued and outstanding. The transaction, which will be accounted for under the pooling of interests method of accounting, is subject to approval of Continental's shareholders and other customary closing conditions, including regulatory approvals. Continental's three largest shareholders, representing approximately 25% of Continental's outstanding common stock, have agreed to vote their shares in favor of the transaction.

     In June 1996, the Company signed a definitive agreement to acquire Addington Resources, Inc. ("Addington") in a merger transaction. Addington provides integrated solid waste disposal services including landfill, collection and recycling services for cities and counties in the southeastern United States. Under the terms of the agreement, each share of common stock of Addington would be exchanged, on a tax-free basis,

                           REPUBLIC INDUSTRIES, INC.

for .90 of a share of the Company's Common Stock. As of June 30, 1996, Addington had approximately 15,189,000 shares of common stock issued and outstanding. The transaction, which will be accounted for under the pooling of interests method of accounting, is subject to approval by the shareholders of Addington and other customary closing conditions, including regulatory approvals. Six of Addington's shareholders, representing approximately 45% of Addington's outstanding common stock, have agreed to vote their shares in favor of the transaction and have granted the Company a proxy to vote all of their shares in favor of the transaction.

     In May 1996, after approval by a special committee of disinterested members of the Company's Board of Directors, the Company signed a definitive agreement to acquire AutoNation. AutoNation is a privately-owned company developing a chain of megastores for the sale of new and used vehicles in a customer friendly environment and is partially owned by the Company's Chairman and Chief Executive Officer, and certain other officers and directors of the Company. The transaction, which will be accounted for under the purchase method of accounting, is subject to final approval by the shareholders of the Company and other customary closing conditions, including regulatory approvals. It is contemplated that the Company will issue approximately 17,467,000 shares of its Common Stock in connection with the transaction.

  Completed Acquisitions

     Significant businesses acquired and accounted for under the pooling of interests method of accounting have been included retroactively in the supplemental financial statements as if the companies had operated as one entity since inception. Businesses acquired through June 30, 1996 and accounted for under the purchase method of accounting are included in the supplemental financial statements from the date of acquisition.

     In August 1996, the Company acquired all of the assets of CarChoice. CarChoice, which commenced operations in January 1995 and opened its first store in December 1995, is a developer and operator of used car superstores similar to those being developed by AutoNation.

     In February 1996, the Company acquired all of the outstanding capital stock of Denver Alarm. Denver Alarm is one of the oldest electronic security alarm companies in the United States and provides installation, monitoring and maintenance services to residential and commercial customers throughout Colorado.

     In February 1996, the Company acquired Schaubach. Schaubach provides solid waste collection and recycling services to residential, commercial, and industrial customers in southeastern Virginia and eastern North Carolina and provides transportation of medical waste throughout the Mid-Atlantic states.

     The Company issued an aggregate of 9,707,664 shares of Common Stock to acquire CarChoice, Denver Alarm and Schaubach (the "Pooled Entities"), all of which have been accounted for under the pooling of interests method of accounting.

                           REPUBLIC INDUSTRIES, INC.

     Details of the results of operations of the previously separate companies for the period before the pooling of interests combinations were consummated are as follows:

                                           SIX MONTHS ENDED
                                               JUNE 30,            YEARS ENDED DECEMBER 31,
                                          -------------------   ------------------------------
                                            1996       1995       1995       1994       1993
                                          --------   --------   --------   --------   --------
                                              (UNAUDITED)
    Revenue:
      The Company.......................  $229,136   $115,074   $260,315   $187,111   $154,301
      Pooled Entities...................    38,489     17,551     34,923     31,062     28,194
                                          --------   --------   --------   --------   --------
                                          $267,625   $132,625   $295,238   $218,173   $182,495
                                          ========   ========   ========   ========   ========
    Net income (loss):
      The Company.......................  $ 27,209   $  8,219   $ 22,919   $ 17,116   $(17,052)
      Pooled Entities...................    (5,247)      (631)    (3,291)     2,417      2,142
                                          --------   --------   --------   --------   --------
                                          $ 21,962   $  7,588   $ 19,628   $ 19,533   $(14,910)
                                          ========   ========   ========   ========   ========

     During the six months ended June 30, 1996, the Company also acquired 29 other businesses in the solid waste and electronic security industries which were immaterial to the Company. The aggregate purchase price paid by the Company related to immaterial acquisitions accounted for under the purchase method of accounting was approximately $90,060,000 and consisted of cash and 7,654,753 shares of Common Stock. With respect to immaterial acquisitions accounted for under the pooling of interests method of accounting, the Company issued 7,950,561 shares of Common Stock. These acquisitions were not material in the aggregate and, consequently, prior period financial statements were not restated.

     In August 1995, the Company merged with Kertz, which provides electronic security monitoring and maintenance predominantly in the South Florida area. In October 1995, the Company merged with United and Southland. United provides solid waste collection, transfer and recycling services in the Atlanta, Georgia metropolitan area, and Southland provides solid waste collection services in the Northeast Florida area. In November 1995, the Company merged with Duncan, GDS, Fennell and Scott. Duncan provides solid waste collection and recycling services in the Dallas-Fort Worth metropolitan area and throughout west Texas and also operates two landfills. GDS provides solid waste collection and recycling services throughout western North Carolina. Fennell is a full-service solid waste management company, providing services in and around Charleston and Greenville, South Carolina and also owns a landfill. Scott is an electronic security alarm company, providing installation, monitoring and maintenance services in Jacksonville, Orlando and Tallahassee, Florida, and other metropolitan areas in the southeastern United States, including Charlotte, North Carolina; Savannah, Georgia and Nashville, Tennessee. The Company issued an aggregate of 36,255,968 shares of the Company's Common Stock for the above acquisitions. These acquisitions were accounted for under the pooling of interests method of accounting and, accordingly, the accompanying Supplemental Consolidated Financial Statements have previously been restated as if the Company and Kertz, United, Southland, Duncan, GDS, Fennell and Scott had operated as one entity since inception.

     In August 1995, the Company acquired all of the outstanding shares of capital stock of Hudson Management Corporation and Envirocycle, Inc. (collectively, "HMC"). The purchase price paid by the Company was approximately $72,800,000 and consisted of 16,000,000 shares of Common Stock. HMC, as the third largest solid waste management company in Florida, provides solid waste collection and recycling services to commercial, industrial and residential customers. This acquisition, as well as several other minor business combinations from January 1, 1993 to December 31, 1995, have been accounted for under the purchase method of accounting.

                           REPUBLIC INDUSTRIES, INC.

     The following summarizes the preliminary purchase price allocation for business combinations (including historical accounts of immaterial acquisitions accounted for under the pooling of interests method of accounting) consummated during the following periods:

                                               SIX MONTHS ENDED
                                                   JUNE 30,         YEARS ENDED DECEMBER 31,
                                              ------------------   ---------------------------
                                                1996      1995       1995      1994     1993
                                              --------   -------   --------   ------   -------
                                                 (UNAUDITED)
    Property and equipment..................  $ 34,665   $ 4,931   $ 17,696   $1,619   $ 7,744
    Investment in subscriber accounts.......    16,343        --         --       --        --
    Intangible assets.......................    77,417     4,737     88,818    3,307       338
    Working capital (deficiency), net of
      cash acquired.........................    (9,007)   (3,216)    (4,693)     309        37
    Long-term debt assumed..................   (22,135)   (2,880)   (11,519)    (459)   (1,322)
    Other liabilities, net..................    (9,322)       --        (15)      --    (1,133)
    Common stock issued.....................   (81,019)     (259)   (82,983)      --        --
                                              --------   -------   --------   ------   -------
              Cash used in acquisitions.....  $  6,942   $ 3,313   $  7,304   $4,776   $ 5,664
                                              ========   =======   ========   ======   =======

     The Company's unaudited pro forma supplemental consolidated results of operations, assuming the acquisition of HMC had occurred at the beginning of each of the periods presented are as follows:

                                                                               YEARS ENDED
                                                                              DECEMBER 31,
                                                        SIX MONTHS ENDED   -------------------
                                                         JUNE 30, 1995       1995       1994
                                                        ----------------   --------   --------
    Revenue...........................................      $161,242       $328,439   $266,176
                                                            ========       ========   ========
    Net income from continuing operations.............      $  8,600       $ 20,773   $ 19,059
                                                            ========       ========   ========
    Fully diluted earnings per common and common
      equivalent share from continuing operations.....      $    .07       $    .14   $    .17
                                                            ========       ========   ========

     The unaudited pro forma results of operations are presented for informational purposes only and may not necessarily reflect the future results of operations of the Company or what the results of operations would have been had the Company owned and operated these businesses as of January 1, 1994.

     In September 1996, Republic announced that the Agreement and Plan of Amalgamation, dated as of July 1, 1996 and amended as of July 15, 1996 (the "ADT Agreement"), by and among Republic, R.I./Triangle, Ltd. and ADT Limited, a Bermuda corporation ("ADT"), which provided for the acquisition of ADT by Republic, had been terminated by mutual agreement of the parties. In connection with the execution of the ADT Agreement, ADT granted to Republic a warrant to purchase 15,000,000 common shares of ADT at a purchase price $20 per share, subject to certain antidilution adjustments. The warrant became exercisable upon the termination of the ADT Agreement and remains exercisable until March 1997. Pursuant to the terms of the warrant, ADT has granted to Republic certain registration rights with respect to the common shares of ADT issuable to Republic upon exercise of the warrant.

                           REPUBLIC INDUSTRIES, INC.

3. LONG-TERM DEBT AND NOTES PAYABLE

     Long-term debt and notes payable consisted of the following:

                                                                             DECEMBER 31,
                                                           JUNE 30,       -------------------
                                                             1996           1995       1994
                                                          -----------     --------   --------
                                                          (UNAUDITED)
    Revolving credit facility, secured by the stock of
      the Company's subsidiaries, interest at prime or
      at a Eurodollar rate plus 1.5%, principal repaid
      in 1995...........................................    $     --      $     --   $ 12,600
    Vehicle floorplan credit facility, secured by the
      Company's vehicle inventory, interest at LIBOR
      plus 2.75%, due on demand.........................      10,745         9,909         --
    Notes to banks and financial institutions, secured
      by equipment and other assets, interest ranging
      from 7.2% to 13.0%, principal due in 1996-2001....       4,916         4,590     31,937
    Other notes, secured by equipment and other assets,
      interest ranging from 8.3% to 9.0%................       1,407         1,288      7,376
                                                            --------      --------   --------
                                                              17,068        15,787     51,913
    Less current maturities.............................     (13,801)      (11,996)   (11,210)
                                                            --------      --------   --------
                                                            $  3,267      $  3,791   $ 40,703
                                                            ========      ========   ========

     In December 1995, the Company entered into a credit agreement (the "Credit Agreement") with certain banks pursuant to which such banks have agreed to advance the Company on an unsecured basis an aggregate of $250,000,000 for a term of 36 months. Outstanding advances, if any, are payable at the expiration of the 36-month term. At December 31, 1995, the Company had standby letters of credit of $5,386,000 which reduce availability under this facility. The Credit Agreement requires, among other items, that the Company maintain certain financial ratios and comply with certain financial covenants. Interest is payable monthly and generally determined using either a competitive bid feature or a LIBOR based rate. As of December 31, 1995, the Company was in compliance with all covenants under the Credit Agreement.

     In August 1996, the Company refinanced its existing $21,000,000 vehicle floorplan credit facility with a new $25,000,000 vehicle floorplan credit facility. Advances under this facility bear interest at LIBOR plus 2.75% and are secured by the Company's used vehicle inventory.

     At December 31, 1995, aggregate maturities of long-term debt were as follows:

    1996.......................................................................  $11,996
    1997.......................................................................    1,193
    1998.......................................................................    1,001
    1999.......................................................................      726
    2000.......................................................................      735
    Thereafter.................................................................      136
                                                                                 -------
                                                                                 $15,787
                                                                                 =======

     The Company made interest payments of approximately $5,894,000, $4,373,000 and $2,688,000 in 1995, 1994 and 1993, respectively.

4. INCOME TAXES

     The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Accordingly, deferred income taxes have been provided to show the effect of temporary differences between the recognition of revenue and expenses for financial and income tax reporting purposes and between the tax basis of assets and liabilities and their reported amounts in the financial statements.

                           REPUBLIC INDUSTRIES, INC.

     The Company files a consolidated federal income tax return which includes the operations of businesses acquired for periods subsequent to the dates of the acquisitions. Certain businesses acquired which were accounted for under the pooling of interests method of accounting were subchapter S corporations for income tax purposes prior to their acquisition by the Company. For purposes of these Supplemental Consolidated Financial Statements, federal and state income taxes have been provided as if these companies had filed subchapter C corporation tax returns for the pre-acquisition periods, and the current income tax expense is reflected as an increase to additional paid-in capital. The subchapter S corporation status of these companies was terminated effective with the closing date of the acquisitions.

     The components of the income tax provision related to continuing operations for the years ended December 31 are shown below:

                                                                 1995      1994      1993
                                                                -------   -------   -------
     Current:
       Federal................................................  $ 9,778   $ 5,270   $ 2,815
       State..................................................    1,038       751       405
                                                                -------   -------   -------
                                                                 10,816     6,021     3,220
     Federal deferred.........................................    3,010     2,482    (1,969)
     Tax reserve adjustments..................................      763    (1,963)       --
     Change in valuation allowance............................      945    (1,242)    1,242
                                                                -------   -------   -------
     Income tax provision.....................................  $15,534   $ 5,298   $ 2,493
                                                                =======   =======   =======

     Net operating loss carryforwards are recognized under SFAS No. 109 unless it is more likely than not that they will not be realized. In 1995, the Company recorded a $945,000 valuation allowance due to the uncertainty surrounding future realization of a portion of the deferred tax assets generated as a result of acquired net operating loss carryforwards. In 1993, the Company recorded a $1,242,000 valuation allowance related to the realization of deferred tax assets generated as a result of the 1993 restructuring and unusual charges. This valuation allowance was recorded due to the uncertainty surrounding the future utilization of such deferred tax assets. In 1994, the valuation allowance was eliminated based on the expected realization of such deferred tax assets.

     In the years immediately following an acquisition, the Company provides income taxes at the statutory income tax rate applied to pre-tax income. As part of its tax planning to reduce effective tax rates and cash outlays for taxes, the Company employs a number of strategies such as combining entities to reduce state income taxes, claiming tax credits not previously claimed and recapturing taxes previously paid by acquired companies. At such time as these reductions in the Company's deferred tax liabilities are determined to be realizable, the impact of the reduction is recorded as tax reserve adjustments in the tax provision.

     A reconciliation of the statutory federal income tax rate to the Company's effective tax rate for the years ended December 31 is shown below:

                                                                    1995    1994     1993
                                                                    -----   -----   ------
    Statutory federal income tax rate.............................   35.0%   34.0%    34.0%
    Amortization of goodwill......................................    1.3      .4      3.6
    State income taxes, net of federal benefit....................    2.3     3.0     14.4
    Tax reserve adjustments.......................................    2.2    (8.9)      --
    Change in valuation allowance.................................    2.7    (5.1)    47.3
    Other, net....................................................     .3      .5     16.0
                                                                     ----    ----    -----
              Effective tax rate..................................   43.8%   23.9%   115.3%
                                                                     ====    ====    =====

                           REPUBLIC INDUSTRIES, INC.

     Components of the net deferred income tax liability at December 31 are shown below:

                                                                         1995       1994
                                                                       --------   --------
    Deferred income tax liabilities:
      Book basis in property over tax basis..........................  $ 25,507   $ 23,773
      Deferred costs.................................................     8,067      8,954
                                                                       --------   --------
                                                                         33,574     32,727
                                                                       --------   --------
    Deferred income tax assets:
      Net operating losses...........................................    (5,414)    (5,186)
      Deferred revenue...............................................   (10,353)   (11,240)
      Accrued environmental and landfill costs.......................    (2,842)    (2,761)
      Accruals not currently deductible..............................    (1,496)    (1,943)
                                                                       --------   --------
                                                                        (20,105)   (21,130)
                                                                       --------   --------
    Valuation allowance..............................................       945         --
                                                                       --------   --------
    Net deferred income tax liability................................  $ 14,414   $ 11,597
                                                                       ========   ========

     At December 31, 1995, the Company had available federal net operating loss carryforwards of approximately $15,500,000 which begin to expire in the year 2006.

     The Company made income tax payments of approximately $4,839,000, $2,278,000 and $1,260,000 in 1995, 1994 and 1993, respectively.

5. SHAREHOLDERS' EQUITY

     In May 1996, the Company sold 9,878,400 shares of Common Stock in a private placement transaction resulting in net proceeds of approximately $197,583,000.

     In May 1996, the Board of Directors declared a two-for-one split of the Company's Common Stock in the form of a 100% stock dividend, payable June 8, 1996, to holders of record on May 28, 1996. As a result, $790,000 (par value of shares outstanding at December 31, 1995) has been transferred from additional paid-in capital to common stock.

     In May 1996, the Company's Certificate of Incorporation was amended to increase the number of authorized shares of Common Stock from 350,000,000 shares to 500,000,000 shares.

     In August 1995, the Company sold an aggregate of 16,700,000 shares of Common Stock and warrants to purchase an additional 33,400,000 shares of Common Stock to H. Wayne Huizenga, Westbury (Bermuda) Ltd. (a Bermuda corporation controlled by Michael G. DeGroote, former Chairman of the Board, President and Chief Executive Officer of Republic), Harris W. Hudson, and certain of their assigns for an aggregate purchase price of $37,500,000. Mr. Huizenga is the Chairman of the Board and Chief Executive Officer of the Company; Mr. DeGroote is the Vice Chairman of the Board of the Company and Mr. Hudson is President and a Director of the Company. The warrants are exercisable at prices ranging from $2.25 to $3.50 per share. In August 1995, the Company issued and sold an additional 2,000,000 shares of Common Stock each to Mr. Huizenga and John J. Melk (a Director of the Company) for $6.63 per share for aggregate proceeds of approximately $26,500,000.

     In July 1995, the Company sold 10,800,000 shares of Common Stock in a private placement transaction for $6.63 per share, resulting in net proceeds of approximately $69,000,000 after deducting expenses, fees and commissions. In September 1995, the Company sold 10,000,000 shares of Common Stock in an additional private placement transaction for $10.13 per share resulting in net proceeds of approximately $99,000,000.

                           REPUBLIC INDUSTRIES, INC.

     As a result of the transactions discussed above, the Company received approximately $430,000,000 in cash proceeds. The Company used a portion of these proceeds to repay all outstanding borrowings under its revolving line of credit facility and a substantial portion of the debt related to acquired businesses.

     The Company has 5,000,000 authorized shares of preferred stock par value, $.01 per share, none of which are issued or outstanding. The Board of Directors has the authority to issue the preferred stock in one or more series and to establish the rights, preferences and dividends.

6. STOCK OPTIONS AND WARRANTS

     The Company has various stock option plans under which shares of Common Stock may be granted to key employees and directors of the Company. Options granted under the plans are non-qualified and are granted at a price equal to the fair market value of the Common Stock at the date of grant.

     A summary of stock option and warrant transactions for the following periods is as follows:

                                                             YEARS ENDED DECEMBER 31,
                             SIX MONTHS ENDED   ---------------------------------------------------
                              JUNE 30, 1996          1995              1994              1993
                             ----------------   ---------------   ---------------   ---------------
                               (UNAUDITED)
     Options and warrants
       outstanding at
       beginning of
       period..............           48,534              6,786             6,394            14,854
     Granted...............            3,876             44,874               752             2,034
     Exercised.............           (1,857)            (2,804)               --                --
     Canceled..............              (19)              (322)             (360)             (664)
     Expired...............               --                 --                --            (9,830)
                             ---------------    ---------------   ---------------   ---------------
     Options and warrants
       outstanding at end
       of period...........           50,534             48,534             6,786             6,394
                             ===============    ===============   ===============   ===============
     Average price of
       options and warrants
       exercised...........            $3.11              $4.02               $--               $--
     Average price of
       options and warrants
       outstanding at end
       of period...........            $5.67              $4.77             $3.80             $3.99
     Prices of options and
       warrants outstanding
       at end of period....  $1.05 to $30.75    $1.05 to $15.50   $ 1.05 to $7.25   $ 1.05 to $7.25
     Vested options and
       warrants at end of
       period..............           38,990             39,038             3,656             2,800
     Options available for
       future grants at end
       of period...........           12,486              4,344             5,698             5,690

7. COMMITMENTS AND CONTINGENCIES

     Legal Proceedings. On May 3, 1991, the Company filed an action against G.I. Industries, Inc. ("GI"), Manuel Asadurian, Sr. and Mike Smith in the United States District Court for the Central District of California (the "Court"). The Company requested a declaratory judgment that it did not anticipatorily breach a merger agreement (the "Merger Agreement") between the Company and GI and that the Merger Agreement had been properly terminated. The Company also sought to recover $600,000 from GI, plus interest and costs, with respect to a certain financial guaranty provided by the Company in 1990 for the benefit

                           REPUBLIC INDUSTRIES, INC.

of GI. In response to the Company's action, GI filed a counterclaim alleging that the Company breached the Merger Agreement and that it had suffered damages in excess of $16,000,000. In August 1993, the Court rendered a ruling favorable to the Company which GI appealed. In March 1995, the United States Court of Appeals for the Ninth Circuit vacated the August 1993 decision and remanded the case for further proceedings. The Court has commenced proceedings that may lead to a trial on damages.

     Subsequent to the commencement of the Company's litigation in this matter, GI filed for protection under Chapter 11 of the Bankruptcy Code. The Company is a secured creditor and anticipates a complete recovery of the $600,000 it is owed from GI, plus interest and costs.

     Western Waste Industries, Inc. ("Western") filed an action against the Company and others on July 20, 1990 alleging various causes of action including interference with business relations and seeks $24,000,000 in damages. The lawsuit stems from Western's attempts to acquire Best Pak Disposal, Inc. This case was scheduled for trial in May 1996, but by stipulation of the parties the trial date has been postponed pending the outcome of settlement discussions.

     The Company's solid waste and environmental services activities are conducted in the context of a developing and changing statutory and regulatory framework, aggressive government enforcement and a highly visible political environment. Governmental regulation of the waste management industry requires the Company to obtain and retain numerous governmental permits to conduct various aspects of its operations. These permits are subject to revocation, modification or denial. The costs and other capital expenditures which may be required to obtain or retain the applicable permits or comply with applicable regulations could be significant.

     In 1992, the Company received notices from Imperial County, California (the "County") and the California Department of Toxic Substances Control ("DTSC") that spent filter elements (the "Filters") from geothermal power plants, which had been deposited at the Company's Imperial Landfill for approximately five years, were classified as hazardous waste under California environmental regulations. Under United States EPA regulations, the Filters are not deemed hazardous waste as they are associated with the production of geothermal energy.

     The Company is currently conducting active discussions with all appropriate California regulatory agencies in order to obtain a variance under California regulations to reclassify the Filters as a special waste so they may be left in the landfill. If this occurs, the State, regional and local regulatory agencies may nevertheless require that the affected area of the landfill be capped and closed. In the event that the variance is not granted, remedial measures may be required based on the Filters' classification as a California hazardous waste. One of those measures could include the removal of the Filters or the closure of a portion of the landfill.

     Management is currently unable to determine (i) whether the waste will ultimately be classified as hazardous, (ii) if so, what action, if any, will be required as a result of this issue or (iii) what liability, if any, the Company will have as a result of this inquiry. In January 1994, the Company filed suit against the known past and present owners and operators of the geothermal power plants for all losses, fines and expenses the Company incurs associated with the resolution of this matter, including loss of airspace at the landfill, in the United States District Court for the Southern District of California, alleging claims for CERCLA response costs recovery and intentional misrepresentation among other claims. The Company seeks to recover actual expenses and punitive damages. Discovery in this matter has been stayed until November 1996, at which time the Company expects to be able to quantify more accurately the level of damages it has suffered. The Company believes it will prevail, but no amounts have been accrued for any recovery of damages.

     While the results of the legal and environmental proceedings described above and other proceedings which arose in the normal course of business cannot be predicted with certainty, management believes that losses, if any, resulting from the ultimate resolution of these matters will not have a material adverse effect on the Company's supplemental consolidated results of operations or supplemental consolidated financial

                           REPUBLIC INDUSTRIES, INC.

position. However, unfavorable resolution of each matter individually or in the aggregate could affect the consolidated results of operations for the quarterly periods in which they are resolved.

     Lease Commitments. The Company and its subsidiaries lease portions of their premises and certain equipment under various operating lease agreements. At December 31, 1995, total minimum rental commitments becoming payable under all operating leases are as follows:

    1996........................................................................  $1,940
    1997........................................................................  $1,285
    1998........................................................................  $  733
    1999........................................................................  $  401
    2000........................................................................  $  119
    Thereafter..................................................................  $   94

     Total rental expense incurred under operating leases was $4,344,000, $3,672,000 and $2,688,000 in 1995, 1994 and 1993, respectively.

8. EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

     Earnings per common and common equivalent share are based on the combined weighted average number of common shares and common share equivalents outstanding which include, where appropriate, the assumed exercise or conversion of warrants and options. In computing earnings per common and common equivalent share, the Company utilizes the modified treasury stock method.

     The computations of weighted average common and common equivalent shares used in the calculation of primary and fully diluted earnings per share for the following periods are presented below:

                                                 SIX MONTHS ENDED           YEARS ENDED
                                                     JUNE 30,              DECEMBER 31,
                                                 -----------------   -------------------------
                                                  1996      1995      1995      1994     1993
                                                 -------   -------   -------   ------   ------
                                                    (UNAUDITED)
    Primary:
      Common shares outstanding................  189,177   100,331   161,821   96,458   96,782
      Common equivalent shares.................   52,226        --    53,104      164      320
      Weighted average treasury shares
         purchased.............................  (15,981)       --   (14,202)     298       --
      Effect of using weighted average common
         and common equivalent shares
         outstanding...........................  (15,183)       --   (66,300)      --       --
                                                 -------   -------   -------   ------   ------
                                                 210,239   100,331   134,423   96,920   97,102
                                                 =======   =======   =======   ======   ======
    Fully diluted:
      Common shares outstanding................  189,177   100,331   161,821   96,458   96,782
      Common equivalent shares.................   52,320     7,466    53,104      164      320
      Weighted average treasury shares
         purchased.............................  (12,054)   (3,452)   (7,646)     298       --
      Effect of using weighted average common
         and common equivalent shares
         outstanding...........................  (15,253)     (522)  (66,000)      --       --
                                                 -------   -------   -------   ------   ------
                                                 214,190   103,823   141,279   96,920   97,102
                                                 =======   =======   =======   ======   ======

9. DISCONTINUED OPERATIONS

     In 1994, the Company announced the contemplation of a plan to spin-off RESI, its hazardous waste services segment. This segment of the Company's business has been accounted for as a discontinued operation and, accordingly, the Company restated its Supplemental Consolidated Financial Statements presented prior to that date to report separately the operating results of these discontinued operations. In April 1995, Republic

                           REPUBLIC INDUSTRIES, INC.

shareholders received one share of common stock of RESI for every ten shares of Common Stock of Republic owned on April 21, 1995 in connection with the spin-off of RESI. Approximately 5,400,000 RESI shares were distributed to Republic shareholders (the "Distribution"). Revenue of the discontinued operations of RESI was $12,148,000, $46,599,000 and $61,617,000 in 1995, 1994 and 1993,
respectively. The net income (loss) of the discontinued operations of RESI was ($293,000), $2,684,000 and ($14,579,000) in 1995, 1994 and 1993, respectively.

     In connection with the Distribution, the Company entered into a distribution agreement with RESI which sets forth the terms of the Distribution. Under this agreement, Republic contributed the intercompany balance to RESI's equity at the date of the Distribution. In April 1995, Republic contributed approximately $2,500,000 to RESI to repay RESI's indebtedness and to provide working capital to RESI. Additionally, the Company reclassified approximately $36,300,000 to retained earnings from additional paid-in capital to effect the spin-off under Delaware law. As a result of these transactions, the Company's equity at the date of the Distribution was reduced by approximately $23,600,000.

10. RESTRUCTURING AND UNUSUAL CHARGES

     During the three months ended December 31, 1993, the Company recorded restructuring and unusual charges of $10,040,000 based on the Company's reevaluation of each of its solid waste operations. As a result of this reevaluation, the Company decided to close one of its facilities due to low waste volumes and abandon its permitting effort at another facility because of limited market opportunity in that area and delays in the permitting process. In accordance with industry standards, the Company provides for closure and post-closure over the life of a facility. Accordingly, the Company fully provided for these costs on the closed facility. The provision for closure and post-closure and the write-off of property and equipment and accumulated permitting costs associated with these facilities totaled $6,600,000. In conjunction with the reevaluation, the Company also decided to terminate certain contracts and employees. Costs related to employee relocations and terminations and other contract terminations totaled $1,200,000. In addition, the Company also reevaluated its exposure related to litigation and environmental matters and provided additional accruals aggregating $2,200,000 for the costs to defend or settle certain litigation and environmental matters.

11. OPERATIONS BY INDUSTRY SEGMENT

     The Company is a holding company with major business segments in solid waste collection, disposal and recycling services, electronic security services for commercial and residential use and vehicle retailing and related businesses.

                           REPUBLIC INDUSTRIES, INC.

     The following tables present financial information regarding the Company's different industry segments for the years ended December 31:

                                                               1995       1994       1993
                                                             --------   --------   --------
    Revenue:
      Solid waste services.................................  $245,339   $176,260   $146,107
      Electronic security services.........................    49,826     41,913     36,388
      Vehicle retailing....................................        73         --         --
                                                             --------   --------   --------
                                                             $295,238   $218,173   $182,495
                                                             ========   ========   ========
    Operating income (loss):
      Solid waste services.................................  $ 31,687   $ 23,201   $  4,224
      Electronic security services.........................     8,255      2,352        114
      Vehicle retailing....................................    (4,063)        --         --
                                                             --------   --------   --------
                                                             $ 35,879   $ 25,553   $  4,338
                                                             ========   ========   ========
    Depreciation, depletion and amortization:
      Solid waste services.................................  $ 17,727   $ 15,414   $ 13,238
      Electronic security services.........................     4,946      4,111      2,353
      Vehicle retailing....................................        --         --         --
                                                             --------   --------   --------
                                                             $ 22,673   $ 19,525   $ 15,591
                                                             ========   ========   ========
    Capital expenditures and investment in subscriber
      accounts:
      Solid waste services.................................  $ 51,436   $ 22,620   $ 12,243
      Electronic security services.........................    17,459     18,275     10,643
      Vehicle retailing....................................    10,015         --         --
                                                             --------   --------   --------
                                                             $ 78,910   $ 40,895   $ 22,886
                                                             ========   ========   ========
    Assets:
      Solid waste services.................................  $514,220   $202,468   $179,837
      Electronic security services.........................    43,834     34,447     20,678
      Vehicle retailing....................................    24,412         --         --
      Net assets of discontinued operations................        --     20,292     16,872
                                                             --------   --------   --------
                                                             $582,466   $257,207   $217,387
                                                             ========   ========   ========

                           REPUBLIC INDUSTRIES, INC.

12. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     The following is an analysis of certain items in the Supplemental Consolidated Statements of Operations by quarter for 1995 and 1994.

                                                              FIRST    SECOND     THIRD    FOURTH
                                                             QUARTER   QUARTER   QUARTER   QUARTER
                                                             -------   -------   -------   -------
Revenue.............................................  1995   $63,094   $69,531   $78,054   $84,559
                                                      1994   $50,131   $54,088   $56,070   $57,884
Gross profit........................................  1995   $21,722   $24,065   $23,092   $32,161
                                                      1994   $17,066   $17,593   $19,723   $20,416
Income from continuing operations...................  1995   $ 3,351   $ 3,729   $ 3,886   $ 8,955
                                                      1994   $ 2,878   $ 4,261   $ 5,097   $ 4,613
Net income..........................................  1995   $ 3,859   $ 3,729   $ 3,886   $ 8,154
                                                      1994   $ 2,732   $ 5,088   $ 6,085   $ 5,628
Earnings per share from continuing operations.......  1995   $   .03   $   .04   $   .03   $   .05
                                                      1994   $   .03   $   .04   $   .05   $   .05

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of AutoNation Incorporated:

     We have audited the accompanying consolidated balance sheet of AutoNation Incorporated and subsidiaries (a Florida corporation in the development stage) as of December 31, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the period from inception (September 12, 1995) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AutoNation Incorporated and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the period from inception (September 12, 1995) to December 31, 1995 in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP



Fort Lauderdale, Florida,
  January 26, 1996 (except with respect to the matters discussed in Note 10, as to which the date is August 19, 1996).

                    AUTONATION INCORPORATED AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

                          CONSOLIDATED BALANCE SHEETS



                                                                     JUNE 30,       DECEMBER 31,
                                                                       1996             1995
                                                                   ------------     ------------
                                                                   (UNAUDITED)
                                             ASSETS
CURRENT ASSETS:
  Cash and contracts in-transit..................................  $  5,679,300     $ 11,486,865
  Vehicle inventories............................................     8,792,278               --
  Accounts receivable............................................     1,388,818               --
  Other current assets...........................................       153,588               --
                                                                   ------------      -----------
          TOTAL CURRENT ASSETS...................................    16,013,984       11,486,865
SITE COSTS.......................................................    80,983,100        1,395,407
PROPERTY AND EQUIPMENT, net......................................     1,835,628          444,480
                                                                   ------------      -----------
          TOTAL ASSETS...........................................  $ 98,832,712     $ 13,326,752
                                                                   ============      ===========
                              LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Loan payable to related party..................................  $ 40,600,000     $         --
  Accounts payable...............................................     2,313,324          741,230
  Accrued liabilities............................................     7,369,264           44,754
  Vehicle financing with related party...........................     8,611,018               --
                                                                   ------------      -----------
          TOTAL CURRENT LIABILITIES..............................    58,893,606          785,984
COMMITMENTS AND CONTINGENCIES (Note 9 and 10)
SHAREHOLDERS' EQUITY:
  Common stock, par value $.001 per share; 200,000,000 shares authorized; 80,200,000 (unaudited) and 79,300,000 shares
     issued and outstanding as of June 30, 1996 and December 31, 1995,
     respectively................................................        80,200           79,300
  Additional paid-in capital.....................................    52,049,800       15,525,200
  Deficit accumulated during the development stage...............   (12,190,894)      (3,063,732)
                                                                   ------------      -----------
                                                                     39,939,106       12,540,768
                                                                   ------------      -----------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.............  $ 98,832,712     $ 13,326,752
                                                                   ============      ===========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                    AUTONATION INCORPORATED AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

                     CONSOLIDATED STATEMENTS OF OPERATIONS





                                                                             PERIOD FROM
                                                                              INCEPTION       PERIOD FROM
                                                                            (SEPTEMBER 12,     INCEPTION
                                             SIX MONTHS     THREE MONTHS       1995) TO      (SEPTEMBER 12,
                                                ENDED           ENDED        DECEMBER 31,       1995) TO
                                            JUNE 30, 1996   JUNE 30, 1996        1995        JUNE 30, 1996
                                            -------------   -------------   --------------   --------------
                                             (UNAUDITED)     (UNAUDITED)                      (UNAUDITED)
REVENUE...................................   $  3,375,253    $  2,863,374    $         --     $   3,375,253
                                              -----------     -----------     -----------      ------------
COSTS AND EXPENSES:
  Cost of operations......................      5,140,051       4,689,941              --         5,140,051
  General and administrative..............      4,152,202       1,454,248         886,978         5,039,180
  Information systems development.........      1,541,862              --         816,649         2,358,511
  Marketing, market research and store
     design...............................      1,508,005       1,123,101       1,360,105         2,868,110
  Interest expense........................        160,295         160,295              --           160,295
                                              -----------     -----------     -----------      ------------
          Total costs and expenses........     12,502,415       7,427,585       3,063,732        15,566,147
                                              -----------     -----------     -----------      ------------
NET LOSS..................................   $ (9,127,162)   $ (4,564,211)   $ (3,063,732)    $ (12,190,894)
                                              ===========     ===========     ===========      ============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                    AUTONATION INCORPORATED AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
             FOR THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED) AND
    FOR THE PERIOD FROM INCEPTION (SEPTEMBER 12, 1995) TO DECEMBER 31, 1995

                                                                            DEFICIT
                                                                          ACCUMULATED
                                         COMMON STOCK       ADDITIONAL     DURING THE
                                     --------------------     PAID-IN     DEVELOPMENT
                                       NUMBER     AMOUNT      CAPITAL        STAGE          TOTAL
                                     ----------   -------   -----------   ------------   -----------
INITIAL CAPITALIZATION, September
  22, 1995.........................  79,300,000   $79,300   $ 2,920,700   $         --   $ 3,000,000
CAPITAL CONTRIBUTIONS, December 1,
  1995.............................          --        --    12,604,500             --    12,604,500
NET LOSS...........................          --        --            --     (3,063,732)   (3,063,732)
                                     ----------   -------   -----------   ------------   -----------
BALANCE, December 31, 1995.........  79,300,000    79,300    15,525,200     (3,063,732)   12,540,768
ADDITIONAL CAPITALIZATION AND
  CAPITAL CONTRIBUTIONS, January 3,
  1996 (unaudited).................     900,000       900    16,474,600             --    16,475,500
CAPITAL CONTRIBUTIONS, March 1,
  1996 (unaudited).................          --        --    20,050,000             --    20,050,000
NET LOSS (unaudited)...............          --        --            --     (9,127,162)   (9,127,162)
                                     ----------   -------   -----------   ------------   -----------
BALANCE, June 30, 1996
  (unaudited)......................  80,200,000   $80,200   $52,049,800   $(12,190,894)  $39,939,106
                                     ==========   =======   ===========   ============   ===========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                    AUTONATION INCORPORATED AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      PERIOD               PERIOD
                                                                  FROM INCEPTION       FROM INCEPTION
                                                     SIX          (SEPTEMBER 12,       (SEPTEMBER 12,
                                                MONTHS ENDED         1995) TO             1995) TO
                                                JUNE 30, 1996   DECEMBER 31, 1995       JUNE 30, 1996
                                                -------------   ------------------   -------------------
                                                 (UNAUDITED)                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss....................................  $  (9,127,162)     $ (3,063,732)        $ (12,190,894)
  Adjustments to reconcile net loss to net
     cash used in operating activities:
     Depreciation and amortization............        122,711                --               122,711
     Increase in vehicle inventories..........     (8,792,278)               --            (8,792,278)
     Increase in accounts receivable..........     (1,388,818)               --            (1,388,818)
     Increase in other current assets.........       (153,588)               --              (153,588)
     Increase in accounts payable.............      1,572,094           741,230             2,313,324
     Increase in accrued liabilities..........      7,324,510            44,754             7,369,264
                                                  -----------       -----------           -----------
          Net cash used in operating
            activities........................    (10,442,531)       (2,277,748)          (12,720,279)
                                                  -----------       -----------           -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of land sites and associated
     development costs........................    (79,587,693)       (1,395,407)          (80,983,100)
  Purchases of property and equipment.........     (1,513,859)         (444,480)           (1,958,339)
                                                  -----------       -----------           -----------
          Net cash used in investing
            activities........................    (81,101,552)       (1,839,887)          (82,941,439)
                                                  -----------       -----------           -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from loan payable to related
     party....................................     40,600,000                --            40,600,000
  Capital contributions.......................     36,525,500        15,604,500            52,130,000
  Increase in vehicle financing with related
     party....................................      8,611,018                --             8,611,018
                                                  -----------       -----------           -----------
          Net cash provided by financing
            activities........................     85,736,518        15,604,500           101,341,018
                                                  -----------       -----------           -----------
          Net (decrease) increase in cash and
            contracts in-transit..............     (5,807,565)       11,486,865             5,679,300
                                                  -----------       -----------           -----------
CASH AND CONTRACTS IN-TRANSIT, beginning of
  period......................................     11,486,865                --                    --
                                                  -----------       -----------           -----------
CASH AND CONTRACTS IN-TRANSIT, end of
  period......................................  $   5,679,300      $ 11,486,865         $   5,679,300
                                                  ===========       ===========           ===========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                    AUTONATION INCORPORATED AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    (INFORMATION AS OF AND FOR THE PERIODS ENDED JUNE 30, 1996 IS UNAUDITED)

1. ORGANIZATION AND DEVELOPMENT STAGE ACTIVITIES

     AutoNation Incorporated and subsidiaries (collectively the "Company") is a Florida corporation in the development stage. AutoNation Incorporated was incorporated on September 12, 1995 ("Inception") and was formed pursuant to a Shareholders' Agreement among the Company, H. Wayne Huizenga ("Huizenga"), JM Family Enterprises, Inc. ("Enterprises") and Steven R. Berrard ("Berrard"), collectively, the "Shareholders", and certain subscribers discussed further in
Note 5. The Company plans to develop, establish and operate a nationwide chain of retail stores to purchase, recondition, sell, finance and service new and used vehicles.

     Since Inception, the Company has been principally engaged in organizational and business activities associated with the opening of several retail stores in the future, the first of which is planned to open by the fourth quarter of 1996. In connection with these activities, the Company has purchased or has options to purchase certain land sites which will serve as locations for future retail stores and reconditioning centers. Such costs, including associated development and construction costs, are reflected as Site Costs in the accompanying consolidated balance sheets.

     The Deficit Accumulated During the Development Stage of $12,190,894 and $3,063,732 represents the net loss from Inception to June 30, 1996 and from Inception to December 31, 1995, respectively. The net loss consists primarily of expenses incurred during the development stage for general and administrative expenses, information systems development, market research and store design. While the Company has generated insignificant revenue during 1996, planned principal operations have not yet commenced.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of AutoNation Incorporated and its wholly owned subsidiaries, AutoNation USA Corporation, Courtesy Wholesale Corporation and Car Stop Corporation. All significant intercompany balances have been eliminated in consolidation.

VEHICLE INVENTORIES

     Vehicle inventories are stated at the lower of cost or market, on a specific unit basis.

SITE COSTS

     Site costs consist primarily of the cost to purchase land sites and costs associated with the development of the site, including construction in progress, related architectural and design costs, systems development and implementation costs, permits, taxes, fees and other costs.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    AUTONATION INCORPORATED AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments primarily consist of cash, contracts in-transit, accounts receivable, accounts payable, accrued liabilities and vehicle financing with related party, each of which approximates fair market value due to their short-term nature.

INTERIM FINANCIAL STATEMENTS

     The accompanying consolidated balance sheet as of June 30, 1996 and the related statements of operations, cash flows and shareholders' equity for the three months and six months ended June 30, 1996 and for the period from Inception to June 30, 1996 are unaudited and, in the opinion of management, include all material adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of results for the interim period. The results of operations for the three months and six months ended June 30, 1996 are not necessarily indicative of results to be expected for the entire year.

NEW ACCOUNTING PRONOUNCEMENTS

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-based Compensation", which requires adoption in 1996. SFAS No. 123 requires that the Company's financial statements include certain disclosures about stock-based employee compensation arrangements and permits the adoption of a change in accounting for such arrangements. Changes in accounting for stock-based compensation are optional and the Company plans to adopt only the disclosure requirements in 1996.

PRESENTATION OF FISCAL PERIODS

     The Company's fiscal year ends on the Sunday nearest December 31. Fiscal year 1995 ended on December 31 and fiscal year 1996 will end on December 29.

STATEMENTS OF CASH FLOWS

     For purposes of the statement of cash flows, the Company considers contracts in-transit to be cash equivalents. Additionally, the net change in vehicle financing is reflected as a financing activity.

3. ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                                                  JUNE 30,      DECEMBER 31,
                                                                    1996            1995
                                                                 ----------     ------------
    Site costs.................................................  $6,074,720       $     --
    Property and equipment.....................................     171,514             --
    Costs of operations........................................     357,354             --
    General and administrative.................................     409,063         44,754
    Marketing and store design.................................     150,000             --
    Interest...................................................     206,613             --
                                                                 ----------        -------
                                                                 $7,369,264       $ 44,754
                                                                 ==========        =======

4. CAPITALIZATION

     Pursuant to the Shareholders' Agreement and related subscription agreements discussed in Note 5, the Board of Directors (the "Board") of the Company determines the amount of capital required by the Company

                    AUTONATION INCORPORATED AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

to commence operations. The Shareholders and the Subscribers (the "Investors") are obligated to make capital contributions not to exceed $80,200,000 in the aggregate, consistent with the business plan budgets adopted by the Shareholders.

     The Board is required to provide the Investors with written notice, specifying the time or times when such amounts shall be deposited into the account of the Company. The Board will also determine, by unanimous vote, what portion of such capital contributions shall be classified as equity and what portion shall be classified as debt, and the terms of such debt.

     For capital contributions classified as debt, the Company shall issue and deliver a promissory note in the original principal amount equal to the amount of such contribution classified as debt. Such promissory note shall accrue interest at a rate established by the Board, based on then prevailing market rates.

     In the event any Investor fails to make any additional capital contributions described above, (the "Defaulting Investor"), the Shareholders (other than a Shareholder which is a Defaulting Investor) shall have the right, but not the obligation, to contribute, in proportion to their respective common shares or as they may otherwise mutually agree, the additional funds required to be contributed by the Defaulting Investor.

     If such default occurs when the total capital of the Company contributed by the Investors is less than $80,200,000 (and with respect to all required additional capital up to $80,200,000), all funds then contributed to the Company by the contributing Investors shall be treated as equity and/or debt, as determined by the Board.

     If such default occurs when the total capital of the Company contributed by the Investors is between $80,200,000 and $100,000,000 (and with respect to all required additional capital above $80,200,000 and less than $100,000,000), notwithstanding the Board's classification of such capital contributions as equity or debt, all funds then contributed to the Company by the contributing Investors shall be treated as loans to the Company, which loans shall bear interest at a rate per annum equal to the Investors' cost of funds (as such rate may change from time to time) plus one percent (1%), and which loans shall be repayable from the cash flow of the Company prior to the making of additional distribution or dividends to the Investors.

     If such default occurs when the total capital of the Company contributed by the Investors is in excess of $100,000,000 (and with respect to all required capital above $100,000,000), notwithstanding the Board's classification of such capital contributions as equity or debt, the contributing Investors shall have the option of treating all funds then contributed to the Company by them as additional contributions to equity capital or as loans to the Company.

     The Company has legally issued 80,200,000 and 79,300,000 shares of common stock which are outstanding at June 30, 1996 and December 31, 1995, respectively; 58,195,000 of such issued and outstanding shares have been delivered to the Investors; 7,701,750 and 17,939,250 at June 30, 1996 and December 31, 1995, respectively, of such issued and outstanding shares are being held in escrow pursuant to subscription agreements and are released from escrow to the respective Subscribers (see Note 5) as payments are made.

     Since Inception to December 31, 1995, the Investors have made capital contributions of $15,604,500 all of which were classified by the Board as equity, $3,165,750 of those capital contributions were made pursuant to subscription agreements, and accordingly, the Company has released the related shares from escrow. The Investors are committed to make additional capital contributions of at least $28,070,000 in the future. For the six months ended June 30, 1996, the Board called for additional capital contributions of $36,525,500, all of which was paid by June 30, 1996 and all of which were classified by the Board as equity.

     The Company is required to release from escrow shares paid for by the Subscribers and any shares remaining are released from escrow upon the first to occur of the following events: (i) payment in full by the Shareholders and Subscribers of their commitments; (ii) a determination by the Board that the Company will

                    AUTONATION INCORPORATED AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

not require from the Investors all of the capital agreed to be contributed by such Investors pursuant to their commitments, and that all shares in escrow should be released; (iii) the consummation by the Company of an initial public offering ("IPO") of its common stock registered under the Securities Act of 1933; or (iv) December 1, 2001. Upon release of the last remaining shares held in escrow, Subscribers shall be released from any further liability to the Company to pay any remaining unpaid portion of their commitments.

     Each Shareholder has the right to transfer ownership of common shares to a corporation or other entity controlled by such Shareholder or any other person ("Transferee") provided that the Shareholder maintains direct voting control over the common shares and the Transferee agrees in writing to hold such shares pursuant to the Shareholders' Agreement and any amendments thereof. Each Shareholder also has the right to transfer ownership of common shares to any of Huizenga, Enterprises or Berrard. The right of each Shareholder to transfer ownership of common shares is also subject to certain other restrictions on transfers to third parties, including certain co-sale rights and rights of first refusal available to the Shareholders, all subject to the terms and conditions of the Shareholders' Agreement. Additionally, until the consummation of an IPO the Shareholders may implement a mandatory buy-sell procedure whereby the Shareholder may, upon compliance with certain provisions and conditions, purchase the common stock of the other Shareholder(s) or sell his common shares to the other Shareholder(s).

     At any time prior to the fifth anniversary date after an IPO of the Company's common stock registered under the Securities Act of 1933, the Investors have certain "piggyback" registration rights under which, subject to certain terms and conditions, the Investors may register a portion or all of their common shares.

5. CAPITAL SUBSCRIPTION COMMITMENTS

     The Shareholders of the Company have assigned to certain subscribers a portion of their rights to acquire shares of the Company's common stock at the same price being paid by the assigning Shareholder. In addition to these subscribers, certain key executive officers, management and consultants (collectively, the "Subscribers") have signed Subscription Agreements to acquire shares of the Company's common stock.

     As of June 30, 1996 and December 31, 1995, the Subscribers had subscription commitments for 22,005,000 and 21,105,000 shares, respectively, and were required to pay 15% of the commitment at the time the Subscription Agreement was finalized. At June 30, 1996 and December 31, 1995, all Subscription Agreements have been signed and the Company has received $14,303,250 and $3,165,750, respectively.

     As discussed in Note 4, in the event the Company requires additional capital, the Board will provide written notice specifying the amount of capital to be contributed by each Investor and whether it will be classified as debt or equity.

6. STOCK OPTION PLAN

     The Company has adopted the 1995 Employee Stock Option Plan (the "Plan") which is a qualified, incentive stock option plan offering certain present and future key employees and officers and independent contractors an opportunity to become shareholders of the Company. The Board is responsible for the administration of the Plan and may grant options to purchase shares of the Company's common stock and issue shares upon exercise of such options as provided in the Plan.

     The Board may grant options to purchase up to 3,200,000 shares of common stock. The maximum number of shares subject to option that can be granted to any executive officer is 1,000,000 during the first ten years after the effective date of the Plan and 500,000 shares per year thereafter. The Plan also provides that the option price will not be less than the fair market value at the time the option is granted.

                    AUTONATION INCORPORATED AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Each option shall have a term of not less than five nor more than ten years and shall become exercisable with respect to 25% of the total number of shares subject to the option twelve months after the date of its grant and with respect to each additional 25% at the end of each twelve month period thereafter during the succeeding three years. The Board, in its discretion may (i) specifically provide for another time or times of vesting or exercise; (ii) accelerate the exercisability of any option subject to such terms and conditions as the Board deems necessary and appropriate; or (iii) at any time prior to the expiration or termination of any option previously granted, extend the term of any option (including such options held by officers or directors) for such additional period as the Board in its discretion shall determine. In no event, however, shall the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, exceed ten (10) years.

     In the event of a change in control as defined in the Plan following an IPO, all outstanding options become exercisable immediately. Each officer or director holding such options has the right to require the Company to purchase from him any option granted under the Plan at a purchase price equal to the excess of the fair market value per share over the option price multiplied by the number of option shares specified for purchase.

     For the period from Inception to December 31, 1995, the Company granted options to acquire 1,105,000 shares of common stock at an exercise price of $1.00 per share, representing the fair market value at the date of the grant, as determined by the Board of Directors, all of which were outstanding at December 31, 1995. The Company has 2,095,000 options available for grant under the Plan at December 31, 1995.

     For the six months ended June 30, 1996, the Company granted options to acquire 903,805 shares of common stock at exercise prices ranging from $1.00 to $6.07 per share, representing the fair market value at the respective dates of the grants, as determined by the Board of Directors, all of which were outstanding at June 30, 1996. The Company has 1,191,195 options available for grant under the Plan at June 30, 1996.

7. INCOME TAXES

     The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". As of December 31, 1995 the Company has a net operating loss ("NOL") carryforward for Federal income tax purposes of approximately $820,000, which is available to offset future taxable income through 2010. A valuation allowance has been provided for the deferred tax asset generated by the NOL due to the present development stage of the Company and accordingly, no income tax benefit has been recorded in the accompanying consolidated statements of operations.

8. RELATED PARTY TRANSACTIONS

     Pursuant to the Shareholders' Agreement and Merger Agreement discussed in
Note 10, Enterprises, or its affiliates, has a two year arrangement to be the "preferred" provider and servicer to the Company of all retail finance products, vehicle service contracts and insurance products sold by or through the Company and the preferred provider of wholesale inventory financing to the Company. Enterprises and its affiliates will continue to be the preferred provider of those products and services so long as such products and services are provided on terms which are competitive with those of third-party providers.

     Through December 31, 1995, Enterprises has not provided to the Company any of the products or services described above. During the six month period ended June 30, 1996, the Company entered into a financing arrangement with World Omni Financial Corp., a wholly owned subsidiary of Enterprises. The financing arrangement provides for up to $15 million in financing at LIBOR plus 2.75% to be used to finance vehicle inventory and is required to be repaid within a maximum of 120 days. At June 30, 1996, the Company has borrowed $8,611,018 under this arrangement and for the six month period ended June 30, 1996, the

                    AUTONATION INCORPORATED AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE CORPORATION)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Company has incurred $53,658 of interest expense under this financing arrangement which is included in Cost of Operations in the accompanying consolidated financial statements.

     Prior to the formation and capitalization of the Company, Huizenga and Enterprises incurred direct expenses in connection with the development of the business. Such expenses of $774,663 have been reimbursed by the Company and are included in the accompanying consolidated financial statements.

9. COMMITMENTS AND CONTINGENCIES

LEASE AGREEMENTS

     As part of its development stage operations, the Company has entered into various lease agreements for its planned operating locations and corporate office. Aggregate future minimum lease payments under these leases as of June 30, 1996 are as follows:

          1996........................................................  $   763,869
          1997........................................................    2,012,538
          1998........................................................    2,039,019
          1999........................................................    2,034,050
          2000........................................................    1,903,012
          Thereafter..................................................    6,885,051
                                                                        -----------
                                                                        $15,637,539
                                                                        ===========

     Rent expense for the six months ended June 30, 1996 is $185,456.

LITIGATION

     The Company is involved in certain lawsuits arising since the Company's Inception. In the opinion of management, the Company is not a party to any litigation, the probable outcome of which, would have a material adverse effect upon the Company's financial condition or results of operations.

10. SUBSEQUENT EVENTS

     In May 1996, the Company and the Shareholders entered into a definitive Merger Agreement (the "Agreement") with Republic Industries, Inc. ("Republic") and a wholly owned subsidiary of Republic. Republic's Chairman and Chief Executive Officer and certain other officers and directors of Republic are shareholders of the Company. Consummation of the transaction is subject to the final approval of Republic's shareholders and other customary conditions, including regulatory approvals. Pursuant to the Agreement, an aggregate of 17,467,248 shares of common stock, $.01 par value per share, of Republic will be issued in exchange for all of the issued and outstanding shares of common stock of the Company. Based on 80,200,000 shares of the Company's common stock issued and outstanding as of the Closing, each share of the Company's common stock will be converted into a 0.217796 fractional share of Republic common stock.

     In connection with the Plan of Merger, the Company has entered into a Loan Agreement with Republic to provide advances to the Company up to the amounts specified in a cash flow needs projection delivered by the Company to Republic. Such advances carry an interest rate of LIBOR plus 2%. The advances will be collateralized by the common stock of AutoNation USA Corporation pledged by the Company to Republic, all trademarks and other intellectual property of the Company, and the Company's subscription commitments discussed in Notes 4 and 5. If the merger transaction is consummated, these subscription commitments will no longer be required. The advances pursuant to the Loan Agreement mature on March 31, 1997. At June 30, 1996, the Company had outstanding $40,600,000 pursuant to the Loan Agreement and has incurred $160,295 of interest expense since inception of the Loan Agreement.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Continental Waste Industries, Inc.:

     We have audited the accompanying consolidated balance sheets of CONTINENTAL WASTE INDUSTRIES, INC. (a Delaware corporation) and SUBSIDIARIES as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Continental Waste Industries, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Chicago, Illinois,
  February 20, 1996.

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1995 AND 1994

                                                                         1995          1994
                                                                     ------------   -----------
                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................................  $  3,483,154   $ 4,677,237
  Accounts and notes receivable, net...............................     8,169,121     5,295,770
  Prepaid expenses.................................................     6,878,728     4,710,810
  Deferred income taxes............................................       377,447       523,752
                                                                     ------------   -----------
          Total current assets.....................................    18,908,450    15,207,569
                                                                     ------------   -----------
PROPERTY AND EQUIPMENT, at cost:
  Land, landfill sites and improvements............................    55,007,018    44,708,324
  Buildings and improvements.......................................     4,423,169     2,426,922
  Vehicles and equipment...........................................    32,827,833    19,127,148
  Office furniture and equipment...................................       618,413       692,514
                                                                     ------------   -----------
                                                                       92,876,433    66,954,908
  Less -- Accumulated depreciation and amortization................    14,215,696     7,941,916
                                                                     ------------   -----------
          Net property and equipment...............................    78,660,737    59,012,992
                                                                     ------------   -----------
OTHER ASSETS:
  Excess cost over fair value of net assets acquired, net..........    16,681,935     8,010,092
  Agreements not to compete, net...................................     1,164,493     1,245,368
  Cash held in escrow..............................................     3,749,038     1,121,220
  Land purchase option.............................................     1,000,000     1,000,000
  Other............................................................     6,124,138     2,551,247
                                                                     ------------   -----------
          Total other assets.......................................    28,719,604    13,927,927
                                                                     ------------   -----------
                                                                     $126,288,791   $88,148,488
                                                                     ============   ===========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable....................................................  $  2,117,500   $        --
  Current maturities of long-term debt.............................     2,528,741       856,731
  Accounts payable.................................................     2,543,768     2,908,686
  Income taxes payable.............................................     3,538,401     1,567,524
  Other accrued liabilities........................................     6,042,677     3,338,848
                                                                     ------------   -----------
          Total current liabilities................................    16,771,087     8,671,789
                                                                     ------------   -----------
LONG-TERM LIABILITIES:
  Long-term debt, less current maturities..........................    20,774,991    24,491,315
  Deferred income taxes............................................     7,160,625     7,451,264
  Accrued landfill closure costs, less current portion.............     6,748,474     6,647,577
  Other long-term liabilities......................................     2,788,640     3,722,788
                                                                     ------------   -----------
          Total long-term liabilities..............................    37,472,730    42,312,944
                                                                     ------------   -----------
COMMITMENTS AND CONTINGENCIES:
STOCKHOLDERS' EQUITY:
  Common stock, $.0006 par value, 40,000,000 and 16,666,666 shares authorized in 1995 and 1994, respectively, 14,089,742 and
     10,335,540 shares issued in 1995 and 1994, respectively.......         8,454         6,201
  Additional paid-in capital.......................................    63,063,241    32,455,361
  Retained earnings................................................     9,445,378     4,808,742
  Treasury stock (79,375 and 18,450 common shares at cost in 1995
     and 1994, respectively).......................................      (472,099)     (106,549)
                                                                     ------------   -----------
          Total stockholders' equity...............................    72,044,974    37,163,755
                                                                     ------------   -----------
                                                                     $126,288,791   $88,148,488
                                                                     ============   ===========

          The accompanying Notes to Consolidated Financial Statements are an integral part of these balance sheets.

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                             1995          1994          1993
                                                          -----------   -----------   -----------
REVENUE.................................................  $47,815,275   $28,728,298   $16,203,848
COSTS AND EXPENSES:
  Operating expenses....................................   22,181,707    13,421,788     8,603,304
  General and administrative expenses...................    6,882,790     4,484,856     2,066,668
  Depreciation and amortization.........................    6,863,120     3,802,461     2,605,576
  Office closing charge.................................    1,500,000            --            --
                                                          -----------   -----------   -----------
     Income from operations.............................   10,387,658     7,019,193     2,928,300
                                                          -----------   -----------   -----------
OTHER INCOME (EXPENSES):
  Interest expense......................................   (2,658,912)   (1,881,173)   (1,303,110)
  Other, net............................................      205,006      (125,878)       48,671
                                                          -----------   -----------   -----------
     Other income (expense), net........................   (2,453,906)   (2,007,051)   (1,254,439)
                                                          -----------   -----------   -----------
     Income before income taxes and extraordinary
       gain.............................................    7,933,752     5,012,142     1,673,861
PROVISION FOR INCOME TAXES..............................   (3,297,116)   (2,244,505)     (721,070)
                                                          -----------   -----------   -----------
     Income before extraordinary gain...................    4,636,636     2,767,637       952,791
EXTRAORDINARY GAIN, net of $280,280 of
  income taxes..........................................           --       356,720            --
                                                          -----------   -----------   -----------
     Net income.........................................  $ 4,636,636   $ 3,124,357   $   952,791
                                                          ===========   ===========   ===========
EARNINGS PER SHARE:
  Primary:
     Income before extraordinary gain...................  $      0.38   $      0.40   $      0.21
     Extraordinary gain.................................           --          0.05            --
                                                          -----------   -----------   -----------
     Net income.........................................  $      0.38   $      0.45   $      0.21
                                                          ===========   ===========   ===========
  Fully diluted:
     Income before extraordinary gain...................  $      0.38   $      0.36   $      0.19
     Extraordinary gain.................................           --          0.05            --
                                                          -----------   -----------   -----------
     Net income.........................................  $      0.38   $      0.41   $      0.19
                                                          ===========   ===========   ===========

          The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                      SERIES A      SERIES B              ADDITIONAL
                                      PREFERRED     PREFERRED    COMMON     PAID-IN      RETAINED    TREASURY
                                        STOCK         STOCK      STOCK      CAPITAL      EARNINGS      STOCK
                                     -----------   -----------   ------   -----------   ----------   ---------
BALANCE, December 31, 1992.........  $ 2,642,120   $ 2,379,000   $2,178   $   664,595   $  861,584   $      --
  Net income.......................           --            --       --            --      952,791          --
  Preferred stock dividends
    declared.......................           --            --       --            --     (129,990)         --
  Finet Acquisition................           --            --      267       698,225           --          --
  Exchange of common stock for
    preferred stock................     (243,992)           --       43       243,949           --          --
  Additional common stock issued in
    Finet Acquisition..............           --            --      133       745,447           --          --
  Issuance of common stock.........           --            --       44       244,001           --          --
                                      ----------    ----------   ------   -----------   ----------   ---------
BALANCE, December 31, 1993.........    2,398,128     2,379,000    2,665     2,596,217    1,684,385          --
  Net income.......................           --            --       --            --    3,124,357          --
  Issuance of common stock, net of
    offering costs.................           --            --    2,184    16,517,493           --          --
  Conversion of preferred stock
    into common stock..............   (2,398,128)           --      425     2,397,703           --          --
  Redemption of preferred stock....           --    (2,379,000)      --            --           --          --
  Warrants exercised for common
    stock..........................           --            --      137     1,233,673           --          --
  Victory Waste Acquisition........           --            --      746     9,230,769           --          --
  Issuance of warrants and options
    as obligation settlements......           --            --       --       165,000           --          --
  Purchase of treasury stock.......           --            --       --            --           --    (106,549)
  Common stock issued for acquired
    businesses.....................           --            --       44       314,506           --          --
                                      ----------    ----------   ------   -----------   ----------   ---------
BALANCE, December 31, 1994.........           --            --    6,201    32,455,361    4,808,742    (106,549)
  Net income.......................           --            --       --            --    4,636,636          --
  Issuance of common stock, net of
    offering costs.................           --            --    2,007    30,376,294           --          --
  Common stock issued for acquired
    businesses and investment......           --            --       99     1,099,671           --          --
  Cancellation of previously
    recorded stock options.........           --            --       --    (2,016,000)          --          --
  Issuance of common stock and
    warrants as obligation
    settlements....................           --            --      108       925,193           --          --
  Purchase of treasury stock.......           --            --       --            --           --    (365,550)
  Warrants and options exercised
    for common stock...............           --            --       39       222,722           --          --
                                      ----------    ----------   ------   -----------   ----------   ---------
BALANCE, December 31, 1995.........  $         -   $         -   $8,454   $63,063,241   $9,445,378   $(472,099)
                                      ==========    ==========   ======   ===========   ==========   =========

          The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                             1995          1994          1993
                                                          -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................  $ 4,636,636   $ 3,124,357   $   952,791
  Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation and amortization......................    6,863,120     3,802,461     2,605,576
     Office closing charge..............................    1,500,000            --            --
     Extraordinary gain, net of income taxes............           --      (356,720)           --
     Provision (benefit) for deferred income taxes......     (236,825)      845,404       552,786
     Compensatory options, warrants and common shares...       30,819       112,836            --
     Changes in operating assets and liabilities, net of
       effect of business acquisitions --
       Accounts and notes receivable, net...............   (2,261,776)   (1,283,722)     (891,621)
       Prepaid expenses.................................   (1,406,557)     (289,984)     (116,310)
       Other assets.....................................   (1,208,643)     (480,112)     (207,065)
       Accounts payable.................................     (829,354)      483,638       656,657
       Income taxes payable.............................    1,970,877       763,390        68,797
       Accrued landfill closure costs...................   (1,302,103)      712,941       129,586
       Other accrued liabilities........................      834,240    (2,229,541)      (14,543)
                                                          -----------   -----------   -----------
          Net cash provided by operating activities.....    8,590,434     5,204,948     3,736,654
                                                          -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..................................  (19,680,791)  (12,826,591)   (3,485,177)
  Landfill development project additions................     (296,937)   (1,514,547)           --
  Cash paid for businesses and investment, net of cash
     acquired...........................................   (6,664,520)     (475,000)      (18,087)
  Cash paid for common and preferred stock of minority
     interest...........................................     (948,482)           --            --
  Cash acquired in businesses purchased with stock......           --       323,633       699,707
  (Increase) decrease in cash held in escrow, net of
     effect of business acquisitions....................   (2,627,818)     (483,873)      324,410
                                                          -----------   -----------   -----------
          Net cash used in investing activities.........  (30,218,548)  (14,976,378)   (2,479,147)
                                                          -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net (payments) borrowings under revolving lines of
     credit.............................................   16,400,000      (240,000)     (160,000)
  Issuance of long-term debt............................      782,000    13,496,468     4,030,355
  Payments on long-term debt............................  (26,074,009)  (14,659,801)   (5,105,108)
  Issuance of common stock, net of offering costs.......   30,378,301    16,369,800        64,015
  Deferred financing costs paid.........................     (909,472)     (119,946)     (133,565)
  Redemption of Series B preferred stock................           --    (2,379,000)           --
  Preferred stock dividends paid........................           --      (208,164)      (44,620)
  Warrants and options exercised for common stock.......      222,761     1,233,810            --
  Purchase of treasury stock............................     (365,550)     (106,549)           --
                                                          -----------   -----------   -----------
          Net cash provided by (used in) financing
            activities..................................   20,434,031    13,386,618    (1,348,923)
                                                          -----------   -----------   -----------
          Net increase (decrease) in cash and cash
            equivalents.................................   (1,194,083)    3,615,188       (91,416)
CASH AND CASH EQUIVALENTS, beginning of year............    4,677,237     1,062,049     1,153,465
                                                          -----------   -----------   -----------
CASH AND CASH EQUIVALENTS, end of year..................  $ 3,483,154   $ 4,677,237   $ 1,062,049
                                                           ==========    ==========    ==========

          The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 1 -- ORGANIZATION

BASIS OF PRESENTATION

     On September 9, 1993, Continental Waste Industries, Inc. ("Former Continental") was acquired by (the "Finet Acquisition") Finet, Inc. ("Finet"). Finet was a public corporation which had no operations. The acquisition has been recorded in accordance with generally accepted accounting principles as a reverse acquisition under the purchase method. The consolidated financial statements presented herein for the year ended December 31, 1993, include only the financial results of Former Continental through September 8, 1993, with all Former Continental share and per share information being adjusted by the conversion rate at which such shares were converted into Finet shares. The consolidated financial information for the periods subsequent to September 8, 1993 include the results of both Continental Waste Industries, Inc. and Finet in their consolidated form. As part of the acquisition, Finet changed its name to Continental Waste Industries, Inc. (the "Company"). The Company changed its state of incorporation from New York to Delaware on February 28, 1994.

     On December 28, 1995, the Company effected a 5 for 3 stock split of its common stock. All common share information has been restated for all periods to reflect the 5 for 3 stock split. As a result of the restatement, presented per share and weighted average share information is not comparable to amounts disclosed in documents previously filed with the Securities and Exchange Commission. The Company's $.0006 par value common stock is hereinafter referred to as Shares.

OPERATIONS

     The Company provides integrated solid waste management services to residential, commercial and industrial customers concentrated primarily in the eastern half of the United States. These services include non-hazardous landfill disposal, solid waste collection, transfer station operations and recycling programs. The Company also provides solid waste management services in Costa Rica.

     The Company conducts its domestic solid waste operations in Indiana, Michigan, Missouri, Illinois, Kentucky, Tennessee, South Carolina, Mississippi and West Virginia. The Company operates primarily in smaller metropolitan markets and in rural areas, although some sites are economically accessible from Chicago and other large cities. At December 31, 1995, the Company owned and operated a total of nine landfills, eight waste collection operations, thirteen transfer stations and three municipal recycling facilities.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

CASH EQUIVALENTS

     The Company considers those investments which are highly liquid in nature and have an original maturity of three months or less at the date of purchase to be cash equivalents.

REVENUE AND RECEIVABLES

     The Company recognizes revenue upon receipt of waste at the Company's facilities. Landfill revenues are reported net of certain governmental taxes which are collected from customers and remitted to the governments primarily to assure proper closure and post-closure of the landfill sites. The Company grants credit to the majority of its customers on terms which range from fifteen to forty days. Potential loss amounts

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES associated with the granting of credit are included in management's estimate of the allowance for doubtful accounts. It is not the policy of the Company to require collateral from its customers in order to obtain credit.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed on a straight-line basis over the estimated useful lives as follows:

                                                                         ESTIMATED
                               ASSET DESCRIPTION                       USEFUL LIVES
          -----------------------------------------------------------  -------------
          Buildings and improvements.................................  19 to 32 Yrs.
          Vehicles and equipment.....................................   2 to 12 Yrs.
          Office furniture and equipment.............................    5 to 7 Yrs.

     Repairs and maintenance costs are expensed as incurred, while major renewals and betterments are capitalized. Repair and maintenance costs in 1995, 1994 and 1993 were $2,091,625, $1,046,946 and $569,480, respectively. Gains or losses on retirements and disposals of property and equipment are reflected in current operations.

     Landfill sites represent costs to develop individual landfill cells for usage which are capitalized as incurred and are amortized as the airspace in each cell is consumed. Fully amortized cells are written off in the period in which the cell accepts its last receipt of waste. Landfill site improvement costs include design, licensing and construction costs necessary to make the cell ready for receipt of waste. Interest costs are also capitalized while development activities are undertaken to prepare cells for their intended use. Interest costs capitalized in 1995, 1994 and 1993 were $457,250, $224,345 and $114,240, respectively.

     The Company classifies landfill site improvement costs which are expected to be amortized over the next twelve months as prepaid expenses. Prepaid landfill site improvement costs were $4,421,000 and $3,764,000 as of December 31, 1995 and 1994, respectively.

EXCESS COST OVER THE FAIR VALUE OF NET ASSETS ACQUIRED

     The excess cost over the fair value of net assets acquired ("goodwill") is amortized on a straight-line basis over twenty-five to thirty years. Such costs are reflected net of accumulated amortization of $1,395,054 and $831,642 at December 31, 1995 and 1994, respectively. Amortization expense was $563,412, $317,026 and $255,428 in 1995, 1994 and 1993, respectively. Should events or circumstances occur subsequent to the acquisition of a business which bring into question the realizable value or impairment of the related goodwill, the Company will evaluate the remaining useful life and balance of goodwill and make appropriate adjustments. The Company's principal considerations in determining impairment include the strategic benefit to the Company of the particular business and the current and expected future operating income levels of that particular business.

AGREEMENTS NOT TO COMPETE

     Agreements not to compete represent the cost of obtaining such agreements pursuant to various business acquisitions. Such costs are amortized over the term of the related agreement, typically five to ten years. Some such terms do not commence until after certain consulting arrangements have terminated. Such costs are reflected net of amortization of $250,758 and $204,205 at December 31, 1995 and 1994, respectively. Amortization expense in 1995, 1994 and 1993 was $55,248, $57,899 and $64,674, respectively.

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES

LANDFILL CLOSURE COSTS

     It is the policy of the Company to accrue the estimated landfill closure and post-closure maintenance costs expected to be incurred upon and subsequent to the closing of existing operating landfill areas ratably in relation to the airspace consumed. Such costs will principally include costs for the final cap and cover of the landfill area, management of leachate, groundwater monitoring and general area maintenance. The Company's estimate of these costs in current dollars is inflated at a rate of 4% until expected time of payment and then discounted to present value at 8%.

     The Company provides for such discounted costs ratably as the airspace in each cell is consumed. The resulting accrued landfill closure costs are not reduced by funds set aside by the Company, either voluntarily or by statute, to pay for such costs. Such funding, if appropriate, is recorded as a long-term asset. Had the Company not discounted this liability, the amounts recorded would have been increased by approximately $12.8 million as of December 31, 1995. Total estimated closure and post-closure costs to be spent after December 31, 1995, inflated as described above, are approximately $50.4 million of which approximately $1.6 million, on average, is expected to be expended each year over the next five years.

TRANSLATION OF FOREIGN CURRENCY

     The Company translates the financial statements of its foreign subsidiaries in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." The cumulative translation adjustment and translation loss were immaterial to the consolidated financial statements.

LAND PURCHASE OPTION

     The $1,000,000 land purchase option is an option to purchase 200 acres of land adjacent to the Company's Forest Lawn Landfill in Three Oaks, Michigan. Forty acres of the 200 acres have already been approved by Berrien County for landfill use and 110 acres have been similarly approved for composting of waste and various other related activities. The expiration date of the option is October 16, 2000. The option must be exercised prior to the expiration date or the date on which the 40 acres of the 200 acres is licensed by the State of Michigan to receive solid waste for disposal, whichever occurs first. The exercise price of this option is $4,250,000 or at the seller's option, a royalty of 10% of gross revenue from disposal activity on the 200 acres.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

     SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" was issued in March 1995 and is to be adopted by the Company in 1996. This new pronouncement establishes standards on when to review long-lived assets and certain identifiable intangible assets for impairment and how to measure that impairment. Management has not determined the impact, if any, that adoption of this standard will have on the Company's financial position or results of operations.

     SFAS No. 123, "Accounting for Stock-Based Compensation" was issued in October 1995 and is to be adopted by the Company in 1996. This new pronouncement establishes financial accounting and reporting standards for stock-based employee compensation plans and requires a fair value based method to determine

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES the compensation cost of such plans. Management has not determined if the Company will adopt the accounting method prescribed by the new standard or if it will, as allowed by the standard, only provide supplemental pro forma disclosure of the effect of such adoption. Management has not determined the effect of adopting the prescribed accounting on the Company's financial position or results of operations.

RECLASSIFICATIONS

     Certain amounts in previously issued financial statements have been reclassified to conform to 1995 classifications.

NOTE 3 -- BUSINESS COMBINATIONS:

     In January 1993, the Company purchased a landfill disposal business from a current stockholder and Chairman of the Company's Board of Directors, Thomas A. Volini, for one Share and the assumption of $214,000 notes payable by Mr. Volini to the previous business owner.

     On September 9, 1993, the Company completed the Finet Acquisition. Finet issued 3,660,050 Shares in exchange for all of Former Continental's issued and outstanding common shares, 72,107 Shares in exchange for certain Former Continental Series A preferred shares and 196,708 Shares and a cash payment of $44,620 as payment of accrued dividends on Former Continental Series A preferred shares and indebtedness to certain stockholders. Finet sold 25,000 Shares for $.0006 per share and issued 425,200 Series A preferred shares and 118,950 Series B preferred shares in exchange for certain issued and outstanding Former Continental Series A and Series B preferred shares.

     Former Continental common shares were converted into Finet common shares at a 1 for 4.458705 per share conversion rate. Former Continental Series A preferred stock was converted into Finet Series A preferred stock at a 1 for
2.675223 per share conversion rate. Former Continental Series B preferred stock was converted into Finet Series B preferred stock on a 1 for 1 basis.

     In July 1994, the Company acquired approximately 73% of the issued and outstanding stock of Victory Waste Incorporated ("Victory") for 831,425 Shares. Since July 1994, the Company has issued 482,854 Shares and $948,482 in cash to acquire the remaining interest in Victory and its subsidiary.

     In conjunction with the Victory acquisition, two former directors and officers of Victory entered into employment agreements with the Company which included a provision for payment in Shares contingent upon the net income of Victory for the year ended December 31, 1995. Based on such income, management estimates the Company will issue 22,740 Shares to each officer. Such Shares are reflected as outstanding as of December 31, 1995. Such deemed issuance increased goodwill by $529,000. The officers will also receive 52,778 Shares each if certain permits are issued for a certain landfill.

     As additional consideration for the sale, these employment agreements provided for the annual issuance of stock options. The fair market value of these options of approximately $2,520,000 had been reflected as a component of the purchase price and was recorded as additional paid-in capital in the December 31, 1994 consolidated balance sheet. In June 1995, $504,000 of such value was granted in the form of stock options. On December 31, 1995, both employees terminated their agreements with the Company each in exchange for $600,000 of cash paid in January 1996 and a $500,000 non-interest bearing note due in two installments maturing in January 1997 and 1998. The termination of these agreements prompted the Company to close its administrative office in Indianapolis, Indiana, and to write-off certain related Victory contracts as described in Note 4 -- Office Closing Charge. Due to the cancellation of the employment agreements under which the aforementioned stock options were to be issued, the Company included the unissued value of such options as an offset to the office closing charge.

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES

     In August 1994, for $700,000, the Company purchased the only privately-owned, non-hazardous waste landfill operation in Costa Rica. The definitive agreements provide for the assumption of the residential and commercial collection contracts of certain cities. The Company paid half of the purchase price during the first year following the acquisition with the remainder payable over a seven year period in equal quarterly payments without interest.

     From January 1, 1995 to August 15, 1995, the Company expanded its operations through the acquisition of six businesses engaged in waste management operations. The aggregate of these business acquisitions was significant to the Company. These entities included ASCO Sanitation, Inc., Larry's Disposal, Inc., Terre Haute Recycling, Inc., Gilliam Sanitation, Inc./Gilliam Transfer, Inc., Anderson Refuse Company, Inc./M.V. Dulworth, and a 72% interest in Procesa Continental S.A., de C.V. The aggregate purchase price of these businesses was $8.9 million, plus the assumption or refinancing of $2.1 million of debt and $0.6 million of future contingent payments. The purchase prices were paid by issuing 164,846 Shares with a market value of $1.1 million at the time of issuance, paying $5.8 million of cash obtained from the Company's $45 million credit facility (the "Credit Facility") and issuing $2.0 million of notes payable to the sellers.

     In October 1995, the Company purchased, through one of its subsidiaries, a sanitary landfill in Richland County, South Carolina ("Richland"). The acquiring subsidiary, which is 85% owned by the Company, was organized recently to make acquisitions of landfills and related solid waste management operations and to pursue privatization and public-private partnership opportunities in the Southeastern United States. The Company has an option to acquire the remaining 15% of the subsidiary for approximately $2.4 million of common stock of the Company. The Company, on behalf of its subsidiary, paid $2.4 million in cash and notes, and assumed $1.1 million of debt for Richland. As a condition of the landfill purchase, a South Carolina collection company has entered into, among other things, a 10-year put-or-pay disposal contract with the Company to provide a minimum of 300 tons of waste per day, and a 120-day disposal contract for 500 tons of waste per day, with a right of first refusal to the Company for a long-term extension.

     The following table summarizes the pro forma operating results in 1994 and 1993 as if Victory had been acquired as of the beginning of the applicable year (and as if Victory acquired G.E.M. Environmental Management, Inc. ("GEM") and GEM acquired several businesses as of January 1, 1993), and the pro forma operating results in 1995 as if the 1995 business acquisitions (including the acquisition of the minority interests in Victory and GEM and excluding Richland) occurred on January 1, 1995.

                                                         1995            1994            1993
                                                      -----------     -----------     -----------
Pro forma revenue...................................  $54,167,940     $46,866,140     $28,913,757
                                                      ===========     ===========     ===========
Pro forma income before extraordinary gain..........  $ 4,512,443     $ 2,600,540     $   577,890
                                                      ===========     ===========     ===========
Pro forma net income................................  $ 4,512,443     $ 2,957,260     $   577,890
                                                      ===========     ===========     ===========
Pro forma primary earnings per share before
  extraordinary gain................................  $      0.37     $      0.37     $      0.08
                                                      ===========     ===========     ===========
Pro forma fully diluted earnings per share before
  extraordinary gain................................  $      0.37     $      0.33     $      0.08
                                                      ===========     ===========     ===========

     The pro forma operating results include each acquiree's pre-acquisition results of operations for the indicated years with adjustments to reflect amortization of goodwill, additional depreciation on the increases to the fair market value of fixed assets, interest expense on the acquisition borrowings, the effect of income taxes thereon and the issuance of Shares in such acquisitions. The pro forma information given above does not purport to be indicative of the results that actually would have been obtained if the operations were combined during the periods presented and is not intended to be a projection of future results or trends.

     Excluding the acquisitions described above, the Company also acquired in 1994 and 1993 the common stock, net assets (consisting primarily of hauling equipment) or customer routes of various independent

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES hauling operations for cash, notes and Shares. The effect on consolidated operating results and financial condition from these acquisitions was not material.

     All of the above acquisitions were accounted for as purchases and, accordingly, the purchase price, in some cases based on the estimated market value of the Shares issued as consideration, was allocated to the related assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. Those estimated fair values have been adjusted as of December 31, 1995. Future adjustments, if any, will be made prior to the one year anniversary of the related acquisition and are not expected to be material. Operating results of acquired businesses have been included in the consolidated financial statements from the date of acquisition.

     In March 1996, the Company purchased two construction and demolition landfills in central Florida for approximately $5.3 million.

     In March 1996, the Company sold its 72% interest in Procesa Continental S.A. de C.V., which encompassed all of the Company's Mexico City operations, for approximately $2.6 million in cash.

NOTE 4 -- OFFICE CLOSING CHARGE

     Concurrent with the termination of the two officers' employment agreements, the Company closed its Victory headquarters in Indianapolis, Indiana and recorded a related $1.5 million pretax charge for such closing. The major components of the charge include (i) the severance package costs for the two officers (net of the reversal of the value of previously recorded stock options to be issued pursuant to the employment agreements), (ii) costs related to future contractual payments to be made under several agreements in place at the time the Company acquired Victory, (iii) the write off of certain office equipment and (iv) other costs, such as lease obligations and severance pay to office employees, related to the physical closure of the office.

NOTE 5 -- EARNINGS PER SHARE

     Earnings per share information presented herein for 1993 reflect the conversions described in Note 3 related to the Finet Acquisition and for all years reflect the effect of the stock split described in Note 1.

     Earnings per share for the years ended December 31, 1995 and 1994 were based on the following:

                                                                           1995         1994
                                                 1995         1994        FULLY        FULLY
                                               PRIMARY      PRIMARY      DILUTED      DILUTED
                                              ----------   ----------   ----------   ----------
    Weighted average common and common
      equivalent shares:
      Shares outstanding....................  11,277,572    6,275,485   11,277,572    6,275,485
      Dilutive stock options, warrants and
         convertible Series A preferred
         stock..............................     701,828      530,918      731,735    1,197,605
      Contingent shares and options related
         to the Victory acquisition.........      45,480      123,362      151,036      212,046
                                              ----------   ----------   ----------   ----------
                                              12,024,880    6,929,765   12,160,343    7,685,136
                                              ==========   ==========   ==========    =========
    Income available to common stockholders:
      Income before extraordinary gain......  $4,636,636   $2,767,637   $4,636,636   $2,767,637
      Amortization of incremental goodwill
         upon issuance of additional
         contingent shares..................     (21,000)     (17,000)     (21,000)     (17,000)
                                              ----------   ----------   ----------   ----------
                                               4,615,636    2,750,637    4,615,636    2,750,637
    Extraordinary gain, net of income
      taxes.................................          --      356,720           --      356,720
                                              ----------   ----------   ----------   ----------
                                              $4,615,636   $3,107,357   $4,615,636   $3,107,357
                                              ==========   ==========   ==========   ==========

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES

     Primary earnings per share for the year ended December 31, 1993 was based upon the weighted average number of common and common equivalent shares outstanding during such year and income available to common stockholders. Common equivalent shares for that year resulted from dilutive stock options and warrants. Primary weighted average common and common equivalent shares for the year ended December 31, 1993 was 3,950,085. Income available to common stockholders excludes dividends declared on the Company's preferred stock. No such dividends were declared in 1995 or 1994.

     Fully diluted earnings per share for 1993 are similarly computed but include the dilutive effect of the Company's convertible Series A preferred stock. Fully dilutive weighted average common and common equivalent shares were 4,739,270 for the year ended December 31, 1993. The Series A preferred stock converted into Shares in November 1994.

NOTE 6 -- ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The following table reflects the activity of the allowance for doubtful accounts for the years ended December 31, 1995, 1994 and 1993:

                                                              CHARGED TO
                                                   BALANCE    COSTS AND
                                                  BEGINNING    EXPENSE                    BALANCE
                                                   OF YEAR     ACCOUNTS    DEDUCTIONS   END OF YEAR
                                                  ---------   ----------   ----------   -----------
    Year ended December 31, 1995................  $ 360,000    $ 95,000    $  (59,000)   $ 396,000
    Year ended December 31, 1994................  $ 102,000    $368,000    $ (110,000)   $ 360,000
    Year ended December 31, 1993................  $  77,000    $ 50,000    $  (25,000)   $ 102,000

NOTE 7 -- ACCRUED LIABILITIES

     Current accrued liabilities as of December 31, 1995 and 1994, consisted of the following:

                                                                       1995         1994
                                                                    ----------   ----------
    Accrued landfill closure costs................................  $1,769,823   $  221,174
    Accrued local landfill taxes..................................     819,866      904,143
    Unearned revenue..............................................   1,507,019      766,423
    Other accrued liabilities.....................................   1,945,969    1,447,108
                                                                    ----------   ----------
                                                                    $6,042,677   $3,338,848
                                                                    ==========   ==========

     Unearned revenue primarily represents quarterly or monthly billings in advance of service.

NOTE 8 -- DEBT

     The $2,117,500 of notes payable as of December 31, 1995, consist of non-interest bearing promissory notes of $1,537,000 (paid on January 1, 1996) to the sellers of three of the 1995 acquired businesses and a $580,500 note due in March 1996 which was assumed in one of the 1995 business acquisitions. This note has an interest rate of 9.75%.

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES

     Long-term debt, including capital lease obligations which are not material, at December 31, 1995 and 1994 consisted of the following:

                                                                     1995          1994
                                                                  -----------   -----------
    Credit Facility.............................................  $16,400,000   $        --
    Notes payable to LaSalle National Bank ("LNB")..............           --     8,843,750
    Notes payable to banks and finance companies................    2,124,370     9,107,310
    Notes payable to individuals and companies..................    4,779,362     7,396,986
                                                                  -----------   -----------
                                                                   23,303,732    25,348,046
              Less current maturities...........................    2,528,741       856,731
                                                                  -----------   -----------
                                                                  $20,774,991   $24,491,315
                                                                  ===========   ===========

     Of the various notes payable to LNB as of December 31, 1994, the proceeds from one such loan were used to retire $3.5 million of notes and accrued interest due to certain individuals at a discount. This early retirement of debt resulted in an extraordinary gain, net of related expenses and income taxes of $356,720. Related to this transaction, the Company also issued warrants to purchase 33,333 shares of common stock currently at a price of $5.40 per share to the note holders. The warrants expire in 1997.

     On March 28, 1995, the Company entered into the Credit Facility with LNB which expires in March 1998. Borrowing under the Credit Facility refinanced certain existing indebtedness and provided additional funds for the operation of the Company. The Credit Facility has been subsequently syndicated to include the Bank of America and the First National Bank of Boston. Borrowings under the Credit Facility bore a weighted average interest rate of 9.18% during 1995 with a weighted average interest rate of 9.05% on outstanding loans as of December 31, 1995.

     The Company deferred approximately $909,000 of costs incurred in obtaining the Credit Facility. Such costs are being amortized over the term of the Facility. Such accumulated amortization was $258,000 as of December 31, 1995.

     In the first quarter of 1996, the Company and the lenders amended the Credit Facility (the "Amended Credit Facility") effective as of January 1, 1996 with covenants effective as of December 31, 1995. The Amended Credit Facility expires in January 1999 and is secured by all corporate assets and a pledge of the stock of all subsidiaries. As amended, each borrowing under the Amended Credit Facility bears interest based on the Company's leverage ratio, as defined, of funded debt to earnings before interest, taxes, depreciation and amortization. If the leverage ratio is 2.0 to 1 or less, then the interest rate is, at the Company's option, prime or LIBOR plus 1.5% and the fee on outstanding letters of credit is .75%. If the leverage ratio falls between 2.01 to 2.5 compared to 1, then the interest rate is prime plus 0.5% or LIBOR plus 1.75% and the fee on outstanding letters of credit is 1.0%. If the leverage ratio falls between 2.51 and 3.0 compared to 1, then the interest rate is prime plus 1.0% or LIBOR plus 2.0% and the fee on outstanding letters of credit is 1.5%. If the leverage ratio is greater than 3.0 to 1, then the interest rate is prime plus 1% or LIBOR plus 2.5% and the fee on outstanding letters of credit is 2.0%. The Amended Credit Facility includes provisions for letters of credit up to $10.0 million. The Company will also pay a 0.5% fee on the average unused portion of the Amended Credit Facility. As of December 31, 1995, $23.6 million of unused credit under this facility remained available.

     Notes payable to banks and finance companies have principal amounts payable monthly through May 1999, bear interest at rates from 4.8% to 26.6% and are secured by certain land and buildings, vehicles, equipment and accounts receivable.

     Notes payable to individuals and companies have principal amounts payable monthly, quarterly, semi-annually and annually through February 2002, bear interest at rates from 0% to 9.75% and are secured by certain land, vehicles and equipment.

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES

     Under the terms of the Amended Credit Facility, the Company is required to meet certain covenants regarding, among other things, financial position and results of operations. Based on the Company's December 31, 1995 financial position and results of operations, the Company was in compliance with such covenants. The terms of the Amended Credit Facility impose restrictions that affect, among other things, the Company's ability to (i) incur additional indebtedness, (ii) create liens on assets, (iii) sell assets, (iv) engage in mergers, acquisitions or consolidations, (v) make investments, (vi) pay dividends or make distributions and (vii) engage in certain transactions with affiliates and subsidiaries.

     The Amended Credit Facility also contains subjective covenants providing that the Company would be in default if, in the judgment of the lenders, there is a material adverse change in the financial condition of the Company. Management is not aware of, nor does it anticipate, any facts, events or occurrences which could reasonably be expected to have a material adverse effect on the operations of the Company that would cause the lenders to demand repayment of the amounts borrowed under the Amended Credit Facility prior to its termination.

     Principal payments on long-term debt, based on scheduled maturities after the amendment described above, are due as follows during the years ending December 31:

          1996........................................................  $ 2,528,741
          1997........................................................    2,362,055
          1998........................................................    1,134,542
          1999........................................................   16,832,576
          2000........................................................      231,005
          After 2001..................................................      214,813
                                                                        -----------
                                                                        $23,303,732
                                                                        ===========

NOTE 9 -- COMMON STOCK

     In June 1993, Former Continental issued 12,988 Shares with an aggregate value of $6,236 in settlement of outstanding liabilities and sold 17,593 Shares to current stockholders for $64,000.

     On October 12, 1993, as a result of the Finet Acquisition, the Company issued 4,398,310 Shares in replacement of previously outstanding Finet common shares, including the 3,953,865 Shares issued to Former Continental stockholders in the Finet Acquisition. Subsequent to the Finet Acquisition in 1993, an additional 43,217 Shares with an aggregate value of $173,810 were issued as settlement of outstanding liabilities. Pursuant to the 5 for 3 stock split, on December 28, 1995 the Company's authorized Shares were increased to 40,000,000 from 10,000,000 (unadjusted).

     In November 1994, the Company and certain stockholders completed a public offering of 2,556,027 Shares (2,333,333 Shares were sold by the Company and 222,694 Shares were sold by certain stockholders of the Company). The Company received approximately $11.6 million of net proceeds from the sale of which approximately $3.1 million was used to redeem all of the outstanding Series B preferred shares and pay related accrued interest and dividends. The remaining $8.5 million became available for general corporate purposes.

     Concurrent with the public offering, in order to eliminate the accrual of any further dividends on the Series A preferred stock, the Series A preferred stockholders agreed to and have converted the 425,200 Series A preferred shares into 708,667 Shares. The Company, in consideration of the conversion, issued warrants to purchase 71,093 Shares at an exercise price of $5.70 to the holders of the Series A preferred shares. The warrants expire in 1999.

     Had this public offering, the redemption of the Series B preferred shares and payment of related accrued interest and dividends and the conversion of the Series A preferred stock and related issuance of warrants

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES occurred on January 1, 1994, earnings per share after the extraordinary gain in 1994 would have been $0.38. Only the portion of the public offering (605,373 Shares) which was necessary to fund the redemption and related payment was considered for purposes of this pro forma earnings per share disclosure.

     During 1995 and 1994, the Company issued 179,448 Shares and 1,308,203 Shares, respectively, in private placements or in settlement of certain compensation, debt or service fee obligations. The aggregate value of such issuances was $925,301 in 1995 and $4,919,946 in 1994. In 1995, the Company
issued 164,846 Shares as consideration paid in two business acquisitions and an investment purchase with an aggregate value of $1,099,770. In 1994, the Company also issued 72,458 Shares as consideration paid in two business acquisitions with an aggregate value of $314,550.

     See Note 3 for a description of the Victory Waste acquisition and the resulting 1,314,279 Shares issued at an aggregate value of $6,696,999 over 1995 and 1994.

     In October 1995, the Company and certain of its stockholders completed a public offering of 3,780,680 Shares (3,292,760 Shares were sold by the Company and 487,920 Shares were sold by certain stockholders of the Company). The Company received approximately $30.1 million of net proceeds from the sale. The proceeds were used to reduce the outstanding indebtedness under the Credit Facility which provided the Company with renewed borrowing capacity under the Credit Facility for future acquisitions, capital expenditures and general corporate purposes. Had this public offering and reduction in outstanding indebtedness occurred on January 1, 1995, earnings per share would have been $0.38.

NOTE 10 -- PREFERRED STOCK

     On October 27, 1993, as a result of the Finet Acquisition, the Company authorized 644,200 new shares of preferred stock of which 425,200 of such shares were designated as Series A preferred stock with a par value of $5.64 per share, 119,000 of such shares were designated as Series B preferred stock with a par value of $20.00 per share, and 100,000 of such shares were designated as additional preferred stock with a par value of $.001 per share. The 425,200 shares of Series A preferred stock and 118,950 shares of Series B preferred stock were issued in replacement of the then outstanding shares of Former Continental Series A and Series B preferred stock, respectively. By agreement of the holders of the preferred stock, dividends on such stock had been suspended since April 1, 1993. None of the 100,000 shares of additional preferred stock has been issued as of December 31, 1995.

     In November 1994, all of the Series A preferred stock was converted into Shares and all of the Series B preferred stock, including related accrued interest and dividends, were retired with a portion of the proceeds from the public offering described in Note 9.

NOTE 11 -- STOCK OPTIONS AND WARRANTS

INCENTIVE STOCK OPTIONS

     Prior to June 1995, the Board of Directors adopted a policy of issuing annual stock options to selected employees. The issuance and amount of such stock option grants were reviewed annually by the Board of Directors and such grants were solely in its discretion. Options were granted at an exercise price equal to the then prevailing market value as determined by the Board of Directors. Granted options vest in equal percentages over a three year period commencing on the date of the grant and expire five years from such date. No future options will be granted under this arrangement.

     In June 1995, the Company adopted a 1995 Employee Stock Option Plan (the "1995 Plan") for all officers and employees. The 1995 Plan provides for the granting of options to purchase not more than an aggregate of 166,667 Shares. The 1995 Plan is administered by the Stock Option Committee appointed by the Board of Directors. Upon granting options under the 1995 Plan, the Stock Option Committee, at its discretion,

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES determines the type of option (incentive or non-qualified), the exercise price (not less than 100% of the fair market value for incentive stock options), the vesting period and manner, and the expiration (not to exceed five years from the date of grant) of such option. As of December 31, 1995, no options have been granted under the 1995 Plan.

DIRECTOR STOCK OPTIONS

     Prior to December 31, 1995, the Board of Directors adopted a policy of issuing stock options to certain directors. Granted options vest immediately and expire from 5 to 10 years from date of grant. The options were granted at an exercise price equal to the then prevailing market value as determined by the Board of Directors except for certain issuances in May 1994 which were granted at less than market value and resulted in a $57,150 charge.

     In December 1995, the Company adopted a 1995 Stock Option Plan for Outside Directors (the "Director Plan"). The Director Plan provides for the granting of options to purchase not more than an aggregate of 166,667 Shares. Upon election to the Company's Board of Directors, each new outside director will receive an option to purchase 8,334 Shares. Upon adoption of the Director Plan, all three outside directors received an option to purchase an additional 8,334 Shares. Three days following the date of each Annual Meeting of the Stockholders of the Company, each outside director will receive an option to purchase an additional 8,334 Shares. Options are granted at an exercise price equal to the then prevailing market value. All options vest after one year from the date of grant and expire on the earlier of 10 years from such date or 1 year from the date the director ceases to be an outside director of the Company. As of December 31, 1995, there were 141,665 Shares available under this plan.

     The following table summarizes certain information regarding stock options during the years ended December 31, 1995, 1994 and 1993:

                                                   EMPLOYEE PLANS           DIRECTOR PLANS
                                                ---------------------   ----------------------
                                                SHARES                  SHARES
                                                 UNDER    PRICE RANGE    UNDER    PRICE RANGE
                                                OPTION     PER SHARE    OPTION     PER SHARE
                                                -------   -----------   -------   ------------
    Balance, December 31, 1992................   31,367         $1.12     2,230          $3.38
      Granted.................................   98,086         $1.34   319,752    $2.36-$3.38
      Cancelled...............................   (2,969)  $1.12-$1.34        --
                                                -------   -----------   -------       --------
    Balance, December 31, 1993................  126,484   $1.12-$1.34   321,982    $2.36-$3.38
      Granted.................................   77,340   $4.50-$5.40    25,000          $6.15
      Cancelled...............................   (6,756)  $1.34-$4.50        --
                                                -------   -----------   -------       --------
    Balance, December 31, 1994................  197,068   $1.12-$5.40   346,982    $2.36-$6.15
      Granted.................................   25,000         $5.70    25,000         $11.14
      Exercised...............................  (14,842)  $1.12-$1.34        --
      Cancelled...............................   (1,237)  $1.34-$4.50        --
                                                -------   -----------   -------       --------
    Balance, December 31, 1995................  205,989   $1.12-$5.70   371,982   $2.36-$11.14
                                                =======   ===========   =======       ========
    Vested options:
    December 31, 1993.........................   54,812                 321,982
                                                =======                 =======
    December 31, 1994.........................  106,760                 346,982
                                                =======                 =======
    December 31, 1995.........................  155,453                 371,982
                                                =======                 =======

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES

WARRANTS

     In connection with the Finet initial public offering, Finet sold detachable redeemable warrants to purchase up to 333,333 Shares. A majority of those warrants were exercised in the fourth quarter of 1994 or the first quarter of 1995. Remaining warrants have expired.

     Also in connection with the Finet initial public offering, Finet sold to its underwriter, for $20.00, warrants to purchase from Finet an aggregate of 33,333 Shares. These warrants are exercisable at a price of $3.60 per share for a four-year period which commenced in October 1992. During 1995, 26,667 warrants have been exercised into 26,667 Shares. As of December 31, 1995, 6,666 warrants remain outstanding.

     In January 1994, the Company issued warrants to purchase 33,333 Shares at an exercise price of $5.40 per share. See Note 8 for further description. No such warrants have been exercised or cancelled.

     In November 1994, the Company issued warrants to purchase 71,093 Shares at an exercise price of $5.70 per share. See Note 9 for further description. No such warrants have been exercised or cancelled.

     In November 1994, the Company issued warrants to its primary underwriter in connection with the public offering described in Note 9. The warrants allow for the purchase of 83,334 Shares at an exercise price of $7.98 per share and expire in 1999. No such warrants have been exercised or cancelled.

     During 1994, the Company issued warrants to certain officers as consideration for compensatory services, as settlement of outstanding debt and as payment for certain equipment purchases. The warrants issued in 1994 allow for the purchase of an aggregate of 92,593 Shares at an exercise price of $2.36 per share and expire in 1999. Compensation expense of $30,819 and $12,850 was recorded as these warrants vested in 1995 and 1994, respectively. No such warrants have been exercised or cancelled.

NOTE 12 -- LANDFILL DEVELOPMENT PROJECT

     In March 1994, the Company purchased from WPP Services, Inc. a landfill development project located in Gila Bend, Arizona. This development project currently involves, among other things, various geological studies on the site and work on permitting portions of the site. In connection with this project, the Company has obtained: (i) an option to purchase approximately 1,200 acres of land to construct a solid waste landfill; (ii) an annexation agreement for the option land with the City of Gila Bend; and (iii) a Host Community Agreement with the City of Gila Bend. Upon final permitting of the landfill project, the Company has a put option to sell the project to USA Waste Services, Inc. ("USA") for the sum of $5.0 million plus reimbursement for land purchase costs.

NOTE 13 -- INCOME TAXES

     The Company, except for its two-thirds owned subsidiary, Prichard Landfill Corporation ("Prichard"), reports taxes on a consolidated basis for federal tax purposes and by legal entity for state income tax purposes. Income taxes are provided at statutory rates based on income reported for financial statement purposes. A summary of income tax expense is shown below:

                                                         1995           1994          1993
                                                      ----------     ----------     --------
    Taxes currently payable:
      Federal.......................................  $2,752,818     $1,137,696     $125,884
      State.........................................     781,123        261,405       42,400
    Prepaid and deferred taxes......................    (236,825)       845,404      552,786
                                                      ----------     ----------     --------
                                                      $3,297,116     $2,244,505     $721,070
                                                      ==========     ==========     ========

     The table below reconciles the differences between the statutory federal income tax rate and the Company's effective income tax rate:

                                                             1995         1994        1993
                                                          ----------   ----------   --------
    Statutory federal income tax........................  $2,697,476   $1,743,663   $559,861
    State income taxes, net of the federal income tax
      benefit...........................................     515,541      317,354     76,865
    Nondeductible amortization..........................     146,741       90,331     73,619
    Change in valuation allowance.......................      39,807      (25,020)    47,165
    Others, net.........................................    (102,449)     118,177    (36,440)
                                                          ----------   ----------   --------
    Reported provision for income taxes.................  $3,297,116   $2,244,505   $721,070
                                                          ==========   ==========   ========

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES

     Deferred tax benefits and obligations result from the differences in the timing of the recognition of certain income and expense items for financial and tax accounting purposes. The sources of these differences and the related tax effects were as follows:

                                              DECEMBER 31, 1995           DECEMBER 31, 1994
                                           ------------------------   -------------------------
                                            BENEFITS    OBLIGATIONS    BENEFITS    OBLIGATIONS
                                           ----------   -----------   ----------   ------------
    Property basis differences...........  $       --   $(9,547,449)  $       --   $(10,736,103)
    Reserves for landfill site closure
      costs..............................   1,928,361            --    1,976,134             --
    Office closing charge accrual........     409,365            --           --             --
    Credit carryforwards.................      92,930            --      175,543             --
    Nondeductible bonus accruals.........      68,163            --    1,117,865             --
    Other nondeductible accruals.........     372,716            --      524,509             --
    Other, net...........................          --      (107,264)      14,539             --
                                           ----------   -----------   ----------   ------------
              Total......................  $2,871,535   $(9,654,713)  $3,808,590   $(10,736,103)
                                           ==========   ===========   ==========   ============

     In the consolidated balance sheets, these deferred benefits and deferred obligations are classified as deferred income tax assets or deferred income tax liabilities based on the classification of the related asset or liability for financial reporting. A deferred tax liability or asset that is not related to an asset or liability for financial reporting, including deferred tax assets related to carryforwards, are classified according to the expected reversal date of the temporary difference. Credit carryforwards primarily consist of net operating losses subject to various limitations under the current tax laws. Credit carryforwards as of December 31, 1995 expire, if unused, in 2008.

     Valuation allowances of $139,094 and $99,287 as of December 31, 1995 and 1994, respectively, have been recorded to offset credit carryforwards and the entire net deferred tax assets related to Prichard. As of December 31, 1995, no other valuation allowances are deemed necessary as management expects to be able to benefit from all other recognizable future tax deductions.

NOTE 14 -- COMMITMENTS AND CONTINGENCIES

     The Company is subject to extensive and evolving environmental and land use laws and regulations which have become increasingly stringent in recent years as a result of greater public interest in protecting the environment. These laws and regulations affect the Company's business in many ways and will continue to impose substantial costs on the Company. Such laws and regulations dictate extensive permitting, landfill design, operation and closure requirements, impose civil or criminal penalties on the Company for violations thereof, impose liability on the Company for environmental damage caused by the Company and in certain circumstances, limit the type, quantity and source of the waste streams that the Company manages. Additionally, any reduction in enforcement or relaxation of environmental regulations could have a material adverse effect on the Company's business and financial condition.

     The Company is sometimes required to post bid and/or performance bonds in connection with contracts or projects with government entities and, to a lesser extent, private sector customers. In addition to bid and performance bond requirements, existing legislation in various jurisdictions requires or will require the posting of substantial bonds or the provision of other financial assurances covering the closure, post-closure monitoring and corrective activities of certain waste disposal facilities. In this respect, the Company has various performance bonds and letters of credit outstanding as of December 31, 1995, aggregating to $6.0 million. These instruments are not reflected in the accompanying consolidated financial statements.

     The Company also maintains five separate escrow funds to accumulate money necessary to pay for estimated future closure and post-closure costs. These funds are reflected as long-term assets on the accompanying consolidated balance sheets. In some cases, a regulatory agency controls the escrow account

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES and will release withdrawals to the Company upon written evidence of permitted closure or post-closure or of expenditures paid in such an effort. In the fourth quarter of 1995, the Company recorded $460,000 of revenue at its Forest Lawn Landfill in Three Oaks, Michigan upon receiving clarification of certain state regulations. The State of Michigan will return to the Company half of the dump taxes collected upon the Company fulfilling all closure and post-closure requirements. These costs were previously subtracted from revenue.

     A local citizens' group has filed objections to issuance of a renewal permit for the Company's United Refuse landfill near Fort Wayne, Indiana. The Company believes the objections are without merit and intends to vigorously defend the permit. However, if the Company is not successful in such defense, it could result in revocation or adverse modification of the permit, and this could have a material adverse effect on the Company's business and financial condition.

     The Company is involved in various legal proceedings and litigation arising in the ordinary course of business. In the opinion of the Company's management and legal counsel, the outcome of such proceedings and litigation will not materially affect the Company's financial position or results of operations.

     The Company does not carry, and does not expect to carry for the foreseeable future, significant insurance coverage for environmental liability because the Company believes that the cost for such insurance is not economical. Accordingly, if the Company were to incur liability for environmental damage, its financial condition could be materially adversely affected.

     Rental expense amounted to $692,794, $503,005 and $168,325 in 1995, 1994, and 1993, respectively. Future minimum payments under noncancellable leases are less than $250,000 annually. The Company's Union City, Tennessee collection and hauling business property was purchased for $450,000 in April 1995 from Obion Realty, Inc. ("Obion"). The Company leased this property on a month-to-month basis, at the rate of $3,100 per month prior to purchasing it. Obion is owned primarily by certain officers of the Company.

     The Company purchases material from Mid-America Lining Co. which is partially owned by certain officers of the Company. Such purchases aggregated $1,755,091 in 1995 and $391,278 in 1994.

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 15 -- SUPPLEMENTAL CASH FLOWS AND NON-CASH TRANSACTIONS DISCLOSURE

                                                       1995           1994            1993
                                                    ----------     -----------     ----------
    Cash paid during year for:
      Interest, net of interest capitalized.......  $2,440,379     $ 1,969,891     $1,308,792
      Income taxes................................   1,218,011         441,105         46,206
                                                    ==========     ===========     ==========
    Business acquisitions and investment
      (excluding Finet):
      Shares issued...............................  $1,099,770     $ 6,476,049     $       --
      Issuable common stock and options...........          --       3,070,008             --
      Notes and other payables issued to
         sellers..................................   3,796,240       1,222,500        290,091
      Receivables forgiven........................          --         100,000             --
      Cash paid...................................   6,664,520         475,000         81,846
                                                    ----------     -----------     ----------
         Total consideration paid.................  11,560,530      11,343,557        371,937
         Assets received..........................  17,518,297      36,178,649      1,108,784
                                                    ----------     -----------     ----------
         Liabilities assumed......................  $5,957,767     $24,835,092     $  736,847
                                                    ==========     ===========     ==========
    Conversion of Series A preferred stock into
      shares......................................  $       --     $ 2,398,128     $       --
                                                    ==========     ===========     ==========
    Shares and warrants issued in settlement of
      certain obligations.........................  $  925,301     $   314,885     $  180,000
                                                    ==========     ===========     ==========
    Property received in settlement of accounts
      receivable..................................  $       --     $        --     $  716,000
                                                    ==========     ===========     ==========
    Finet Acquisition:
      Cash acquired...............................  $       --     $        --     $  856,212
      Shares issued in replacement of preferred
         stock....................................          --              --        243,992
      Shares issued in settlement of amounts due
         to certain stockholders..................          --              --        750,000
                                                    ==========     ===========     ==========

NOTE 16 -- FAIR MARKET VALUE OF FINANCIAL INSTRUMENTS

     Unless otherwise indicated below, the fair value of the Company's financial instruments approximates their carrying value. No quoted market values are available unless otherwise indicated.

                                                               ESTIMATED
                                                              FAIR MARKET        CARRYING
                          DESCRIPTION                            VALUE            VALUE
    --------------------------------------------------------  ------------     ------------
    Investment in unaffiliated company......................  $    597,750     $    561,382
    Cash held in escrow.....................................     3,749,038        3,749,038
    Land purchase option -- Francis Property................     1,000,000        1,000,000
    Option to acquire remaining 15% of South Carolina
      subsidiary............................................            --               --
    Notes payable...........................................    (2,117,500)      (2,117,500)
    Long-term debt, with current maturities.................   (23,303,732)     (23,303,732)

     The estimated fair market value of (i) the investment in unaffiliated company is based on that company's quoted market price per share, (ii) the cash held in interest-bearing escrow accounts is based on current rates of interest available to the Company for similar cash investments on similar terms, (iii) the land purchase option is based on management's estimate of the current value of similar land in similar geographical areas and (iv) debt is based on borrowing rates currently available to the Company for borrowings with similar terms and maturities.

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES

     The option to acquire the remaining 15% of the South Carolina subsidiary was granted to the Company in conjunction with the original formation of such subsidiary. As the option price approximates the value of the remaining 15% interest (estimated by management), no market value is assigned to the option.

NOTE 17 -- SUBSEQUENT EVENT (UNAUDITED)

     During June 1996, the Company entered into an Agreement and Plan of Merger with Republic Industries, Inc. (Republic), pursuant to which the parties will enter into a business combination for which each share of the Company's common stock will be exchanged for 0.8 shares of Republic's common stock. The proposed transaction, which is intended to be accounted for as a pooling-of-interests business combination, is subject to the approval of regulators and Company shareholders and other customary terms and conditions.

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                                    JUNE 30,       DECEMBER 31,
                                                                      1996             1995
                                                                  ------------     ------------
                                            ASSETS
Current assets
  Cash and cash equivalents.....................................  $  1,106,157     $  3,483,154
  Accounts and notes receivable -- net..........................    10,668,314        8,169,121
  Other current assets..........................................     8,568,412        7,256,175
                                                                  ------------     ------------
          Total current assets..................................    20,342,883       18,908,450
Landfill, property and equipment -- net.........................    90,974,714       78,660,737
Excess cost over the fair value of net assets acquired -- net...    16,589,965       16,681,935
Other assets....................................................    13,278,100       12,037,669
                                                                  ------------     ------------
          Total assets..........................................  $141,185,662     $126,288,791
                                                                  ============     ============
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Notes payable and current maturities of long-term debt........  $  2,191,834     $  4,646,241
  Accounts payable..............................................     2,315,681        2,543,768
  Other accrued liabilities.....................................     9,560,909        9,581,078
                                                                  ------------     ------------
          Total current liabilities.............................    14,068,424       16,771,087
Long-term debt, less current maturities.........................    31,725,789       20,774,991
Accrued landfill closure costs, less current portion............     6,846,035        6,748,474
Other long-term liabilities.....................................    11,486,423        9,949,265
Stockholders' equity:
  Common stock, $.0006, authorized 40,000,000 shares, 14,323,123 and 14,089,742 shares issued in 1996 and 1995,
     respectively...............................................         8,594            8,454
  Additional paid-in capital....................................    65,167,272       63,063,241
  Retained earnings.............................................    12,355,224        9,445,378
  Treasury stock (79,375 common shares at cost).................      (472,099)        (472,099)
                                                                  ------------     ------------
          Total stockholders' equity............................    77,058,991       72,044,974
                                                                  ------------     ------------
          Total liabilities and stockholders' equity............  $141,185,662     $126,288,791
                                                                  ============     ============

     The accompanying notes to condensed consolidated financial statements are an integral part of these balance sheets.

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                         THREE MONTHS ENDED
                                                                              JUNE 30,
                                                                      -------------------------
                                                                         1996          1995
                                                                      -----------   -----------
Revenue.............................................................  $16,254,478   $10,769,885
Costs and expenses:
  Operating expenses................................................    8,819,937     4,704,522
  General and administrative expenses...............................    2,209,271     1,712,004
  Depreciation and amortization.....................................    2,467,447     1,398,791
                                                                      -----------   -----------
Income from operations..............................................    2,757,823     2,954,568
                                                                      -----------   -----------
Other income (expenses):
  Interest expense, net.............................................     (492,713)     (598,419)
  Other, net........................................................      522,801       (66,608)
                                                                      -----------   -----------
     Other income (expenses), net...................................       30,088      (665,027)
                                                                      -----------   -----------
Income before income taxes and minority interest in subsidiaries....    2,787,911     2,289,541
Provision for income taxes..........................................   (1,143,044)     (950,160)
                                                                      -----------   -----------
Income before minority interest in subsidiaries.....................    1,644,867     1,339,381
Minority interest in subsidiaries...................................      (52,386)      (24,733)
                                                                      -----------   -----------
Net income..........................................................  $ 1,592,481   $ 1,314,648
                                                                      ===========   ===========
Earnings per share..................................................  $      0.11   $      0.11
                                                                      ===========   ===========

     The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                          SIX MONTHS ENDED
                                                                              JUNE 30,
                                                                      -------------------------
                                                                         1996          1995
                                                                      -----------   -----------
Revenue.............................................................  $30,188,957   $20,478,298
Costs and expenses:
  Operating expenses................................................   16,258,761     9,376,272
  General and administrative expenses...............................    3,706,738     2,983,937
  Depreciation and amortization.....................................    4,755,739     2,758,981
                                                                      -----------   -----------
Income from operations..............................................    5,467,719     5,359,108
                                                                      -----------   -----------
Other income (expenses):
  Interest expense, net.............................................     (926,118)   (1,127,169)
  Other, net........................................................      512,332      (102,375)
                                                                      -----------   -----------
     Other income (expenses), net...................................     (413,786)   (1,229,544)
                                                                      -----------   -----------
Income before income taxes and minority interest in subsidiaries....    5,053,933     4,129,564
Provision for income taxes..........................................   (2,072,113)   (1,722,970)
                                                                      -----------   -----------
Income before minority interest in subsidiaries.....................    2,981,820     2,406,594
Minority interest in subsidiaries...................................      (71,974)      (68,696)
                                                                      -----------   -----------
Net income..........................................................  $ 2,909,846   $ 2,337,898
                                                                      ===========   ===========
Earnings per share..................................................  $      0.20   $      0.20
                                                                      ===========   ===========

     The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                         SIX MONTHS ENDED
                                                                             JUNE 30,
                                                                    ---------------------------
                                                                        1996           1995
                                                                    ------------   ------------
Cash flows from operating activities:
  Net income......................................................  $  2,909,846   $  2,337,898
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization................................     4,755,739      2,758,981
  Changes in operating assets and liabilities, net of effect of acquired businesses:
     Accounts and notes receivables, net..........................    (2,439,776)    (1,284,921)
     Other current assets.........................................    (1,602,652)      (537,661)
     Accounts payable.............................................      (283,109)      (543,353)
     Other current liabilities....................................      (774,082)      (204,615)
     Other long-term liabilities..................................     1,655,929        860,826
     Other long-term assets.......................................    (2,259,107)      (470,584)
                                                                    ------------   ------------
  Net cash provided by operating activities.......................     1,962,788      2,916,571
                                                                    ------------   ------------
Cash flows from investing activities:
     Proceeds from sale of Mexico operations......................     2,574,089             --
     Capital expenditures.........................................   (10,380,871)   (10,104,903)
     Cash paid for businesses, net of cash acquired...............    (3,400,240)    (1,065,755)
     Cash paid for common and preferred stock of minority
      interest....................................................            --       (669,824)
     Cash held in escrow..........................................      (548,800)      (937,571)
                                                                    ------------   ------------
  Net cash used in investing activities...........................   (11,755,822)   (12,778,053)
                                                                    ------------   ------------
Cash flows from financing activities:
     Net borrowings under revolving line of credit................    10,600,000     32,450,000
     Issuance of long-term debt...................................     2,063,357        263,054
     Payments on long-term debt...................................    (5,245,157)   (23,176,035)
     Deferred financing costs paid................................            --       (716,871)
     Issuance of common stock.....................................        69,598        305,479
     Purchase of treasury stock...................................            --       (365,550)
     Exercise of warrants for common stock........................            --        218,715
     Other........................................................       (71,761)            --
                                                                    ------------   ------------
  Net cash provided by financing activities.......................     7,416,037      8,978,792
                                                                    ------------   ------------
Net decrease in cash and cash equivalents.........................    (2,376,997)      (882,690)
Cash and cash equivalents, beginning of year......................     3,483,154      4,677,237
                                                                    ------------   ------------
Cash and cash equivalents, end of period..........................  $  1,106,157   $  3,794,547
                                                                    ============   ============

     The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation (consisting of normal recurring accruals) have been included. Operating results for the three and six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. For further information, refer to the financial statements and footnotes thereto included in Continental Waste Industries, Inc. ("the Company's") Form 10-KSB for the year ended December 31, 1995.

     On December 28, 1995, the Company effected a 5 for 3 stock split of its common stock. All common share information has been restated for all periods to reflect the 5 for 3 stock split. The Company's $0.0006 par value common stock is hereinafter referred to as Shares. On June 27, 1996, the Company signed a definitive agreement to be acquired by Republic Industries, Inc. ("Republic"). Under the terms of the agreement, each share of the Company's common stock would be converted into 4/5ths of a share of Republic's common stock.

     The proposed transaction would be accounted for on a pooling of interests basis and is subject to final approval by the stockholders of the Company, the filing and clearance of the Republic registration statement and the Company's related proxy statement by the Securities and Exchange Commission. The Company anticipates that the merger with Republic will be consummated in the fourth quarter of 1996.

     Certain amounts in previously issued financial statements have been reclassified to conform to 1996 classifications.

NOTE 2 -- BUSINESS COMBINATIONS AND DISPOSITION

     From January 1, 1995 to August 15,1995, the Company expanded its operations through the acquisition of six businesses engaged in waste management operations. The aggregate of these business acquisitions was significant to the Company. These entities included ASCO Sanitation, Inc., Larry's Disposal, Inc., Terre Haute Recycling, Inc., Gilliam Sanitation, Inc./Gilliam Transfer, Inc., Anderson Refuse Company, Inc./M.V. Dulworth, and a 72% interest in Procesa Continental S.A., de C.V. The aggregate purchase price of these businesses was $8.9 million, plus the assumption or refinancing of $2.1 million of debt and $0.6 million of future contingent payments. The purchase prices were paid by issuing 164,846 Shares with a market value of $1.1 million at the time of issuance, paying $5.8 million of cash obtained from the Company's credit facility (the "Credit Facility") with LaSalle National Bank ("LNB") and issuing $2.0 million of notes payable to the sellers.

     In October 1995, the Company purchased, through one of its subsidiaries, a sanitary landfill in Richland County, South Carolina ("Richland"). The acquiring subsidiary, which is 85% owned by the Company, was organized recently to make acquisitions of landfills and related solid waste management operations and to pursue privatization and public-private partnership opportunities in the Southeastern United States. The Company has an option to acquire the remaining 15% of the subsidiary for approximately $2.4 million of common stock of the Company. The Company, on behalf of its subsidiary, paid $2.4 million in cash and notes, and assumed $1.1 million of debt for Richland. As a condition of the landfill purchase, a South Carolina collection company has entered into, among other things, a 10-year put-or-pay disposal contract with the Company to provide a minimum of 300 tons of waste per day, and a 120-day disposal contract for 500 tons of waste per day, with a right of first refusal to the Company for a long-term extension.

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

     In March 1996, the Company purchased two construction and demolition landfills in central Florida for approximately $2.1 million in Shares (195,864 Shares) and $2.3 million in cash.

     In March 1996, the Company sold its 72% interest in Procesa Continental S.A., de C.V., which encompassed all of the Company's Mexico City operations, for approximately $2.6 million in cash resulting in a pre-tax gain of approximately $500,000 which was recorded in the first quarter of 1996.

     In March 1996, the Company decided to suspend operations at its Prichard, West Virginia landfill. The Company is evaluating whether to re-open or to dispose of the facility. The Company recorded a pre-tax charge of approximately $500,000 for this suspension of operations. This charge consisted primarily of $350,000 of costs related to closure and post-closure of the facility and other related closing costs and $150,000 of identified severance and miscellaneous costs.

     In May 1996, the Company purchased a residential and commercial collection business for $1.2 million in cash, which will be combined into the Company's Jamax division in Terre Haute, Indiana.

NOTE 3 -- EARNINGS PER SHARE

     Earnings per share for the three and six months ended June 30, 1996 and 1995 was based on the following:

                                             THREE MONTHS ENDED           SIX MONTHS ENDED
                                          -------------------------   -------------------------
                                            6/30/96       6/30/95       6/30/96       6/30/95
                                          -----------   -----------   -----------   -----------
    Weighted average common and common
      equivalent shares:
      Shares outstanding................   14,229,000    10,433,000    14,123,000    10,387,000
      Dilutive stock options and
         warrants.......................      633,000       781,000       596,000       781,000
      Contingent shares and options
         related to the Victory
         acquisition....................           --       245,000            --       245,000
                                          -----------   -----------   -----------   -----------
                                           14,862,000    11,459,000    14,719,000    11,413,000
                                          ===========   ===========   ===========   ===========
    Income available to common
      stockholders:
      Net income........................  $ 1,592,481   $ 1,314,648   $ 2,909,846   $ 2,337,898
      Amortization of incremental
         goodwill upon issuance of
         additional contingent shares...           --        (9,321)           --       (19,133)
                                          -----------   -----------   -----------   -----------
                                          $ 1,592,481   $ 1,305,327   $ 2,909,846   $ 2,318,765
                                          ===========   ===========   ===========   ===========

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

NOTE 4 -- SUPPLEMENTAL CASH FLOWS DISCLOSURE

                                                                           SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                        -----------------------
                                                                           1996         1995
                                                                        ----------   ----------
Cash paid during the period for:
  Interest, net of interest capitalized...............................  $1,059,352   $1,416,311
                                                                        ==========   ==========
  Income taxes........................................................  $1,071,521   $1,233,011
                                                                        ==========   ==========
  Business acquisitions:
     Shares issued....................................................  $2,091,039   $   96,688
     Notes issued to sellers..........................................          --      244,284
     Cash paid........................................................   3,400,240    1,065,755
                                                                        ----------   ----------
          Total consideration paid....................................   5,491,279    1,406,727
          Assets received.............................................   7,102,252    2,276,513
                                                                        ----------   ----------
          Liabilities assumed.........................................  $1,610,973   $  869,786
                                                                        ==========   ==========

NOTE 5 -- OTHER INFORMATION

     Selected balance sheet account disclosures follow:

                                                                   JUNE 30,     DECEMBER 31,
                                                                     1996           1995
                                                                  -----------   ------------
    Allowance for doubtful accounts.............................  $   580,339   $    396,000
                                                                  ===========    ===========
    Accumulated depreciation and amortization of property and
      equipment.................................................  $18,102,889   $ 14,215,696
                                                                  ===========    ===========
    Accumulated amortization of excess cost over the fair value
      of net assets acquired....................................  $ 1,671,678   $  1,395,054
                                                                  ===========    ===========

NOTE 6 -- DEBT

     In the first quarter of 1996, the Company and its lenders amended the Credit Facility effective as of January 1, 1996 with covenants effective as of December 31, 1995. As amended, each borrowing under the Credit Facility bears interest based on the Company's leverage ratio, as defined, of funded debt to earnings before interest, taxes, depreciation and amortization. If the leverage ratio is 2.0 to 1 or less, then the interest rate is, at the Company's option, prime or LIBOR plus 1.5% and the fee on outstanding letters of credit is .75%. If the leverage ratio falls between 2.01 to 2.5 compared to 1, then the interest rate is prime plus 0.5% or LIBOR plus 1.75% and the fee on outstanding letters of credit is 1.0%. If the leverage ratio falls between 2.51 and 3.0 compared to 1, then the interest rate is prime plus 1.0% or LIBOR plus 2.0% and the fee on outstanding letters of credit is 1.5%. If the leverage ratio is greater than 3.0 to 1, then the interest rate is prime plus 1% or LIBOR plus 2.5% and the fee on outstanding letters of credit is 2.0%. The Company and its lenders amended the Credit Facility again during the second quarter of 1996 to increase the line of credit from $45 million to $70 million. The Credit Facility now expires in June 1999 and is secured by all corporate assets and a pledge of the stock of all subsidiaries. The Credit Facility includes provisions for letters of credit up to $15.0 million. The Company will also pay a 0.5% fee on the average unused portion of the Credit Facility. As of June 30, 1996, $37.9 million of unused credit under this facility remained available. Borrowings under the Credit Facility bore a weighted average interest rate of 6.97% on outstanding loans as of June 30, 1996.

              CONTINENTAL WASTE INDUSTRIES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

     In April 1996, the Company entered into a $10.0 million facility with Bank of America which has provided funds for capital expenditures. The capital equipment financed must be delivered to and accepted by the Company no later than December 31, 1997. As of June 30, 1996, $8.3 million of unused credit under this facility remained available. Each lease the Company enters into has a term of six years. Such borrowings will bear interest at the prevalent market rates. As of June 30, 1996, the outstanding borrowings bore a weighted average interest rate of 8.48%.

NOTE 7 -- EXCESS COST OVER THE FAIR VALUE OF NET ASSETS ACQUIRED

     Prior to 1996, the excess cost over the fair value of assets acquired ("goodwill") was amortized on a straight-line basis over twenty-five to thirty years. In the first quarter of 1996, the Company changed the amortization period for goodwill generated from all non-landfill acquisitions to 40 years consistent with industry trend and due to the life of operating conditions at such businesses not being dependent on the capacity of available landfill airspace. The effect of the change in the second quarter and first half of 1996 was to decrease amortization expense by approximately $50,000 and $84,000, respectively.

NOTE 8 -- SUBSEQUENT EVENTS

     On July 1, 1996, the Company completed its acquisition of Statewide Environmental Contractors, Inc. and its affiliated companies, Recycling Industries, Inc. and Lomac Realty (the "Acquisition"). These three companies have combined revenues of approximately $12 million and all are engaged in the waste management business in central New Jersey.

     The Company paid $6.7 million in cash, issued 555,512 Shares and issued $3.0 million in Notes payable to the Sellers for the Acquisition. The Company will record this transaction as a purchase. The cash portion of the purchase price was paid using proceeds of an advance under the Company's Credit Facility.

     Owing to the length of time required to obtain regulatory approval, the Company does not anticipate closing on any acquisitions until after the consummation of the Republic merger.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
Addington Resources, Inc.:

     We have audited the accompanying consolidated balance sheets of Addington Resources, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Addington Resources, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Louisville, Kentucky,
  February 29, 1996.

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                           AS OF DECEMBER 31,
                                                                          --------------------
                                                                            1995        1994
                                                                          --------    --------
                                                                             (IN THOUSANDS)
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............................................  $  3,387    $  2,719
  Short-term investments................................................        --       1,474
  Accounts receivable, net of allowance for doubtful accounts of $1,100
     and $358 for 1995 and 1994, respectively...........................     9,090       7,011
  Prepaid expenses and other............................................     2,626         193
  Deferred tax benefits.................................................       620          --
                                                                          --------    --------
          Total current assets..........................................    15,723      11,397
                                                                          --------    --------
PROPERTY, PLANT AND EQUIPMENT, at cost..................................   119,414      89,537
  Less accumulated depreciation.........................................   (13,667)     (8,020)
                                                                          --------    --------
                                                                           105,747      81,517
                                                                          --------    --------
PROPERTY, PLANT AND EQUIPMENT and other long-term assets of discontinued
  operations, net.......................................................        --      91,490
DEFERRED TAX BENEFITS...................................................     4,922          --
RESTRICTED CASH.........................................................        40       4,348
OTHER...................................................................     1,850       5,569
                                                                          --------    --------
          Total Assets..................................................  $128,282    $194,321
                                                                          ========    ========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable......................................................  $  4,743    $  3,183
  Current portion of long-term debt.....................................     1,823         880
  Accrued expenses and other............................................     3,504       5,386
  Net current liabilities of discontinued operations....................        --         689
                                                                          --------    --------
          Total current liabilities.....................................    10,070      10,138
                                                                          --------    --------
NON-CURRENT LIABILITIES:
  Long-term debt, less current portion..................................    14,407      32,767
  Accrued closure and post-closure costs................................     5,168       2,784
  Other long-term liabilities...........................................     7,451       2,981
  Deferred income taxes.................................................        --         566
  Long-term liabilities of discontinued operations......................        --      24,864
                                                                          --------    --------
          Total non-current liabilities.................................    27,026      63,962
                                                                          --------    --------
COMMITMENTS AND CONTINGENCIES (Note 11)
STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 30,000,000 shares authorized,
     16,054,301 shares and 15,852,851 shares outstanding at December 31,
     1995 and 1994, respectively........................................    16,054      15,853
  Paid-in capital.......................................................    85,934      83,789
  Retained earnings.....................................................     2,823      20,579
  Less treasury stock; 1,000,000 shares in 1995, at cost................   (13,625)         --
                                                                          --------    --------
          Total stockholders' equity....................................    91,186     120,221
                                                                          --------    --------
          Total liabilities and stockholders' equity....................  $128,282    $194,321
                                                                          ========    ========

          The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    YEARS ENDED DECEMBER 31,
                                                                  -----------------------------
                                                                    1995      1994       1993
                                                                  --------   -------   --------
                                                                      (IN THOUSANDS, EXCEPT
                                                                       PER SHARE AMOUNTS)
REVENUES........................................................  $ 56,739   $36,057   $ 22,600
COSTS AND EXPENSES:
  Cost of operations............................................    30,574    19,665     10,966
  Provision for asset write-down................................        --       670      5,122
  Depreciation and amortization.................................     7,506     4,133      2,728
  Selling, general and administrative...........................     6,631     7,119      6,503
                                                                  --------   -------   --------
                                                                    44,711    31,587     25,319
                                                                  --------   -------   --------
INCOME (LOSS) FROM OPERATIONS...................................    12,028     4,470     (2,719)
                                                                  --------   -------   --------
INTEREST AND OTHER INCOME (EXPENSE):
  Interest income...............................................       444       772         --
  Interest expense..............................................      (955)     (277)        --
  Other, net....................................................       (17)     (975)        10
                                                                  --------   -------   --------
                                                                      (528)     (480)        10
                                                                  --------   -------   --------
  Income (loss) before income tax provision (benefit)...........    11,500     3,990     (2,709)
INCOME TAX PROVISION (BENEFIT)..................................     4,426     1,596     (1,029)
                                                                  --------   -------   --------
          Net income (loss) from continuing operations..........     7,074     2,394     (1,680)
                                                                  --------   -------   --------
DISCONTINUED OPERATIONS:
  Income (loss) from operations of discontinued segment (less applicable income taxes (benefit) of $1,899, $(5,380) and
     $(4,388) for 1995, 1994 and 1993, respectively)............     5,707    (9,528)   (14,509)
  Loss on disposal of segment (less applicable income tax
     benefit of $10,000)........................................   (30,537)       --         --
                                                                  --------   -------   --------
  Loss from discontinued operations.............................   (24,830)   (9,528)   (14,509)
                                                                  --------   -------   --------
          NET LOSS..............................................  $(17,756)  $(7,134)  $(16,189)
                                                                  ========   =======   ========
EARNINGS PER SHARE:
  Income (loss) from continuing operations......................  $   0.45   $  0.15   $  (0.11)
  Income (loss) from discontinued operations....................      0.36     (0.60)     (0.93)
  Loss on disposal of segment...................................     (1.94)       --         --
                                                                  --------   -------   --------
  Net loss per share............................................  $  (1.13)  $ (0.45)  $  (1.04)
                                                                  --------   -------   --------
  Equivalent shares of stock outstanding........................    15,748    15,798     15,563
                                                                  ========   =======   ========

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                       COMMON STOCK
                               -----------------------------
                                     SHARES
                               -------------------             PAID-IN   RETAINED   TREASURY
                               AUTHORIZED   ISSUED   AMOUNT    CAPITAL   EARNINGS    STOCK      TOTAL
                               ----------   ------   -------   -------   --------   --------   --------
                                                            (IN THOUSANDS)
Balance, December 31, 1992...    30,000     15,241   $15,241   $77,668   $ 43,902   $     --   $136,811
Issuance of common stock upon
  exercise of stock options..        --        434       434     3,877         --         --      4,311
Net loss.....................        --         --        --        --    (16,189)        --    (16,189)
                                 ------     ------   -------   -------   --------   --------   --------
Balance, December 31, 1993...    30,000     15,675   $15,675   $81,545   $ 27,713   $     --   $124,933
Issuance of common stock upon
  exercise of stock options..        --         29        29       312         --         --        341
Issuance of common stock upon
  acquisition of subsidiary..        --        149       149     1,932         --         --      2,081
Net loss.....................        --         --        --        --     (7,134)        --     (7,134)
                                 ------     ------   -------   -------   --------   --------   --------
Balance, December 31, 1994...    30,000     15,853   $15,853   $83,789   $ 20,579   $     --   $120,221
Issuance of common stock upon
  exercise of stock options..        --         75        75       645         --         --        720
Issuance of common stock upon
  exercise of stock grants...        --        126       126     1,500         --         --      1,626
Treasury stock received upon
  disposal of subsidiary.....        --         --        --        --         --    (13,625)   (13,625)
Net loss.....................        --         --        --        --    (17,756)        --    (17,756)
                                 ------     ------   -------   -------   --------   --------   --------
Balance, December 31, 1995...    30,000     16,054   $16,054   $85,934   $  2,823   $(13,625)  $ 91,186
                                 ======     ======   =======   =======   ========   ========   ========

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    YEARS ENDED DECEMBER 31,
                                                                 ------------------------------
                                                                   1995       1994       1993
                                                                 --------   --------   --------
                                                                         (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.....................................................  $(17,756)  $ (7,134)  $(16,189)
                                                                 --------   --------   --------
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization.............................     7,506      4,133      2,728
     (Gain) loss on disposal and write downs of assets.........       (12)     2,035        827
     Loss from discontinued operations.........................    24,830      9,528     14,509
  Change in assets and liabilities, net of effects from
     acquisitions and disposals --
     (Increase) decrease in --
       Accounts receivable.....................................    (2,079)      (628)    (3,240)
       Prepaid expenses and other..............................    (2,433)       732       (279)
       Deferred income taxes...................................    (6,108)    (2,504)       759
       Other assets............................................       186     (1,458)      (243)
     Increase (decrease) in --
       Accounts payable........................................     1,560        216      1,085
       Accrued expenses and other..............................     3,360      3,197      3,140
       Accrued closure and post-closure costs..................     2,384      1,477      1,022
       Other long-term liabilities.............................     4,470      2,306         --
                                                                 --------   --------   --------
          Total adjustments....................................    33,664     19,034     20,308
                                                                 --------   --------   --------
          Net cash provided by operating activities............    15,908     11,900      4,119
                                                                 --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of assets, net of disposal costs..........     4,125         --         --
  Proceeds from sale of discontinued operations, net of
     disposal costs............................................    34,286         --         --
     (Increase) decrease in --
       Restricted cash.........................................     4,308     (2,449)       245
       Short-term investments..................................     1,474     (1,474)        --
  Additions to property, plant and equipment...................   (27,986)   (23,525)   (18,516)
  Acquisition of environmental companies, net of cash
     acquired..................................................        --     (1,863)        --
  Net (increase) decrease in investment in discontinued
     operations................................................    (6,804)    (2,913)     4,944
                                                                 --------   --------   --------
          Net cash provided by investing activities............     9,403    (32,224)   (13,327)
                                                                 --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of long-term debt...................................    11,410     26,064         --
  Repayments of long-term debt.................................   (36,773)    (3,891)      (668)
  Issuance of common stock.....................................       720        341      4,311
  Borrowings (repayments) on revolving line of credit..........        --        (57)     6,030
  Financing costs incurred.....................................        --       (213)        --
                                                                 --------   --------   --------
          Net cash provided by (used in) financing
            activities.........................................   (24,643)    22,244      9,673
                                                                 --------   --------   --------
          Net increase in cash and cash equivalents............       668      1,920        465
CASH AND CASH EQUIVALENTS, beginning of year...................     2,719        799        334
                                                                 --------   --------   --------
CASH AND CASH EQUIVALENTS, end of year.........................  $  3,387   $  2,719   $    799
                                                                 ========   ========   ========

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. FINANCIAL STATEMENT PRESENTATION AND PREPARATION

     The accompanying consolidated financial statements as of December 31, 1995, 1994 and 1993 include the accounts of Addington Resources, Inc. (the Company) and its wholly-owned subsidiary, Addington Holding Company, Inc. and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. Certain 1994 and 1993 amounts have been reclassified to conform to 1995 presentation with no effect on net loss.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

B. COMPANY ENVIRONMENT AND RISKS

     The Company's continuing operations are within one segment (Environmental) and consist of providing waste collection services to residential and commercial customers and operating landfills for waste disposal. The majority of these operations (and revenues) are located in the Southeastern United States (U.S.), with emphasis in Kentucky and North Carolina.

     The environmental industry exposes the Company to a number of risks including: the possibility of the termination of waste service agreements, fluctuating market and competitive conditions, changing governmental regulations, loss of key employees and the ability of the Company to obtain the necessary permits to construct, expand and operate its landfills.

     The Company recognizes revenue for its waste collection services as such services are provided. Services are generally billed in advance and are recorded as deferred revenues until services are performed. Revenues for the Company's landfills are recognized as waste is received.

     The Company grants credit to its customers based on their creditworthiness and generally does not secure collateral for its receivables.

C. DEPRECIATION AND AMORTIZATION

     Property, plant and equipment are stated at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance and repairs are charged to operations as incurred. Depreciation and amortization are provided using either the straight-line or units produced or consumed methods. The following estimated useful lives are used under the straight-line method:

                                                                               YEARS
                                                                               -----
        Buildings and improvements...........................................  10-20
        Machinery and transportation equipment...............................   3-15
        Furniture, fixtures and office equipment.............................   5-10

     Capitalized landfill development costs (included in Property, Plant and Equipment) are amortized as permitted airspace of the landfill or the related cell, as applicable, is consumed. Units-of-consumption amortization rates applicable to each of the Company's operating landfills are determined annually. The rates are based on estimates made by Company and independent engineers, considering the information provided by aerial surveys which are generally performed annually.

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

     Financing costs (included in Other Assets) are being amortized using the straight-line method, over the life of the related debt, which approximates the effective interest rate method.

     Intangible assets (included in Other Assets) primarily consist of customer lists and covenants not to compete. These assets are amortized over their estimated useful lives, usually no longer than twenty years and five years, respectively, using the straight-line method.

D. RESTRICTED CASH

     The Company sometimes pays amounts into escrow as required under state regulations related to closure and post-closure costs of its landfills. The Company also issues letters of credit as an alternative for securing funding for the closure and post-closure costs relating to its landfills. During 1995, the Company issued letters of credit in exchange for reducing or eliminating virtually all of its escrow accounts.

E. ASSETS HELD FOR SALE (INCLUDED IN OTHER ASSETS)

     Assets held for sale at December 31, 1994 represented the Company's corporate jet. The net book value of the corporate jet approximated $3,200 as of December 31, 1994. During 1995, the Company sold the corporate jet for $4,125.

F. NET INCOME (LOSS) PER SHARE

     Net income (loss) per share is based on the weighted average number of common shares and common equivalent shares outstanding, as applicable, using the treasury stock method during the periods. The dilutive effect between primary and fully-dilutive earning per share is less than 3% or is anti-dilutive for all periods presented and is therefore not disclosed in the accompanying statements of operations.

G. STATEMENTS OF CASH FLOWS

     For purposes of the statements of cash flows, the Company considers investments having maturities of three months or less at the time of purchase to be cash equivalents.

     The cash amounts of interest and income taxes paid by the Company in 1995, 1994 and 1993 are as follows:

                                                                   1995     1994     1993
                                                                  ------   ------   -------
    Interest, net of amounts capitalized of $2,012, $1,464 and
      $2,111:
      Continuing operations.....................................  $  782   $  265   $   250
      Discontinued operations...................................      --    1,891    16,184
    Income taxes:
      Continuing operations.....................................   1,222       79        --
      Discontinued operations...................................      --      706     2,281

     As discussed in Note 3b, during 1995 the Company sold all of its citrus properties in exchange for 1,000 shares of common stock of the Company, valued at $13,625. This non-cash activity has been excluded from the 1995 statement of cash flows.

     During 1995, the Company issued 126 shares of common stock upon the exercise, by their employees, of stock grants (Note 12). This non-cash activity has been excluded from the 1995 statement of cash flows.

     During 1995, 1994 and 1993, the Company acquired certain assets, primarily property, plant and equipment, by assuming liabilities, primarily notes and other payables, issuing common stock, and making cash payments. The non-cash portions of approximately $7,947, $4,440 and $14,788 for the years ended December 31, 1995, 1994 and 1993, respectively, have been excluded from the statements of cash flows.

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

     The accompanying statements of cash flows exclude the cash flows from discontinued operations.

H. LANDFILL CLOSURE COST

     The Company estimates its future cost requirements for closure and post-closure monitoring and maintenance for solid waste operating landfills based on its interpretation of the technical standards of the U.S. Environmental Protection Agency's Subtitle D regulations and the proposed air emissions standards under the Clean Air Act as they are being applied on a state-by-state basis. Closure and post-closure monitoring and maintenance costs represent the cash expenditures yet to be incurred when a landfill facility ceases to accept waste and closes. Accruals for closure and post-closure monitoring and maintenance requirements consider final capping of the site, site inspections, groundwater monitoring, leachate management, methane gas control and recovery, and operation and maintenance costs to be incurred during the period after the facility closes. The Company provides accruals for these costs as the remaining permitted airspace of such facilities is consumed. Engineering reviews of the future cost requirements for closure and post-closure monitoring and maintenance for the Company's operating landfills are performed at least annually. These engineering reviews are the basis upon which the Company's estimates of these future costs and the related accrual rates are revised. Though it is not expected to be significant, these estimates could change over the life of the landfill based upon these engineering reviews.

I. INCOME TAXES

     Deferred income taxes are recorded based upon temporary differences between the financial statement and tax bases of assets and liabilities and net operating loss carryforwards and tax credits available for income tax purposes.

2. DISCONTINUED OPERATIONS

     During the third quarter of 1995, the Company implemented a formal plan to dispose of all of its non-environmental operations. These discontinued operations consisted primarily of the following: coal mining, mining equipment manufacturing and licensing, citrus properties in Belize, precious and industrial metals mining and incidental limestone properties. Accordingly, the Company's continuing operations are comprised of integrated solid waste management, which includes landfill operations and waste collection and recycling services. The Company initially recorded a loss on the disposal of the discontinued operations of approximately $30,500 (net of income tax benefits of approximately $10,000) which represents the estimated loss on the disposal of the non-environmental operations and a provision of approximately $2,000 for expected operating losses through the final disposition of such operations.

     Upon ultimate disposal of its discontinued operations, the Company determined its initial estimates did not require adjustment.

     As discussed in Note 3, as of December 31, 1995, the Company has sold all of its subsidiaries included in discontinued operations, hence fully disposing of all non-environmental operations. The recorded transactions reflect the disposal of all of the Company's non-environmental segments and, accordingly, the operating results of these segments have been classified as discontinued operations for all periods presented in the

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES accompanying consolidated financial statements. Operating results from the discontinued operations for the years ended December 31, were as follows:

                                                               1995       1994       1993
                                                             --------   --------   --------
    Operating revenues.....................................  $105,056   $115,099   $359,218
                                                             --------   --------   --------
    Income (loss) before income taxes......................     7,606    (14,908)   (18,897)
    Income tax provision (benefit).........................     1,899     (5,380)    (4,388)
                                                             --------   --------   --------
    Income (loss) from discontinued operations.............  $  5,707   $ (9,528)  $(14,509)
                                                             --------   --------   --------

     Included in income from discontinued operations for 1995 is approximately $14,000 of revenue and $13,000 of pre-tax income from the sale of the Company's mining technology patent rights in Australia, offset by a $5,300 disposal loss accrual recorded for Addwest Minerals.

     Included in the loss from discontinued operations in 1994 are the following pretax items: $6,157 loss on disposal in connection with Pittston Minerals Group, Inc. (Pittston) (Note 3e), $6,800 loss on Southern Illinois Mining Company, Inc. (Note 3f) and $3,400 loss on limestone project.

     Included in the loss from discontinued operations in 1993 are the following pretax items: $9,384 loss on sulfur project, $5,800 loss on Southern Illinois Mining Company, Inc. (Note 3f) and $4,050 loss on litigation settlements.

     Most of the Company's revenues from discontinued operations have been generated under long-term coal sales contracts with electric utilities or other coal-related organizations located in the Eastern U.S. Revenues are recognized on coal sales in accordance with the sales agreement, which is usually when the coal is shipped to the customer.

     The discontinued operations leased various machinery and equipment. Lease expense for the discontinued operations was $678, $7,183 and $26,422 for 1995, 1994 and 1993, respectively.

     The assets and liabilities of the discontinued operations have been reclassified in the accompanying consolidated balance sheets from the historical classification in order to separately identify them as net assets of discontinued operations. These net assets consist primarily of net working capital, tangible and intangible noncurrent assets and other long-term liabilities.

3. SALE OF SUBSIDIARIES (INCLUDED IN DISCONTINUED OPERATIONS)

A. COAL MINING, MINING EQUIPMENT MANUFACTURING AND LICENSING

     On September 22, 1995, in a related party transaction, the Company entered into a stock purchase agreement with Addington Enterprises, Inc. (a company f/k/a Addington Acquisition Company, Inc., owned by Larry Addington, Robert Addington and Bruce Addington; collectively, the Addington Brothers) whereby the Company would receive $30,000, subject to a working capital adjustment, in exchange for all the issued and outstanding shares of common stock of its subsidiaries, Addington Mining, Inc., Mining Technologies, Inc., Addwest Mining, Inc. and Addington Coal Holding, Inc. This agreement closed on November 2, 1995, at which time the proceeds received were used by the Company to pay down its revolving line of credit. In addition, the Company retained the right to receive certain contingent payments due under the Company's technology sale to BHP Australia Coal Pty. Ltd. (Note 4). As of December 31, 1995, the Company estimates such payments may aggregate $3,000.

     Included in the transaction described above and pursuant to an option agreement dated August 4, 1995, the Company sold to the Addington Brothers all the issued and outstanding shares of common stock of its subsidiary, Tennessee Mining, Inc. According to the terms of the option agreement, the Addington Brothers will pay the Company a royalty based on tons of coal delivered under a certain coal sales contract, up to a

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES maximum aggregate royalty of $12,500. The Company had not received any payments from the Addington Brothers under this agreement as of December 31, 1995. Due to contingencies, no receivable for this royalty has been recorded.

B. CITRUS PROPERTIES

     On September 22, 1995, in a related party transaction, the Company entered into an agreement to sell all of the issued and outstanding shares of common stock of its subsidiary, Belize River Fruit Co., to Larry and Bruce Addington in exchange for 1,000 shares of common stock of the Company owned by Larry and Bruce Addington. This transaction was consummated on November 2, 1995, at which time the Company acquired the 1,000 shares valued at $13,625 and recorded them, at cost, as treasury stock. The Company retained no obligations in connection with the sale and has fully divested its investment in citrus operations.

C. ADDWEST MINERALS, INC.

     Addwest Minerals, Inc. (Addwest), a wholly-owned subsidiary of the Company, was organized to mine, extract and market precious and industrial metals. On November 1, 1995, the Company entered into a letter agreement, which was later finalized as a Stock Purchase Agreement (the Agreement), that provided for the sale to an unrelated party of all the capital stock of Addwest. On December 29, 1995, the Company consummated the Agreement to dispose of Addwest.

     The terms of the Agreement required the Company to contribute additional capital to Addwest in an amount sufficient to pay substantially all existing liabilities of Addwest through the date of the Agreement, with the exception of the remaining balance on the Rothschild gold loan. The proceeds received from the sale ($3,525) were used to retire the remaining balance on the Rothschild gold loan and the Company has been fully released from its obligations under that loan.

     In accordance with the Company's plan to dispose of Addwest, during 1995 it closed all previously existing hedging positions (i.e. forward sales contracts and option collars related to gold bullion). A small gain was realized upon closing these positions and has been reflected within the discontinued operations' disposal loss.

D. NEW RIVER LIME

     On November 17, 1995, the Company sold all of the real property, as well as all buildings, structures and improvements of its wholly-owned subsidiary, New River Lime, Inc. (NRL), to an unrelated party for $2,500 in cash. The Company retained no obligations in connection with the sale and has fully divested its investment in NRL.

E. PITTSTON DISPOSAL

     During September 1993, the Company entered into an agreement to sell the stock of five of its coal subsidiaries to Pittston. This transaction was consummated on January 14, 1994 and a loss on disposal was recorded during 1994 of $6,157. In connection with the sale, the Company provided certain guarantees to Pittston (Note 11g).

F. SOUTHERN ILLINOIS MINING COMPANY, INC.

     During April, 1992, the Company sold all of the outstanding stock of one of its subsidiaries, Southern Illinois Mining Company, Inc. ("SIMC"), to Marion Mining Corporation ("Marion") for $1,000 in cash and an approximately $10,400 promissory note (the "SIMC Note"). On February 1, 1993, both Marion and SIMC filed bankruptcy. On November 5, 1993, the Company filed a foreclosure action in state court in

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

Illinois to foreclose the security interest in the real property and personal property of SIMC. SIMC subsequently filed an adversary proceeding against the Company.

     During 1993, the Company established a $5,800 reserve against the SIMC Note. Such valuation was determined considering the estimated ultimate realizable value of the assets that would be recovered from bankruptcy. During the third quarter of 1994, the Company determined that the net value of the assets to be recovered from bankruptcy would be substantially less than previously expected. Accordingly, the Company fully reserved for this note receivable and reserved for certain other costs to be incurred in connection with bringing the bankruptcy proceeding to a conclusion (total charge of $6,800).

     On November 14, 1994, the U.S. Bankruptcy Court approved a settlement of all issues between the Company and SIMC. Rights to any property or proceeds to be received from this settlement were included with the sale of the coal mining, mining equipment manufacturing and licensing operation as described in Note 3a.

4. SALE OF AUSTRALIAN MINING TECHNOLOGY PATENT RIGHTS

     During 1995, the Company entered into a mining technology exchange agreement with BHP Australia Coal Pty Ltd. (BHPAC) whereby the Company sold its Australian patent right on highwall mining machines and certain other related technology. In consideration for the sale, the Company received cash during 1995 of $14,000. The agreement also provides for contingent payments to the Company (estimated to aggregate $3,000) upon the satisfaction of certain production requirements related to BHPAC's use of a highwall mining system incorporating the sold technology.

     The Company's subsidiary which developed the sold patent rights and technology is one of the subsidiaries which have been sold to Addington Acquisition Company, Inc. (see Note 3a). However, certain rights to receive contingent payments from BHPAC under the mining technology exchange agreement have been retained by the Company.

5. SHORT-TERM INVESTMENTS

     At December 31, 1994, the Company's short-term investments, which are deemed to be available-for-sale, consisted of investments in municipal obligations. The fair value of these instruments approximate their cost of $1,474 as of December 31, 1994. As the fair value approximates the cost of these investments, there are no unrealized holding gains or losses associated with such investments as of December 31, 1994.

     During 1995, the Company sold these investments at fair value. As the fair value of such investments approximated their cost (using the specific identification method), there were no realized gains or losses associated with the sale of such investments in 1995.

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

6. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are summarized by major classification as follows:

                                                                           DECEMBER 31,
                                                                        ------------------
                                                                          1995      1994
                                                                        --------   -------
                                                                          (IN THOUSANDS)
    Land..............................................................  $  2,713   $ 2,450
    Buildings and improvements........................................     1,121     1,073
    Machinery and transportation equipment............................    18,448    13,383
    Furniture, fixtures and office equipment..........................       505       710
    Landfill and other development costs..............................    70,867    55,881
    Construction in progress..........................................    25,760    16,040
                                                                        --------   -------
                                                                        $119,414   $89,537
                                                                        ========   =======

     Environmental development costs include the costs to develop landfills, which consist of expenditures for land and related airspace, permitting costs and preparation costs. Landfill permitting and preparation costs represent only direct costs related to these activities, including legal, engineering, construction of landfill improvements, cell development costs and the direct costs of Company personnel dedicated for these purposes.

     Included in property, plant and equipment as of December 31, 1995 and 1994 are approximately $25,760 and $16,040, respectively, related to start-up development projects for which depreciation and amortization have not yet commenced. The Company reviews the realization of these projects on a periodic basis.

7. ACCRUED EXPENSES AND OTHER

     As of December 31, 1995 and 1994, accrued expenses and other consisted of:

                                                                            DECEMBER 31,
                                                                           ---------------
                                                                            1995     1994
                                                                           ------   ------
                                                                           (IN THOUSANDS)
    Payroll and employee benefits........................................  $  697   $1,125
    Workers' compensation costs..........................................     314      477
    Deferred revenue.....................................................     858      939
    Property taxes.......................................................     106      224
    Disposal reserves and other..........................................   1,529    2,621
                                                                           ------   ------
                                                                           $3,504   $5,386
                                                                           ======   ======

8. OTHER NON-CURRENT LIABILITIES

     As of December 31, 1995 and 1994, other non-current liabilities consisted of:

                                                                            DECEMBER 31,
                                                                          ----------------
                                                                           1995      1994
                                                                          ------    ------
                                                                           (IN THOUSANDS)
    Accrued royalties...................................................  $  600    $  675
    Accrued income taxes................................................   3,385       616
    Disposal reserves and other.........................................   3,466     1,690
                                                                          ------    ------
                                                                          $7,451    $2,981
                                                                          ======    ======

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

9. CLOSURE AND POST-CLOSURE COSTS

     The Company, during its normal course of business, is required to expend funds for environmental protection and remediation. Such expenditures are not expected to have a materially adverse effect on its financial condition or results of operations considering its business is based upon compliance with environmental laws and regulations and its services are priced accordingly.

     As of December 31, 1995, the Company operates several solid waste landfills. The Company is responsible for closure and post-closure monitoring and maintenance costs at virtually all of these landfills which are currently operating or are engaged in expansion efforts. Estimated aggregate closure and post-closure costs are to be fully accrued for these landfills at the time that such facilities cease to accept waste and are closed. Considering existing accruals at the end of 1995, approximately $70 million of additional accruals are to be provided over the remaining lives of these facilities. This estimate is calculated with the assistance of independent engineers and is based on the need for significant future capital costs to complete expansion efforts over the lives of the landfills. Such additional accruals to be provided have been estimated based on current costs and existing regulatory requirements, and assume that the landfills will be filled to capacity. Due to uncertainties and significant judgments used in determining this amount, the actual amount to be expended may differ substantially.

10. DEBT

     As of December 31, 1995 and 1994 the Company's debt consisted of the following:

A. REVOLVING LINE OF CREDIT

     During 1995, the Company's environmental subsidiaries amended their line of credit agreement with a bank. This amended agreement, which is secured by virtually all of the assets and common stock of the environmental subsidiaries, provides for maximum borrowings of $50 million and bears interest at either a rate driven by the bank's base rate plus 0% to .75% or the Eurodollar rate plus 1.75% to 2.75%. As of December 31, 1995, the Company had no outstanding balance under this credit agreement. The available balance under the credit agreement is reduced by approximately $26,474 in letters of credit issued primarily as security for solid waste revenue bonds and the closure and post-closure monitoring and maintenance of landfills. Accordingly, borrowings available under the credit agreement approximated $23,526 as of December 31, 1995.

     As of December 31, 1994, $21,000 was outstanding under the credit agreement, of which $6,000 was at the bank's base driven rate (9.25%) and $15,000 was at the Eurodollar rate (9.125%). Since no principal payments are required under this credit agreement until its expiration in May 1997, the outstanding balance as of December 31, 1994, was classified as long-term. In January 1996, the expiration was amended to July 31, 1997.

     In connection with the credit agreement, which has been guaranteed by ARI, the Company has agreed to certain restrictive covenants which, among others, limit the amount of dividends that the Company can pay, limit its ability to incur additional indebtedness, and require the Company to maintain certain financial ratios. The Company is in compliance with these covenants as of December 31, 1995.

B. REVENUE BONDS

     In June, 1994, one of the Company's environmental subsidiaries, Broadhurst Environmental, Inc., together with the Wayne County Solid Waste Management Authority, issued $7,400 of tax exempt revenue bonds to finance the construction and development of a landfill in Wayne County, Georgia. These bonds mature on July 1, 2014 and bear interest at a rate that floats on a weekly basis, with a maximum interest rate of 12% per annum. The interest rate as of December 31, 1995 and 1994 was 5.55% and 5.95% per annum, respectively. The bonds are supported by an irrevocable letter of credit issued under the Company's credit

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES agreement (see Note 10a). The fee charged for the letter of credit as of December 31, 1995 is 1.75% per annum.

C. LONG-TERM DEBT

     As of December 31, 1995 and 1994, long-term debt consisted of the following:

                                                                          1995      1994
                                                                         -------   -------
                                                                          (IN THOUSANDS)
    Solid waste revenue bonds, see Note 10b............................  $ 7,400   $ 7,400
    Note Payable, revolving line of credit, see Note 10a...............       --    21,000
    Various capital leases, secured by equipment, bearing interest
      ranging from 8.4% to 9.6%, maturing through 2002, see Note 11a...    8,389        --
    Note payable, secured by aircraft, bearing interest at 6%, retired
      in 1995..........................................................       --     3,346
    Note payable, unsecured, with annual payments of $180,000,
      non-interest bearing (imputed at 7%), maturing June 12, 1997.....      338       472
    Various other notes payable, bearing interest ranging from 7.5% to
      21%..............................................................      103     1,429
                                                                         -------   -------
                                                                         $16,230   $33,647
    Less-current portion...............................................    1,823       880
                                                                         -------   -------
                                                                         $14,407   $32,767
                                                                         =======   =======

     Principal payments required for long-term debt after December 31, 1995 are as follows:

                                      YEAR                                   AMOUNT
        ---------------------------------------------------------------  --------------
                                                                         (IN THOUSANDS)
        1996...........................................................      $  192
        1997...........................................................         185
        1998...........................................................          18
        1999...........................................................          19
        2000...........................................................          21
        Thereafter.....................................................       7,406
                                                                             ------
        Total..........................................................      $7,841
                                                                             ======

11. COMMITMENTS AND CONTINGENCIES

A. LEASES

     The Company has various operating and capital leases for transportation and other equipment. Lease expense for continuing operations for the years ending December 31, 1995, 1994 and 1993 was approximately $2,552, $1,738 and $1,078 respectively. Property under capital leases, included with property, plant and equipment in the accompanying consolidated balance sheet at December 31, 1995 was $6,174, less accumulated depreciation of $667. Depreciation of assets under capital leases is included in depreciation expense.

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

     Approximate noncancelable future minimum payments are as follows:

                                   YEAR                                 OPERATING   CAPITAL
    ------------------------------------------------------------------  ---------   -------
                                                                          (IN THOUSANDS)
    1996..............................................................   $ 1,834    $ 2,350
    1997..............................................................     1,629      2,350
    1998..............................................................       979      2,181
    1999..............................................................       564      1,675
    2000..............................................................       213        889
    Thereafter........................................................        --      1,124
                                                                        ---------   -------
              Total minimum lease payments............................   $ 5,219    $10,569
                                                                         =======
    Less -- amount representing interest..............................                2,180
                                                                                    -------
    Present value of minimum lease payments (Note 10c)................                8,389
    Less -- current portion...........................................                1,631
                                                                                    -------
                                                                                    $ 6,758
                                                                                    =======

B. LEGAL MATTERS

     The Company is named as defendant in various actions in the ordinary course of its business. These actions generally involve disputes related to contract performance, personal injuries, as well as other civil actions that could result in additional litigation or other adversary proceedings.

     While the final resolution of any matter may have an impact on the Company's consolidated financial results for a particular reporting period, management believes that the ultimate disposition of these matters will not have a materially adverse effect upon the consolidated financial position of the Company.

C. ENVIRONMENTAL SERVICE CONTRACTS

     The Company has commitments (primarily with municipalities) to operate landfills and provide waste hauling services under various contracts for terms of up to 40 years. Revenues for such contracts are generally at stated rates but may be adjusted periodically for inflation.

D. ENVIRONMENTAL PROCEEDINGS

     The Company is involved in various environmental matters and proceedings, including permit application proceedings, in connection with the establishment, operation and expansion activities of certain landfill facilities, as well as other matters or claims that could result in additional environmental proceedings.

     While the final resolution of any matter may have an impact on the Company's consolidated financial results for a particular reporting period, management believes that the ultimate disposition of these matters will not have a material adverse effect upon the consolidated financial position of the Company.

E. ENVIRONMENTAL INSURANCE

     In order to meet existing government requirements, the Company has obtained environmental impairment liability insurance coverage for certain environmental risks arising from the operation of their landfill facilities. However, if an environmental impairment was of a magnitude that exceeded the Company's coverage, it could have a material adverse effect on the Company's business or its financial condition and results of operations.

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

F. EMPLOYMENT CONTRACTS

     The Company has employment contracts with certain members of management which include termination benefits based on the occurrence of certain events.

G. SALE OF CERTAIN SUBSIDIARIES

     During January 1994, the Company sold the stock of five of its coal subsidiaries to Pittston. In connection with the sale, the Company provided certain guarantees of indemnification to Pittston. In connection with the sale of coal subsidiaries to the Addington Brothers (see Note 3a), the Company received indemnification related to its guarantees to Pittston as well as other matters, including its guaranty of certain mineral lease royalty obligations and workers' compensation benefits.

     In connection with the sale of Addwest (Note 3c), the Company agreed to remain liable for the performance of an Addwest obligation for $175. Certain royalty rights are being held in escrow until the buyers pay the Addwest obligation.

12. STOCK OPTION AND STOCK GRANT PLANS

     The Company has a non-qualified stock option plan pursuant to which 1,500 shares of common stock were reserved for issuance and may be granted to officers, directors, and key employees of the Company and to key independent contractors of the Company in amounts and upon terms and conditions to be determined from time to time by the Compensation Committee of the Board of Directors. Stock options generally are exercisable either three years or five years from the date of issuance. The following stock options have been issued, exercised or canceled as of December 31:

                                                  1995             1994             1993
                                              -------------    -------------    -------------
    Outstanding at beginning of year........            685              490              924
      Issued................................            220              282               --
      Canceled..............................           (369)             (58)              --
      Exercised.............................            (75)             (29)            (434)
                                                 ----------       ----------       ----------
    Outstanding at end of year..............            461              685              490
                                                 ==========       ==========       ==========
    Exercisable at end of year..............            187              101              278
    Available for future grants at end of
      year..................................            482              276              500
    Price range per share:
      Issued................................  $        9.50    $        9.75    $          --
      Canceled..............................  7.50 -- 14.75    7.50 --  9.63               --
      Exercised.............................  7.50 --  9.75    9.75 -- 14.75    9.75 -- 14.75
      Outstanding at end of year............  7.50 -- 14.75    7.50 -- 14.75    7.50 -- 14.75

     In connection with the sale of subsidiaries discussed in Note 3, the Company terminated all non-vested stock options previously granted under its stock option plan to individuals who ceased being employees of the Company as a result of the transactions.

     In 1994, options for a total of 59 shares of the Company's common stock previously granted to eleven employees were terminated. The Company compensated each of these employees in the amount of the number of options held by each employee multiplied by the difference between the per share option exercise price and $16. The total cost for such terminations was approximately $416.

     The Company also has a non-qualified stock grant plan pursuant to which 500 shares of common stock were reserved for issuance to employees of the Company, except that officers, directors and owners of more than 10% of the Company's common stock are not eligible to receive stock grants. All stock grants issued to

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES date specify that the recipient of the stock grant must remain employed by the Company for 5 years from the date of grant in order to exercise the grant. As of December 31, the following stock grants were issued or canceled:

                                                                       1995    1994    1993
                                                                       ----    ----    ----
    Outstanding at beginning of year.................................   161    174     193
      Issued.........................................................    --     --      --
      Canceled.......................................................    --    (13 )   (19 )
      Exercised......................................................  (126)    --      --
                                                                       ----    ----    ----
    Outstanding at end of year.......................................    35    161     174
                                                                       ====    ====    ====
    Available for issue at year end..................................   339    339     326
                                                                       ====    ====    ====

     In connection with the transaction discussed in Note 3e, the Company has amended the stock grant plan to provide, among other things, that service by an employee with Pittston or an affiliate as a result of the transaction will be counted toward the time of service required under the stock grants. Employees holding stock grants for a total of 92 shares of common stock became employees of Pittston as a result of the transaction. The Company has included the compensation related to this matter in its measurement of the loss on the Pittston transaction (see Note 3e).

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), issued in October 1995 and effective for fiscal years beginning after December 15, 1995, encourages, but does not require, a fair value based method of accounting for employee stock options or similar equity instruments. It also allows an entity to elect to continue to measure compensation cost under Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" (APB No. 25), but requires proforma disclosures of net income and earning per share as if the fair value based method of accounting had been applied. The Company expects to adopt SFAS 123 in 1996. While the Company is still evaluating SFAS 123, it currently expects it will continue to measure compensation cost under APB No. 25 and comply with the pro forma disclosure requirements.

13. INCOME TAXES

     The Company follows the accounting for income taxes under SFAS No.
109 -- "Accounting for Income Taxes". A requirement of SFAS No. 109 is that deferred income tax liabilities or assets at the end of each period will be determined using the tax rate expected to be in effect when taxes are actually paid or recovered. Accordingly, income tax provisions will increase or decrease in the same period in which a change in tax rates is enacted.

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

     The income tax provision (benefit) for the years ended December 31, 1995, 1994, and 1993 consists of the following:

                                                                 YEARS ENDED DECEMBER 31,
                                                                ---------------------------
                                                                 1995      1994      1993
                                                                -------   -------   -------
                                                                      (IN THOUSANDS)
    Current:
      Federal.................................................  $(1,901)  $ 1,926   $  (285)
      State...................................................      393       683        34
                                                                -------   -------   -------
                                                                 (1,508)    2,609      (251)
                                                                -------   -------   -------
    Deferred:
      Federal.................................................    5,745      (850)     (506)
      State...................................................      189      (163)     (272)
                                                                -------   -------   -------
                                                                  5,934    (1,013)     (778)
                                                                -------   -------   -------
                                                                $ 4,426   $ 1,596   $(1,029)
                                                                =======   =======   =======

     The following is a reconciliation (in thousands) of the income tax provision (benefit) at the statutory tax rate of 34% to the Company's effective rate for the years ended December 31, 1995, 1994 and 1993.

                                                           YEARS ENDED DECEMBER 31,
                                          -----------------------------------------------------------
                                                1995                 1994                 1993
                                          ----------------     ----------------     -----------------
                                          AMOUNT   PERCENT     AMOUNT   PERCENT     AMOUNT    PERCENT
                                          ------   -------     ------   -------     -------   -------
Federal taxes at statutory rate.........  $3,910     34.0%     $1,357     34.0%     $  (921)    (34.0)%
Other, net..............................     132      1.1        (104)    (2.6)          49       1.8
State taxes, net of Federal tax
  benefit...............................     384      3.4         343      8.6         (157)     (5.8)
                                          ------   -------     ------   -------     -------   -------
                                          $4,426     38.5%     $1,596     40.0%     $(1,029)    (38.0)%
                                          ======    =====      ======    =====      =======    ======

     Deferred tax assets and liabilities as of December 31, 1995 and 1994 consisted of the following:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1995      1994
                                                                         -------   -------
                                                                          (IN THOUSANDS)
    Deferred tax assets:
      Alternative minimum tax credits..................................  $ 8,062   $ 7,662
      Accrued expenses and reserves....................................    2,807       491
      Contingent royalty receivable....................................    4,560        --
      Other............................................................       --       375
                                                                         -------   -------
                                                                          15,429     8,528
      Valuation allowance..............................................   (4,000)   (3,600)
                                                                         -------   -------
              Total deferred tax assets................................   11,429     4,928
                                                                         -------   -------
    Deferred tax liabilities:
      Property, plant and equipment....................................   (5,887)   (5,494)
                                                                         -------   -------
              Total deferred tax liabilities...........................   (5,887)   (5,494)
                                                                         -------   -------
      Net deferred tax asset (liability)...............................  $ 5,542   $  (566)
                                                                         =======   =======

     The alternative minimum tax credits and their accompanying valuation allowance (described above) were generated by the Company's discontinued operations and, accordingly, they have no effect on the income tax provision (benefit) from continuing operations. In connection with the disposal transactions described in

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

Note 3, however, the Company retained this deferred tax asset and it will be available for future use by the continuing operations.

     As of December 31, 1995 and 1994, the Company's alternative minimum tax credit carryforwards have an unlimited carryforward period. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. The Company has recorded a valuation allowance against these credits due to uncertainties in realization using the "more likely than not" valuation method.

     As of December 31, 1995, the Company has Federal alternative minimum tax net operating loss carryforwards of $4,700, which if not utilized will expire in 2008.

14. 401(K) SAVING PLAN

     The Company has a qualifying 401(k) savings plan covering substantially all employees. Under this plan, the Company matches (up to a maximum of 6% gross wages) 50% of the employee's contributions. The Company's expense under this plan was approximately $70 and $18 for 1995 and 1994, respectively.

15. PROVISION FOR ASSET WRITE-DOWNS AND OTHER CHARGES

     During 1994 and 1993, the Company recorded certain provisions for asset write-downs and other one-time charges. These charges are reflected in the Company's 1994 and 1993 consolidated statement of operations as follows:

          (a) During 1994, the Company wrote off approximately $670 associated with certain environmental projects as they were no longer being pursued by the Company.

          (b) During 1994, the Company wrote off approximately $1,200 associated with the Company's investment in a recycling technologies company. The Company wrote off its entire investment in this company in 1994 (included in other expense) due to the investee experiencing substantial financial difficulties.

          (c) During 1993 the Company wrote off approximately $5,122 of assets relating to experimental composting and recycling technology.

16. RELATED PARTY TRANSACTIONS

     The Company has dealt with certain companies or individuals which are related parties either by having stockholders/officers in common or because they are controlled by stockholders/officers or by relatives of stockholders/officers of the Company. The Company recorded various expenses (included in discontinued operations) to related parties consisting of approximately $3,809, $7,517 and $19,296 for trucking services, office rent, flight fees and royalties for the years ended December 31, 1995, 1994 and 1993, respectively.

     The Company had amounts receivable from related parties of $5 as of December 31, 1995 and amounts payable to related parties of $134 as of December 31, 1994. (See Note 3 for additional related-party transactions).

17. ACQUISITIONS

A. MID STATE ENVIRONMENTAL, INC.

     During 1994, one of the Company's subsidiaries, Mid State Environmental, Inc., acquired a landfill near Macon, Georgia. The purchase price included 149 shares of Addington Resources, Inc. stock, cash of approximately $1,453, future royalties based on revenue generated from the landfill operations and a contingent payment of approximately $3,600 upon receipt of a permit allowing the landfill to accept municipal and solid waste. This acquisition was accounted for as a purchase.

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

     The landfill, at the date of acquisition, was permitted to accept construction and demolition waste and certain industrial waste. In October, 1995, a permit allowing the landfill to accept municipal and solid waste became final and nonappealable. Accordingly, the Company made the $3,600 payment due to the seller.

     During 1995, the seller requested that the Company register the 149 shares for resale. The sales agreement provided that under certain conditions the Company is obligated to the seller for the difference, if any, between the per share market price on the date of receipt of the seller's request for registration (approximately $13.75 per share) and the per share market price on the date immediately preceding the effective date of the registration statement for resale. The Company has not yet filed the requested registration statement.

B. DOZIT COMPANY, INC.

     During 1994, one of the Company's subsidiaries, Addington Environmental, Inc., acquired all of the outstanding stock of Dozit Company, Inc. for approximately $330, as well as future royalty payments based primarily on tons of waste received at the landfill. This acquisition was accounted for as a purchase.

     The landfill is located in Union County, Kentucky. The acquisition included a newly issued contained landfill construction permit. The new facility is located adjacent to the existing landfill, was built to current federal and state landfill standards, and opened in November, 1994.

18. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following disclosures of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosure about Fair Value of Financial Instruments". The Company has used the following methods and assumptions to estimate the fair value of each class of financial instrument:

A. CASH AND CASH EQUIVALENTS

     The fair value approximates the carrying amount due to the short maturity (three months or less) of the instruments.

B. SHORT-TERM INVESTMENTS

     The fair value is based on quoted market prices for the same or similar financial instruments.

C. RESTRICTED CASH

     The estimated fair value of financial instruments that reprice or mature in less than three months approximates the carrying amount due to the short maturities of the instruments. The fair value of financial instruments with maturities greater than three months are estimated based on quoted market prices for the same or similar financial instruments.

D. LONG-TERM DEBT

     The fair value of the Company's debt maturing within one year approximates the carrying amount due to the short-term maturities involved.

     The fair value of the solid waste revenue bonds approximates the carrying amount, as the interest rates on the bonds are reset weekly based on the rate of interest that competitive securities would bear having similar credit and maturity characteristics.

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

     The fair value of the other debt is estimated by discounting future cash flows using an interest rate considered market for borrowings of similar credit quality and maturity.

     The carrying and estimated fair values of the Company's financial instruments are as follows (in thousands):

                                                                 AS OF DECEMBER 31,
                                                    ---------------------------------------------
                                                            1995                    1994
                                                    ---------------------   ---------------------
                                                    CARRYING                CARRYING
                                                     AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                                    --------   ----------   --------   ----------
    Cash and cash equivalents.....................  $  3,387    $   3,387   $  2,719    $   2,719
    Short-term investments........................        --           --      1,474        1,474
    Restricted cash...............................        40           40      4,348        4,348
    Long-term debt (including current portion)....   (16,230)     (16,230)   (33,647)     (33,647)

     The fair value estimates are made at discrete points in time based on relevant market information and information about the financial instruments. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision.

     In the normal course of business, the Company has letters of credit, performance bonds and other guarantees which are not reflected in the accompanying consolidated balance sheets. In the past, no significant claims have been made against these financial instruments. Management believes that the likelihood of performance under these financial instruments is minimal and expects no material losses to occur in connection with these financial instruments.

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

19. QUARTERLY FINANCIAL DATA (UNAUDITED -- IN THOUSANDS OF DOLLARS EXCEPT PER SHARE AMOUNTS)

                                              FIRST    SECOND     THIRD         FOURTH
                   1995                      QUARTER   QUARTER   QUARTER        QUARTER     YEAR
- -------------------------------------------  -------   -------   --------       -------   --------
Net revenues...............................  $10,748   $14,253   $ 16,578       $15,160   $ 56,739
                                             -------   -------   --------       -------   --------
Income from operations.....................    1,511     3,195      3,309         4,013     12,028
Net income from continuing operations......    1,077     1,926      1,899         2,172      7,074
Income from discontinued operations........      863     3,066      1,778            --      5,707
Loss on disposal of segment................       --        --    (30,537)(3)        --    (30,537)(3)
                                             -------   -------   --------       -------   --------
          Net income (loss)................  $ 1,940   $ 4,992   $(26,860)      $ 2,172   $(17,756)
                                             =======   =======   ========       =======   ========
Earnings per share (1):
  Income (loss) from continuing
     operations............................  $  0.07   $  0.12   $   0.12       $  0.14   $   0.45
  Income (loss) from discontinued
     operations............................     0.05      0.19       0.11            --       0.36
  Loss on disposal.........................       --        --      (1.91)           --      (1.94)
                                             -------   -------   --------       -------   --------
          Net income (loss)................  $  0.12   $  0.31   $  (1.68)      $  0.14   $  (1.13)
                                             =======   =======   ========       =======   ========
     1994
Net revenues...............................  $ 6,851   $ 8,867   $  9,942       $10,397   $ 36,057
                                             -------   -------   --------       -------   --------
Income from operations.....................    1,094     1,121        674         1,581      4,470
Net income (loss) from continuing
  operations...............................      525     1,022       (244)(2)     1,091      2,394(2)
Income (loss) from discontinued
  operations...............................    2,344       521    (11,575)         (818)    (9,528)
                                             -------   -------   --------       -------   --------
          Net income (loss)................  $ 2,869   $ 1,543   $(11,819)      $   273   $ (7,134)
                                             =======   =======   ========       =======   ========
Earnings per share (1):
  Income (loss) from continuing
     operations............................  $  0.03   $  0.07   $  (0.02)      $  0.07   $   0.15
  Income (loss) from discontinuing
     operations............................     0.15      0.03      (0.73)        (0.05)     (0.60)
                                             -------   -------   --------       -------   --------
          Net income (loss)................  $  0.18   $  0.10   $  (0.75)      $  0.02   $  (0.45)
                                             =======   =======   ========       =======   ========

- ---------------

(1) Quarters may not add to annual net income (loss) per share due to changes in shares outstanding
(2) Includes the asset write-downs and other charges described in Note 15
(3) Represents sale of discontinued operations as described in Note 2

20. SUBSEQUENT EVENT (UNAUDITED)

     During June 1996, the Company entered into an Agreement and Plan of Merger with Republic Industries, Inc. (Republic), pursuant to which the parties will enter into a business combination for which each share of the Company's common stock will be exchanged for 0.9 shares of Republic's common stock. The proposed transaction, which is intended to be accounted for as a pooling-of-interests business combination, is subject to the approval of regulators and Company shareholders and other customary terms and conditions.

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                         JUNE 30,    DECEMBER 31,
                                                                           1996          1995
                                                                         --------    -----------
                                                                       (UNAUDITED)
                                                                             (IN THOUSANDS)
                                             ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................................  $  2,624     $  3,387
  Accounts receivable, net.............................................     8,957        9,090
  Prepaid expenses and other...........................................     3,937        3,246
                                                                         --------     --------
          Total current assets.........................................    15,518       15,723
                                                                         --------     --------
PROPERTY, PLANT AND EQUIPMENT, at cost.................................   130,375      119,414
  Less accumulated depreciation........................................   (17,177)     (13,667)
                                                                         --------     --------
                                                                          113,198      105,747
                                                                         --------     --------
OTHER..................................................................     7,465        6,812
                                                                         --------     --------
          Total assets.................................................  $136,181     $128,282
                                                                         ========     ========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.....................................................  $  4,023     $  4,743
  Current portion of long-term debt....................................     1,929        1,823
  Accrued expenses and other...........................................     5,876        3,504
                                                                         --------     --------
          Total current liabilities....................................    11,828       10,070
                                                                         --------     --------
NON-CURRENT LIABILITIES:
  Long-term debt, less current portion.................................    15,987       14,407
  Accrued closure and post-closure costs...............................     6,159        5,168
  Other long-term liabilities..........................................     5,422        7,451
                                                                         --------     --------
          Total non-current liabilities................................    27,568       27,026
                                                                         --------     --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 30,000,000 shares authorized,
     16,189,284 shares and 16,054,301 shares outstanding at June 30,
     1996 and December 31, 1995, respectively..........................    16,189       16,054
  Paid-in capital......................................................    87,145       85,934
  Retained earnings....................................................     7,076        2,823
  Less treasury stock; 1,000,000 shares, at cost.......................   (13,625)     (13,625)
                                                                         --------     --------
          Total stockholders' equity...................................    96,785       91,186
                                                                         --------     --------
          Total liabilities and stockholders' equity...................  $136,181     $128,282
                                                                         ========     ========

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                            THREE MONTHS           SIX MONTHS
                                                           ENDED JUNE 30,        ENDED JUNE 30,
                                                         ------------------    ------------------
                                                          1996       1995       1996       1995
                                                         -------    -------    -------    -------
                                                           (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
REVENUES...............................................  $15,380    $14,253    $29,695    $25,001
                                                         -------    -------    -------    -------
COSTS AND EXPENSES:
  Cost of operations...................................    8,768      7,847     17,506     14,468
  Depreciation and amortization........................    1,908      1,930      3,879      3,191
  Selling, general and administrative..................    1,117      1,281      2,161      2,636
                                                         -------    -------    -------    -------
                                                          11,793     11,058     23,546     20,295
                                                         -------    -------    -------    -------
  Income from operations...............................    3,587      3,195      6,149      4,706
                                                         -------    -------    -------    -------
INTEREST AND OTHER INCOME (EXPENSE):
  Interest income......................................        1        170         27        284
  Interest expense.....................................      (79)      (123)      (142)      (174)
  Other, net...........................................     (435)       (31)      (208)       188
                                                         -------    -------    -------    -------
                                                            (513)        16       (323)       298
                                                         -------    -------    -------    -------
  Income before income tax provision...................    3,074      3,211      5,826      5,004
INCOME TAX PROVISIONS:
  Federal..............................................      681      1,092      1,231      1,701
  State................................................      149        193        342        300
                                                         -------    -------    -------    -------
                                                             830      1,285      1,573      2,001
                                                         -------    -------    -------    -------
  Income from continuing operations....................    2,244      1,926      4,253      3,003
DISCONTINUED OPERATIONS
  Income from operations of discontinued segment.......       --      3,066         --      3,929
  (less applicable income taxes of $2,030 and $2,219
     for the three and six months ended June 30, 1995)
NET INCOME.............................................  $ 2,244    $ 4,992    $ 4,253    $ 6,932
                                                         =======    =======    =======    =======
EARNINGS PER SHARE:
  Income from continuing operations....................  $   .15    $   .12    $   .28    $   .19
  Income from discontinued operations..................       --        .19         --        .24
                                                         -------    -------    -------    -------
  Net income per share.................................  $   .15    $   .31    $   .28    $   .43
                                                         =======    =======    =======    =======
  Equivalent shares of stock outstanding...............   15,369     16,224     15,349     16,127
                                                         =======    =======    =======    =======

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                           -------------------
                                                                             1996       1995
                                                                           --------   --------
                                                                             (IN THOUSANDS)
CASH FLOW FROM OPERATING ACTIVITIES:
  Net income.............................................................  $  4,253   $  6,932
                                                                           --------   --------
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization.......................................     3,879      3,191
     Income from discontinued operations.................................        --     (3,929)
     Gain on sale of assets..............................................        --       (903)
  Change in assets and liabilities, net of effects from acquisitions and disposals --
     (Increase) decrease in --
       Accounts receivable...............................................       133       (219)
       Prepaid expenses and other........................................      (691)      (301)
       Other assets......................................................    (1,022)     2,211
     Increase (decrease) in --
       Accounts payable..................................................      (720)      (207)
       Accrued expenses and other........................................       343     (2,380)
       Accrued closure and post-closure costs............................       991      1,024
                                                                           --------   --------
          Total adjustments..............................................     2,913     (1,513)
                                                                           --------   --------
          Net cash provided by operating activities......................     7,166      5,419
                                                                           --------   --------
CASH FLOW FROM INVESTING ACTIVITIES:
  Proceeds from sale of assets, net of disposal costs....................        --      4,125
  Decrease in short term investments.....................................                  263
  Additions to property, plant and equipment.............................   (10,961)   (11,190)
  Net decrease in investment in discontinued operations..................        --       (659)
                                                                           --------   --------
          Net cash used in investing activities..........................   (10,961)    (7,461)
                                                                           --------   --------
CASH FLOW FROM FINANCING ACTIVITIES:
  Repayments of long-term debt...........................................      (314)    (4,111)
  Issuance of common stock...............................................     1,346        971
  Borrowings on revolving line of credit.................................     2,000      3,000
                                                                           --------   --------
          Net cash provided by (used in) financing activities............     3,032       (140)
                                                                           --------   --------
          Net (decrease) increase in cash and cash equivalents...........      (763)    (2,182)
CASH AND CASH EQUIVALENTS, beginning of period...........................     3,387      2,719
                                                                           --------   --------
CASH AND CASH EQUIVALENTS, end of period.................................  $  2,624   $    537
                                                                           ========   ========

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

1. FINANCIAL STATEMENT PRESENTATION

     The accompanying consolidated unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, it is suggested that the accompanying financial statements be read in conjunction with the financial statements and notes thereto included in the Company's latest annual report on Form 10-K.

     The accompanying consolidated financial statements as of June 30, 1996 and 1995 include the accounts of Addington Resources, Inc. (the Company) and its wholly-owned direct and indirect subsidiaries.

     In the opinion of management, the accompanying consolidated unaudited financial statements include all adjustments necessary to present fairly the Company's financial position as of June 30, 1996, and results of operations for the six months ended June 30, 1996 and 1995. All adjustments were of a normal recurring nature. The results of operations for such interim periods are not necessarily indicative of the results to be expected for the full year.

2. MERGER TRANSACTION

     On June 25, 1996, the Company signed a definitive agreement to merge with Republic Industries, Inc. ("Republic"). Under the terms of the merger transaction, each outstanding share of the Company's common stock would be converted into the right to receive .90 of a share of Republic common stock.

     The merger transaction, which will be accounted for on a pooling of interests basis, is subject to customary terms and conditions, including compliance with covenants, accuracy of representations by the companies to the merger agreement, approval by the stockholders of the Company, the filing and clearance of the Republic registration statement and the Company's related proxy by the Securities and Exchange Commission and the receipt by the Company of confirmation of the fairness opinion by Oppenheimer & Co., Inc. as of the date the proxy statement is mailed to Company shareholders. The merger transaction received HSR clearance on July 31, 1996.

     The Company's largest stockholders, HPB Associates, L.P., and Larry, Robert and Bruce Addington, who collectively own approximately 45% of the Company's outstanding common stock, have agreed to vote their shares in favor of the merger transaction, and have delivered to Republic their irrevocable proxies.

     During the three months ended June 30, 1996, $750 is included in other expense in the accompanying June 30, 1996, Consolidated Statements of Operations in connection with professional fees incurred by the Company related to this merger transaction.

     The Company anticipates that the merger transaction will be consummated in the fourth quarter of 1996.

3. DISCONTINUED OPERATIONS

     During the third quarter of 1995, the Company implemented a formal plan to dispose of all of its non-environmental operations. These discontinued operations consisted primarily of the following: coal mining, mining equipment manufacturing and licensing, citrus properties in Belize, precious and industrial metals mining and incidental limestone properties. Accordingly, the Company's continuing operations are comprised of integrated solid waste management, which includes landfill operations and waste collection and recycling services.

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

     As discussed in Note 4, as of December 31, 1995, the Company had sold all of its subsidiaries included in discontinued operations, hence fully disposing of all non-environmental operations. The recorded transactions reflect the disposal of all of the Company's non-environmental segments and, accordingly, the operating results of these segments have been classified as discontinued operations for all periods presented in the accompanying consolidated financial statements. Operating results from the discontinued operations were as follows:

                                                          THREE MONTHS ENDED   SIX MONTHS ENDED
                                                            JUNE 30, 1995       JUNE 30, 1995
                                                          ------------------   ----------------
    Operating revenue...................................       $ 38,599            $ 64,675
                                                                -------             -------
    Income before income taxes..........................          5,096               6,148
    Income tax provision................................          2,030               2,219
                                                                -------             -------
    Net income from discontinued operations.............       $  3,066            $  3,929
                                                                =======             =======

     Most of the Company's revenues from discontinued operations were generated under long-term coal sales contracts with electric utilities or other coal-related organizations located in the Eastern U.S. Revenues were recognized on coal sales in accordance with the sales agreement, which was usually when the coal was shipped to the customer.

4. SALE OF SUBSIDIARIES (INCLUDED IN DISCONTINUED OPERATIONS)

A. COAL MINING, MINING EQUIPMENT MANUFACTURING AND LICENSING

     On September 22, 1995, in a related party transaction, the Company entered into a stock purchase agreement with Addington Enterprises, Inc. (a company f/k/a Addington Acquisition Company, Inc., owned by Larry Addington, Robert Addington and Bruce Addington; collectively, the Addington Brothers) whereby the Company would receive $30,000, subject to a working capital adjustment, in exchange for all the issued and outstanding shares of common stock of its subsidiaries, Addington Mining, Inc., Mining Technologies, Inc., Addwest Mining, Inc. and Addington Coal Holding, Inc. This sale was consummated on November 2, 1995, at which time the proceeds received were used by the Company to pay down its revolving line of credit. In addition, the Company retained the right to receive certain contingent payments due under the Company's technology sale to BHP Australia Coal Pty. Ltd. As of June 30, 1996, the Company estimates such payments may aggregate $3,000.

     Included in the transaction described above and pursuant to an option agreement dated August 4, 1995, the Company sold to the Addington Brothers all the issued and outstanding shares of common stock of its subsidiary, Tennessee Mining, Inc. According to the terms of the option agreement, the Addington Brothers will pay the Company a royalty based on tons of coal delivered under a certain coal sales contract, up to a maximum aggregate royalty of $12,500. During the six months ended June 30, 1996, the Company has recorded royalty income of $403 (included in other income in the accompanying June 30,1996, Consolidated Statement of Operations) from the Addington Brothers under this agreement.

B. CITRUS PROPERTIES

     On September 22, 1995, in a related party transaction, the Company entered into an agreement to sell all of the issued and outstanding shares of common stock of its subsidiary, Belize River Fruit Co., to Larry and Bruce Addington in exchange for 1,000 shares of common stock of the Company owned by Larry and Bruce Addington. This transaction was consummated on November 2, 1995, at which time the Company acquired the 1,000 shares valued at $13,625 and recorded them, at cost, as treasury stock. The Company retained no obligations in connection with the sale and has fully divested its investment in citrus operations.

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

C. ADDWEST MINERALS, INC.

     Addwest Minerals, Inc. (Addwest), a wholly-owned subsidiary of the Company, was organized to mine, extract and market precious and industrial metals. On November 1, 1995, the Company entered into a letter agreement, which was later finalized as a Stock Purchase Agreement (the Agreement), that provided for the sale to an unrelated party of all the capital stock of Addwest. On December 29, 1995, the Company consummated the sale of Addwest.

     The terms of the Agreement required the Company to contribute additional capital to Addwest in an amount sufficient to pay substantially all existing liabilities of Addwest through the date of the Agreement, with the exception of the remaining balance on the Rothschild gold loan. The proceeds received from the sale ($3,525) were used to retire the remaining balance on the Rothschild gold loan and the Company has been fully released from its obligations under that loan.

D. NEW RIVER LIME

     On November 17, 1995, the Company sold all of the real property, as well as all buildings, structures and improvements of its wholly owned subsidiary, New River Lime, Inc. (NRL), to an unrelated party for $2,500 in cash. The Company retained no obligations in connection with the sale and has fully divested its investment in NRL.

5. COMMITMENTS AND CONTINGENCIES

A. LEGAL MATTERS

     In the normal course of its operations, the Company may become involved in a variety of legal disputes. Currently, the Company is a party to certain litigation, including workers' compensation matters and other minor business disputes.

     While the final resolution of any matter may have an impact on the Company's consolidated financial results for a particular reporting period, management believes that the ultimate disposition of these matters will not have a material adverse effect on the consolidated financial position of the Company.

B. ENVIRONMENTAL PROCEEDINGS

     The Company is involved in various environmental matters and proceedings, including permit application proceedings, in connection with the establishment, operation and expansion activities of certain landfill facilities, as well as other matters or claims that could result in additional environmental proceedings.

     While the final resolution of any matter may have an impact on the Company's consolidated financial results for a particular reporting period, management believes that the ultimate disposition of these matters will not have a material adverse effect on the consolidated financial position of the Company.

C. ENVIRONMENTAL SERVICE CONTRACTS

     The Company has commitments (primarily with municipalities) to operate landfills and provide waste hauling services under various contracts for terms of up to 40 years. Revenues for such contracts are generally at stated rates but may be adjusted periodically for inflation.

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

D. ENVIRONMENTAL INSURANCE

     In order to meet existing government requirements, the Company has obtained environmental impairment liability insurance coverage for certain environmental risks arising from the operation of its landfill facilities. However, if an environmental impairment were of a magnitude that exceeded the Company's coverage, it could have a material adverse effect on the Company's business or its financial condition and results of operations.

E. SALE OF CERTAIN SUBSIDIARIES

     During January 1994, the Company sold the stock of five of its coal subsidiaries to Pittston Minerals Group, Inc. (Pittston). In connection with the sale, the Company provided certain guarantees of indemnification to Pittston. In connection with the sale of coal subsidiaries to the Addington Brothers (see
Note 4), the Company received indemnification related to its guarantees to Pittston as well as other matters, including its guaranty of certain mineral lease royalty obligations and workers' compensation benefits.

6. RELATED-PARTY TRANSACTIONS

     The Company has dealt with certain companies or individuals which are related parties either by having stockholders in common or because they are controlled by stockholders/officers or by relatives of stockholders/officers of the Company. The Company recorded various expenses (included in results of discontinued operations) to related parties consisting of approximately $5,461 for trucking services, office rent and flight fees for the six months ended June 30, 1995. There were no related party transactions during the six months ended June 30, 1996.

     The Company had amounts receivable from related parties of $5 as of December 31, 1995.

7. STOCKHOLDERS' EQUITY

     During the six months ended June 30, 1996, and 1995, 120 and 6 respectively, shares of common stock were issued in connection with the exercise of stock options.

     During the six months ended June 30, 1996 and 1995, 15 and 63 respectively, shares of common stock were issued in connection with stock grants issued to employees in 1989 and 1990. These stock grants specified that the recipient of the stock grant remain employed by the Company for five years from the date of the grant in order to exercise the grant.

     As a result of these options and grants being exercised and shares being issued, common stock increased $135 and $69 respectively, and paid-in capital increased $1,211 and $903 respectively, during the six months ended June 30, 1996 and 1995.

8. NEW ACCOUNTING PRONOUNCEMENTS

A. LONG LIVED ASSETS

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS No. 121), effective for fiscal years beginning after December 15, 1995. The new standard requires that long-lived assets and certain identified intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing such impairment review, companies are required to estimate the sum of future cash flows from an asset and compare such amount to the asset's carrying amount. Any excess of carrying amount over expected

                   ADDINGTON RESOURCES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

cash flows will result in a possible write-down of an asset to its fair value. The Company adopted the provisions of SFAS No. 121 as of January 1, 1996. The adoption had no effect on the results of operations or financial position of the Company.

B. STOCK-BASED COMPENSATION

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), effective for fiscal years beginning after December 15, 1995. The new standard encourages, but does not require, a fair value based method of accounting for employee stock options or similar equity instruments. It also allows an entity to elect to continue to measure compensation cost under Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" (APB No. 25), but requires pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. The Company expects to adopt SFAS No. 123 for its annual 1996 financial statements. In addition, the Company will elect to continue to measure compensation cost under APB No. 25 and comply with the pro forma disclosure requirements.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CarChoice, Inc.:

     We have audited the accompanying consolidated balance sheet of CARCHOICE, INC. AND SUBSIDIARY (Delaware corporations) as of December 31, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the period from inception (January 26, 1995) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CarChoice, Inc. and Subsidiary as of December 31, 1995 and the results of their operations and their cash flows for the period from inception to December 31, 1995 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Detroit, Michigan,
  June 12, 1996.

                         CARCHOICE, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1995
                 (IN 000'S, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                           ASSETS
CURRENT ASSETS:
  Cash.............................................................................  $ 3,324
  Accounts receivable..............................................................      303
  Deposits and prepaid expenses....................................................      328
  Vehicle inventory, net...........................................................   10,442
                                                                                     -------
          Total current assets.....................................................   14,397
PROPERTY AND EQUIPMENT:
  Land.............................................................................    4,627
  Building and improvements........................................................    4,813
  Equipment........................................................................      537
  Furniture and fixtures...........................................................       38
                                                                                     -------
          Total property and equipment.............................................   10,015
                                                                                     -------
                                                                                     $24,412
                                                                                     -------
                            LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Note payable.....................................................................  $ 9,909
  Accounts payable and accrued liabilities.........................................      975
                                                                                     -------
          Total current liabilities................................................   10,884
SHAREHOLDERS' EQUITY:
  Series A convertible preferred stock, $.01 par value, 1 share issued and
     outstanding at December 31, 1995..............................................       --
  Common stock, $.01 par value, 120,000 shares authorized, 17,393 issued and
     outstanding at December 31,1995...............................................       --
  Paid-in surplus..................................................................   18,428
  Retained deficit.................................................................   (4,085)
  Subscriptions receivable.........................................................     (815)
                                                                                     -------
          Total shareholders' equity...............................................   13,528
                                                                                     -------
                                                                                     $24,412
                                                                                     =======

The accompanying notes are an integral part of this consolidated balance sheet.

                         CARCHOICE, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS
             FROM INCEPTION (JANUARY 26, 1995) TO DECEMBER 31, 1995
                 (IN 000'S, EXCEPT SHARE AND PER SHARE AMOUNTS)

NET SALES.........................................................................  $     73
COST OF SALES.....................................................................        98
                                                                                    --------
  Gross profit (loss).............................................................       (25)
SELLING, GENERAL AND ADMINISTRATIVE...............................................     2,151
PRE-OPENING AND START-UP COSTS....................................................     1,887
                                                                                    --------
  Loss from operations............................................................    (4,063)
INTEREST AND FINANCING EXPENSES, NET..............................................       (22)
                                                                                    --------
  Loss before provision for income taxes..........................................    (4,085)
PROVISION FOR INCOME TAXES........................................................        --
                                                                                    --------
NET LOSS..........................................................................  $ (4,085)
                                                                                    ========

  The accompanying notes are an integral part of this consolidated statement.

                         CARCHOICE, INC. AND SUBSIDIARY

                       STATEMENT OF SHAREHOLDERS' EQUITY
             FROM INCEPTION (JANUARY 26, 1995) TO DECEMBER 31, 1995
                        (IN 000'S, EXCEPT SHARE AMOUNTS)

                                    PREFERRED
                                      STOCK
                                  --------------
                                     SERIES A      COMMON STOCK
                                  --------------  --------------  SUBSCRIPTIONS  PAID-IN  RETAINED
                                  SHARES  AMOUNT  SHARES  AMOUNT   RECEIVABLE    SURPLUS  DEFICIT    TOTAL
                                  ------  ------  ------  ------  -------------  -------  --------  --------
BALANCE AT JANUARY 26, 1995......     --  $   --      --  $   --     $    --     $    --  $     --  $     --
  Shares issued..................      1      --  17,393      --          --      17,613        --    17,613
  Shares subscribed..............     --      --      --      --        (815)        815        --        --
  Net loss.......................     --      --      --      --          --          --    (4,085)   (4,085)
                                  ------  ------  ------  ------  -------------  -------  --------  --------
BALANCE AT DECEMBER 31, 1995.....      1  $   --  17,393  $   --     $  (815)    $18,428  $ (4,085) $ 13,528
                                  ======  ======  ======  ======  =============  =======  ========  ========

  The accompanying notes are an integral part of this consolidated statement.

                         CARCHOICE, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
             FROM INCEPTION (JANUARY 26, 1995) TO DECEMBER 31, 1995
                                   (IN 000'S)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss........................................................................  $ (4,085)
  Adjustments to reconcile net loss to net cash used in operating activities -- Change in assets and liabilities --
     Accounts receivable..........................................................      (303)
     Inventory....................................................................   (10,442)
     Deposits and prepaid expenses................................................      (328)
     Accounts payable and accrued liabilities.....................................       975
                                                                                    --------
          Total adjustments.......................................................   (10,098)
                                                                                    --------
          Net cash used in operating activities...................................   (14,183)
                                                                                    --------
CASH FLOWS FROM INVESTING ACTIVITY:
  Purchases of property and equipment.............................................   (10,015)
                                                                                    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Note payable....................................................................     9,909
  Capital contributions...........................................................    17,613
                                                                                    --------
          Net cash provided by financing activities...............................    27,522
                                                                                    --------
NET INCREASE IN CASH..............................................................     3,324
CASH, beginning of period.........................................................        --
                                                                                    --------
CASH, end of period...............................................................  $  3,324
                                                                                    ========

  The accompanying notes are an integral part of this consolidated statement.

                         CARCHOICE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     CarChoice, Inc. and Subsidiary (the "Company"; formerly BOSC Group Automotive, Inc.) was formed on January 26, 1995. On December 27, 1995, the Company began operation of a chain of automobile superstores specializing in the sale of used vehicles. The consolidated financial statements included the accounts of the Company and its wholly-owned subsidiary, BOSC Automotive Realty, Inc. Significant intercompany accounts and transactions have been eliminated.

     The Lewisville, Texas (Dallas) superstore opened on December 27, 1995. The Sterling Heights (Detroit) superstore opened May 17, 1996.

ACCOUNTS RECEIVABLE

     Accounts receivable consists of vehicle finance contracts in transit to financial institutions and other receivables from lending sources.

INVENTORIES

     The Company values its vehicle inventory at cost, using the specific identification method. Cost includes acquisition expenses as well as charges to bring inventory units to their existing location and condition, including reconditioning costs. Parts and accessories are valued at the lower of cost, using the first-in, first-out method, or market.

     Management periodically reviews inventory levels and valuation to establish a reserve for expected losses on disposition of excess inventory. The reserve considers losses the Company has experienced when selling reconditioned vehicles in the wholesale market. The reserve at December 31, 1995 is $492,000.

PROPERTY AND EQUIPMENT

     Additions to property are recorded at cost and are depreciated over the estimated useful lives of the assets using the straight-line method. Useful lives are as follows:

        Building..........................................................    40 years
        Building improvements.............................................    20 years
        Equipment.........................................................    10 years
        Furniture and fixtures............................................   2-7 years

     Any expenditures which materially increase the value or extend the useful life are capitalized, maintenance and repairs which do not improve or extend the lives of the respective assets are charged against income as incurred.

     Construction in progress consists primarily of construction costs related to the Detroit superstore and costs incurred in developing future locations.

PRE-OPENING AND START-UP COSTS

     Expenditures related to the initial concept development and opening of new stores, other than those for capital assets, are charged to expense in the period incurred. Store pre-opening expenses consist primarily of advertising and training costs.

                         CARCHOICE, INC. AND SUBSIDIARY

ADVERTISING COSTS

     The Company expenses all costs for advertising as incurred. Advertising expense for the period from inception through December 31, 1995 was approximately $51,000 and is included in pre-opening and start-up costs in the accompanying consolidated statement of operations.

CAPITALIZATION OF INTEREST

     Interest expense incurred on properties under development is not significant and is charged to expense as incurred.

FINANCIAL INSTRUMENTS

     The carrying value of all financial instruments is at amounts approximating fair market value.

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

(2) NOTE PAYABLE

     The Company has a $21,000,000 revolving credit agreement. This borrowing bears interest at Eurodollar or prime rates, as selected by the Company, and is secured by all assets of the Company excluding land and building. The weighted average interest rate on borrowings outstanding as of December 31, 1995 is approximately 8%. The agreement includes a commitment fee of $25,000. This bank credit arrangement matures in November 1996. The credit agreement contains restrictive financial covenants, including those related to available borrowing based on inventory levels, the maintenance of minimum tangible net worth and maximum ratios of debt to capitalization. As of December 31, 1995 the Company was not in compliance with certain covenants. The events of noncompliance were waived by the financial institution.

(3) TAXES

     Deferred income taxes relate primarily to temporary differences between the financial and tax reporting of income recognition related to inventories, depreciation and certain operating expenses as well as net operating loss carryforwards which expire in 2010. Deferred taxes are classified as in the consolidated balance sheets based on the classification of the assets and liabilities which gave rise to the temporary differences. Net deferred tax assets total approximately $1,400,000 and are offset by a valuation reserve for financial reporting purposes.

     The reconciliation between the Federal statutory rate and the Company's effective income tax rate is:

        Federal statutory rate.................................................   34%
        State income taxes.....................................................    2
        Valuation reserve......................................................  (36)
                                                                                 ---
        Effective tax rate.....................................................    0%
                                                                                 ===

(4) RELATED PARTY TRANSACTIONS

     Costs related to concept development and acquisition of certain sites were contracted with The BOSC Group, Inc. (BOSC), an affiliate through common ownership. BOSC provided services totaling approximately

                         CARCHOICE, INC. AND SUBSIDIARY

$500,000 in 1995, which are included in preopening and startup costs in the accompanying consolidated statement of operations. In 1996 an agreement was made between the Company and BOSC which calls for a development fee of 8% of cost for each superstore. BOSC will continue to provide certain acquisition and development services through the completion of the third store.

(5) COMMITMENTS

     The Company leases certain office equipment under noncancelable operating leases expiring in 1999. Rental expense was insignificant for the year ended December 31, 1995. Future minimum lease payments on this equipment are also not significant at December 31, 1995.

(6) CAPITAL STRUCTURE

SERIES A PREFERRED STOCK

     The Series A preferred stock has a class voting right over voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the Company, or the consolidation, merger or sale of the Company. Series A preferred stock has no liquidation preference over common stock; it is convertible into one share of common stock at the option of the holder, within five years of the issuance of the preferred stock, upon transfer of the share to another stockholder, or upon a public offering by the Company.

COMMON STOCK

     The Company and its shareholders have entered into various agreements generally providing the Company the first right to repurchase any shares of stock offered for sale by the shareholders. In the event the shareholder receives a bonafide offer to purchase all or any part of the shareholder's shares, the same terms and conditions will be offered to the Company.

OPTIONS

     During 1995, the Company established an incentive stock plan (the Plan) to increase its ability to attract and retain key employees. Under the Plan, options to purchase the Company's stock, stock appreciation rights, and/or stock awards may be granted at the discretion of the Board of Directors. The maximum number of shares that may be granted is 10% of the sum of (i) the outstanding shares of the common stock of the Company and (ii) the number of shares of common stock issuable upon conversion of any outstanding debt or equity securities at the date of grant. The options shall be granted at a price of at least 100% of the fair market value of the related stock at the date of the grant. The options and rights vest over a period of six months to four years or upon a change of control, as defined in the agreement. Options expire ten years from the date of grant unless terminated earlier pursuant to the terms of the agreement. As of December 31, 1995, there were 725 options outstanding with exercise prices ranging from $1,000 to $5,000 per share. No options had been exercised as of December 31, 1995. Approximately 150 options outstanding are currently exercisable as of December 31, 1995.

WARRANTS

     As of December 31, 1995, the Company had issued warrants to purchase 13,758 shares of common stock to certain holders of common stock. None of these warrants have been exercised as of December 31, 1995.

                         CARCHOICE, INC. AND SUBSIDIARY

     Under the terms of the warrant agreements, the exercise price of the warrants and expiration dates are as follows:

WARRANT     NUMBER OF     EXERCISE        EXPIRATION
SERIES       SHARES        PRICE             DATE
- -------     ---------     --------     ----------------
1               867        $2,000      January 26, 2000
2               867         3,000      January 26, 2000
3             1,220         2,000      May 26, 2000
4             1,220         3,000      May 26, 2000
5             4,792         2,000      August 22, 2000
6             4,792         3,000      August 22, 2000

(7) SUBSEQUENT EVENTS

     In January 1996, the Company took out a $2,000,000 mortgage note, payable in monthly principal installments of $12,821, commencing February 1, 1998 through February 1, 2001. This note bears interest at 9.5% and is secured by land and buildings.

     In February 1996, the Company entered into a $3,000,000 bank note payable, payable in installments through November, 1996. The note bears interest at either the prime rate or 2% over the Eurodollar rate, at the option of the Company, and is secured by land and buildings, as well as the personal guarantee of a Company shareholder.

     From January 1996 through June 1996, the Company obtained stock subscriptions for 6,800 shares of Series B convertible preferred stock at $2,500 per share. The stock is convertible into shares of common stock under a conversion formula as specified in the agreement and carries voting rights based on the equivalent number of common shares pursuant to the conversion formula.

     In April 1996, pursuant to the adoption of an executive compensation plan, the Company granted 1,220 qualified and 1,200 nonqualified stock options to employees, officers and advisors at exercise prices of $2,500 per share to $2,750 per share.

     On June 12, 1996, a purchase agreement was entered into in which the Company agreed to sell its properties, business and all assets to Republic Industries, Inc. ("Republic") in exchange for shares of Republic. This merger will be accounted for as a pooling-of-interests. This agreement will be considered closed upon the fulfillment by both companies of conditions specified in the purchase agreement.

                         CARCHOICE, INC. AND SUBSIDIARY

                     UNAUDITED CONSOLIDATED BALANCE SHEETS
                   AS OF JUNE 30, 1996 AND DECEMBER 31, 1995
                 (IN 000'S, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                         JUNE 30,   DECEMBER 31,
                                                                           1996         1995
                                                                         --------   ------------
                                             ASSETS
CURRENT ASSETS:
  Cash.................................................................  $  3,689     $  3,324
  Accounts receivable..................................................     3,564          303
  Deposits and prepaid expenses........................................        87          328
  Vehicle inventory, net...............................................    13,269       10,442
                                                                         --------     --------
          Total current assets.........................................    20,609       14,397
PROPERTY AND EQUIPMENT:
  Land.................................................................     7,477        4,627
  Building and improvements............................................    11,917        4,813
  Equipment............................................................     2,798          537
  Furniture and fixtures...............................................       613           38
  Construction in progress.............................................     2,634           --
                                                                         --------     --------
                                                                           25,439       10,015
  Accumulated depreciation.............................................      (326)          --
                                                                         --------     --------
          Net property and equipment...................................    25,113       10,015
                                                                         --------     --------
                                                                         $ 45,722     $ 24,412
                                                                         ========     ========
                              LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Note payable.........................................................  $ 10,745     $  9,909
  Current portion of long term debt and capital lease obligations......     3,056           --
  Accounts payable and accrued liabilities.............................     7,569          975
                                                                         --------     --------
          Total current liabilities....................................    21,370       10,884
LONG TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion.....     3,267           --
SHAREHOLDERS' EQUITY:
  Series A convertible preferred stock, $.01 par value, 1 share issued
     and outstanding at June 30, 1996 and December 31, 1995............        --           --
  Series B convertible preferred stock, $.01 par value, 6,800 and 0 shares issued and outstanding, at June 30, 1996 and December 31,
     1995, respectively................................................        --           --
  Common stock, $.01 par value, 120,000 shares authorized, 17,393
     issued and outstanding at June 30, 1996 and December 31, 1995.....        --           --
  Paid-in surplus......................................................    35,426       18,428
  Retained deficit.....................................................   (14,341)      (4,085)
  Subscriptions receivable.............................................        --         (815)
                                                                         --------     --------
          Total shareholders' equity...................................    21,085       13,528
                                                                         --------     --------
                                                                         $ 45,722     $ 24,412
                                                                         ========     ========

   The accompanying notes are an integral part of these consolidated balance sheets.

                         CARCHOICE, INC. AND SUBSIDIARY

                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                 (IN 000'S, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                           THREE MONTHS
                                                               ENDED           SIX MONTHS ENDED
                                                             JUNE 30,              JUNE 30,
                                                         -----------------     -----------------
                                                          1996       1995       1996       1995
                                                         -------     -----     -------     -----
NET SALES:
  Vehicles.............................................  $18,115     $  --    $ 28,463     $  --
  Warranty.............................................      385        --         637        --
  Financing revenue....................................      104        --         173        --
                                                         -------     -----     -------     -----
                                                          18,604        --      29,273        --
COST OF SALES:
  Vehicles.............................................   17,035        --      26,638        --
  Warranty.............................................      221        --         406        --
                                                         -------     -----     -------     -----
                                                          17,256        --      27,044        --
                                                         -------     -----     -------     -----
          Gross profit.................................    1,348        --       2,229        --
SELLING, GENERAL AND ADMINISTRATIVE....................    5,764       279       8,169       325
PRE-OPENING AND START-UP COSTS.........................    2,369       146       3,800       607
LOSS ON WHOLESALE TRANSACTIONS.........................       83        --         145        --
                                                         -------     -----     -------     -----
          Loss from operations.........................   (6,868)     (425)     (9,885)     (932)
INTEREST AND FINANCING EXPENSES, NET...................      151        --         371        --
                                                         -------     -----     -------     -----
          Loss before provision for income taxes.......   (7,019)     (425)    (10,256)     (932)
PROVISION FOR INCOME TAXES.............................       --        --          --        --
                                                         -------     -----     -------     -----
NET LOSS...............................................  $(7,019)    $(425)   $(10,256)    $(932)
                                                         =======     =====    ========     =====

 The accompanying notes are an integral part of these consolidated statements.

                         CARCHOICE, INC. AND SUBSIDIARY

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                   (IN 000'S)

                                                                             1996        1995
                                                                           --------     ------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...............................................................  $(10,256)    $ (932)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation........................................................       326         --
     Change in assets and liabilities:
       Accounts receivable...............................................    (3,261)        --
       Inventories.......................................................    (2,827)        --
       Deposits and prepaid expenses.....................................       241        (26)
       Accounts payable and accrued liabilities..........................     6,594         65
                                                                           --------     ------
          Total adjustments..............................................     1,073         39
                                                                           --------     ------
          Net cash used in operating activities..........................    (9,183)      (893)
                                                                           --------     ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment....................................   (14,018)       (58)
                                                                           --------     ------
          Net cash used in investing activities..........................   (14,018)       (58)
                                                                           --------     ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long term debt, net......................................     4,917         --
  Proceeds from notes payable, net.......................................       836         --
  Capital contribution...................................................    17,813      3,110
                                                                           --------     ------
          Net cash provided by financing activities......................    23,566      3,110
                                                                           --------     ------
NET INCREASE IN CASH.....................................................       365      2,159
CASH, beginning of period................................................     3,324         --
                                                                           --------     ------
CASH, end of period......................................................  $  3,689     $2,159
                                                                           ========     ======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest...............................  $    273     $   --
                                                                           ========     ======
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY:
  Purchases of equipment under capital lease.............................  $  1,406     $   --
                                                                           ========     ======

 The accompanying notes are an integral part of these consolidated statements.

                         CARCHOICE, INC. AND SUBSIDIARY

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited consolidated financial statements include the accounts of CarChoice, Inc. and subsidiary (the "Company"; formerly BOSC Group Automotive, Inc.) and, in the opinion of management, include all material adjustments (consisting of normal and recurring adjustments) necessary for a fair presentation of results for the interim period. All significant intercompany accounts and transactions have been eliminated. Operating results for interim periods are not necessarily indicative of the results that can be expected for a full year.

PRINCIPLES OF CONSOLIDATION

     The Company was formed on January 26, 1995. On December 27, 1995, the Company began operation of a chain of automobile superstores specializing in the sale of used vehicles. The consolidated financial statements included the accounts of the Company and its wholly-owned subsidiary, BOSC Automotive Realty, Inc. Significant intercompany accounts and transactions have been eliminated.

     The Lewisville, Texas (Dallas) superstore opened on December 27, 1995. The Sterling Heights (Detroit) superstore opened May 17, 1996.

ACCOUNTS RECEIVABLE

     Accounts receivable consists of vehicle finance contracts in transit to financial institutions and other receivables from lending sources.

INVENTORIES

     The Company values its vehicle inventory at cost, using the specific identification method. Cost includes acquisition expenses as well as charges to bring inventory units to their existing location and condition, including reconditioning costs. Parts and accessories are valued at the lower of cost, using the first-in, first-out method, or market.

     Management periodically reviews inventory levels and valuation to establish a reserve for expected losses on disposition of excess inventory. The reserve considers losses the Company has experienced when selling reconditioned vehicles in the wholesale market. The reserve at June 30, 1996 and December 31, 1995 was $58,000 and $492,000, respectively.

PROPERTY AND EQUIPMENT

     Additions to property are recorded at cost and are depreciated over the estimated useful lives of the assets using the straight-line method. Useful lives are as follows:

        Building..........................................................  40 years
        Building improvements.............................................  20 years
        Equipment.........................................................  10 years
        Furniture and fixtures............................................  2-7 years

     Any expenditures which materially increase the value or extend the useful life are capitalized; maintenance and repairs which do not improve or extend the lives of the respective assets are charged against income as incurred.

     Construction in progress consists primarily of construction costs related to the Detroit superstore and costs incurred in developing future locations.

                         CARCHOICE, INC. AND SUBSIDIARY

PRE-OPENING AND START-UP COSTS

     Expenditures related to the initial concept development and opening of new stores, other than those for capital assets, are charged to expense in the period incurred. Store pre-opening expenses consist of costs associated with the identification and selection of sites ultimately deemed unsuitable, as well as advertising and training costs.

ADVERTISING COSTS

     The Company expenses all advertising costs as incurred. Advertising expense for the six months ended June 30, 1996 and 1995 was $3,100,000 and $3,600, respectively, and is primarily included in pre-opening and start-up costs in the accompanying consolidated statement of operations.

CAPITALIZATION OF INTEREST

     Interest expense incurred on properties under development and vehicle inventories is not significant and is charged to expense as incurred.

FINANCIAL INSTRUMENTS

     The carrying value of all financial instruments is at amounts approximating fair market value.

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

(2) NOTE PAYABLE

     The Company has a $21,000,000 revolving credit agreement. This borrowing bears interest at Eurodollar or prime rates, as selected by the Company, and is secured by all assets of the Company excluding land and building. The weighted average interest rate on borrowings outstanding as of June 30, 1996 is approximately 7.7%. The agreement includes a commitment fee of $25,000. This bank credit arrangement matures in November 1996. The credit agreement contains restrictive financial covenants, including those related to available borrowing based on inventory levels, the maintenance of minimum tangible net worth and maximum ratios of debt to capitalization.

(3) LONG TERM DEBT AND CAPITAL LEASE OBLIGATIONS

     Long term debt consists of the following at June 30 (in 000's):

    Bank note payable, payable in installments through November 22, 1996.......  $ 2,916
    Mortgage note payable, payable in monthly principal installments of $12,821
      plus interest, commencing February 1, 1998 through February 1, 2001......    2,000
    Capital lease obligations, payable in monthly principal and interest installments of $34,272, expiring at various times through February
      2001.....................................................................    1,407
                                                                                 -------
                                                                                   6,323
    Less -- current portion....................................................   (3,056)
                                                                                 -------
                                                                                 $ 3,267
                                                                                 =======

                         CARCHOICE, INC. AND SUBSIDIARY

     The bank note payable bears interest at either the prime rate or 2% over the Eurodollar rate, at the option of the Company, and is secured by land and buildings collectively valued at approximately $10,500,000 as well as the personal guarantee of a Company shareholder.

     The mortgage note payable bears interest at 9.5% and is secured by land and buildings valued at approximately $7,300,000.

     The Company leases a significant portion of its computer and other office equipment under long-term capital leases. The leases are capitalized at cost and amortized over the estimated useful life of the related asset on a straight-line basis. The future minimum lease commitments below include obligations relating to this lease.

     Aggregate maturities of long term debt and capital lease obligations are as follows (in 000's):

        1996................................................................  $3,122
        1997................................................................     411
        1998................................................................     552
        1999................................................................     565
        2000................................................................     433
        Thereafter..........................................................   1,554
                                                                              ------
                                                                               6,637
        Less -- amount representing interest................................    (314)
                                                                              ------
                                                                              $6,323
                                                                              ======

(4) TAXES

     Deferred income taxes relate primarily to temporary differences between the financial and tax reporting of income recognition related to inventories, depreciation and certain operating expenses as well as net operating loss carryforwards which expire in 2010 and 2011. Deferred taxes are classified as current or non-current in the consolidated balance sheets based on the classification of the assets and liabilities which gave rise to the temporary differences. Net deferred tax assets total approximately $4,200,000 and are offset by a valuation reserve for financial reporting purposes.

     Differences between the statutory Federal tax rate and the effective tax rate are due to certain non-deductible expenses for tax purposes and the establishment of a 100% valuation reserve against net deferred tax assets.

(5) RELATED PARTY TRANSACTIONS

     Costs related to concept development and acquisition of certain sites were contracted with The BOSC Group, Inc. (BOSC), an affiliate through common ownership. The agreement between the Company and BOSC calls for a development fee of 8% of cost for each superstore. BOSC will continue to provide certain acquisition and development services through the completion of the third store. Amounts owed to BOSC totaled $23,000 and $-0- at June 30, 1996 and December 31, 1995, respectively, and are included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets.

(6) COMMITMENTS

     The Company leases certain property under an operating lease with a term of 5 years and renewal options for up to a total of 60 years for approximately $30,000 per year. The lease period begins when the lessor substantially completes an improvement project on the property.

                         CARCHOICE, INC. AND SUBSIDIARY

     The Company also leases certain office equipment under noncancelable operating leases expiring in 1999. Rental expense was insignificant for the six months ended June 30, 1996.

     Future minimum lease payments as of June 30, 1996 are as follows (in
000's):

        1996..................................................................  $ 24
        1997..................................................................    48
        1998..................................................................    48
        1999..................................................................    48
        2000..................................................................    38
        Thereafter............................................................    14
                                                                                ----
                  Total minimum lease payments................................  $220
                                                                                ====

(7) CAPITAL STRUCTURE

SERIES A CONVERTIBLE PREFERRED STOCK

     The Series A preferred stock has a class voting right over voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the Company, or the consolidation, merger or sale of the Company. Series A preferred stock has no liquidation preference over common stock; it is convertible into one share of common stock at the option of the holder, within five years of the issuance of the preferred stock, upon transfer of the share to another stockholder, or upon a public offering by the Company.

SERIES B CONVERTIBLE PREFERRED STOCK

     The Series B convertible preferred stock is convertible into shares of common stock under a conversion formula as specified in the agreement and carries voting rights based on the equivalent number of common shares pursuant to the conversion formula. It also has liquidation preferences in the event of dissolution or winding up of the Corporation as well as dividend preferences over common stock and Series A preferred stock in the event that dividends are declared. In the event of a public offering of the Company's common stock, the shares automatically convert to common stock and the holders have certain rights to sell shares in the offering, with registration expenses borne by the Company.

     A total of 30,000 shares of preferred stock have been authorized, the rights and preferences to be determined individually by Series. As of June 30, 1996, 6,800 shares have been issued and are outstanding.

COMMON STOCK

     The Company and its shareholders have entered into various agreements generally providing the Company the first right to repurchase any shares of stock offered for sale by the shareholders. In the event the shareholder receives a bonafide offer to purchase all or any part of the shareholder's shares, the same terms and conditions will be offered to the Company.

OPTIONS

     During 1995, the Company established an incentive stock plan (the Plan) to increase its ability to attract and retain key employees. Under the Plan, options to purchase the Company's stock, stock appreciation rights, and/or stock awards may be granted at the discretion of the Board of Directors. The maximum number of shares that may be granted is 10% of the sum of (i) the outstanding shares of the common stock of the Company and (ii) the number of shares of common stock issuable upon conversion of any outstanding debt or equity securities at the date of grant. The options shall be granted at a price of at least 100% of the fair market value of the related stock at the date of the grant. The options and rights vest over a period of six months to four years. Options expire ten years from the date of grant unless terminated earlier pursuant to the terms of

                         CARCHOICE, INC. AND SUBSIDIARY
the agreement. As of June 30, 1996, there were 1,955 qualified and 1,220 nonqualified options outstanding with exercise prices ranging from $1,000 to $2,750 per share. No options had been exercised as of June 30, 1996. Approximately 150 options outstanding are currently exercisable as of June 30, 1996.

WARRANTS

     As of June 30, 1996, the Company had issued warrants to purchase 13,758 shares of common stock to certain holders of common stock. None of these warrants have been exercised as of June 30, 1996.

     Under the terms of the warrant agreements, the exercise price of the warrants and expiration dates are as follows:

WARRANT     NUMBER OF     EXERCISE        EXPIRATION
SERIES       SHARES        PRICE             DATE
- -------     ---------     --------     ----------------
  1             867        $2,000      January 26, 2000
  2             867         3,000      January 26, 2000
  3           1,220         2,000      May 26, 2000
  4           1,220         3,000      May 26, 2000
  5           4,792         2,000      August 22, 2000
  6           4,792         3,000      August 22, 2000

(8) COMPANY PURCHASE

     On June 12, 1996, a purchase agreement was entered into in which the Company agreed to sell its properties, business and all assets to Republic Industries, Inc. ("Republic") in exchange for shares of Republic. This transaction, which closed on August 1, 1996, will be accounted for under the pooling-of-interests method of accounting.

                          INDEPENDENT AUDITOR'S REPORT

Republic Industries, Inc.
Ft. Lauderdale, Florida

     We have audited the accompanying combined balance sheet of Acquired Solid Waste Companies as of December 31, 1995, and the related combined statements of operations, equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Acquired Solid Waste Companies as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

     The combined balance sheets and related statements of operations, equity, and cash flows for the three months ended March 31, 1995 and 1996, are unaudited. We did not audit or review those financial statements, and, accordingly, we express no opinion or other form of assurance on them.

MUNSON, CRONICK & ASSOCIATES

Fullerton, California,
  July 18, 1996.

                         ACQUIRED SOLID WASTE COMPANIES

                            COMBINED BALANCE SHEETS



                                                                       MARCH 31,    DECEMBER 31,
                                                                         1996          1995
                                                                      -----------   ------------
                                                                      (UNAUDITED)
                                             ASSETS
Current:
  Cash..............................................................  $ 2,680,000   $  2,377,000
  Certificates of deposit and marketable securities.................    1,265,000      1,265,000
  Accounts receivable, net..........................................    2,272,000      2,602,000
  Deferred taxes....................................................       15,000         15,000
  Prepaid expenses and other........................................      127,000        291,000
                                                                      -----------    -----------
          Total current assets......................................    6,359,000      6,550,000
Property and equipment, net.........................................    3,853,000      3,891,000
Long-term note receivable from related party........................      605,000        612,000
Long-term portion of deferred taxes.................................       61,000         61,000
Intangible assets, net..............................................    2,889,000      2,968,000
Other assets........................................................      698,000        432,000
                                                                      -----------    -----------
          Total assets..............................................  $14,465,000   $ 14,514,000
                                                                      ===========    ===========
                                     LIABILITIES AND EQUITY
Current:
  Accounts payable..................................................  $ 1,042,000   $  1,150,000
  Accrued liabilities...............................................      768,000        722,000
  Current portion of long-term debt.................................    1,016,000      1,095,000
  Deferred income...................................................           --        108,000
  Income taxes payable..............................................           --         53,000
                                                                      -----------    -----------
          Total current liabilities.................................    2,826,000      3,128,000
Long-term debt, net of current portion..............................    3,325,000      3,834,000
Other liabilities...................................................      721,000        724,000
                                                                      -----------    -----------
          Total liabilities.........................................    6,872,000      7,686,000
Commitments and contingencies
Equity..............................................................    7,593,000      6,828,000
                                                                      -----------    -----------
          Total liabilities and equity..............................  $14,465,000   $ 14,514,000
                                                                      ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                         ACQUIRED SOLID WASTE COMPANIES

                       COMBINED STATEMENTS OF OPERATIONS

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                            -------------------------
                                                                                          YEAR ENDED
                                                               1996          1995        DECEMBER 31,
                                                            -----------   -----------   ------------
                                                            (UNAUDITED)   (UNAUDITED)
Revenues..................................................  $ 7,838,000   $ 7,731,000   $ 31,488,000
                                                             ----------    ----------    -----------
Expenses:
  Cost of operations......................................    5,041,000     4,765,000     21,225,000
  General and administrative..............................    1,618,000     1,856,000      6,558,000
  Interest expense........................................       78,000        50,000        428,000
                                                             ----------    ----------    -----------
          Total expenses..................................    6,737,000     6,671,000     28,211,000
                                                             ----------    ----------    -----------
Other income..............................................       56,000        68,000        845,000
                                                             ----------    ----------    -----------
  Income before income taxes..............................    1,157,000     1,128,000      4,122,000
Provision for income taxes................................           --            --        104,000
                                                             ----------    ----------    -----------
          Net income......................................  $ 1,157,000   $ 1,128,000   $  4,018,000
                                                             ==========    ==========    ===========

    The accompanying notes are an integral part of the financial statements.

                         ACQUIRED SOLID WASTE COMPANIES

                    COMBINED STATEMENTS OF CHANGES IN EQUITY

                                                  CORPORATIONS
                          -------------------------------------------------------------   PARTNERSHIPS
                                                  ADDITIONAL     C-CORP       S-CORP      ------------
                           COMMON    PREFERRED     PAID-IN      RETAINED    ACCUMULATED    PARTNERS'
                           STOCK       STOCK       CAPITAL      EARNINGS     EARNINGS       CAPITAL         TOTAL
                          --------   ----------   ----------   ----------   -----------   ------------   -----------
Balance, December 31,
  1994..................  $193,000   $1,317,000    $504,000    $2,022,000   $ 2,119,000   $    (79,000)  $ 6,076,000
Distribution to
  owners................                                                     (2,044,000)    (1,091,000)   (3,135,000)
Dividends...............                                         (131,000)                                  (131,000)
Net income..............                                           35,000     2,674,000      1,309,000     4,018,000
                          --------   ----------    --------    ----------   -----------    -----------   -----------
Balance, December 31,
  1995..................   193,000    1,317,000     504,000     1,926,000     2,749,000        139,000     6,828,000
Distribution to owners
  (unaudited)...........                                                       (392,000)                    (392,000)
Net income
  (unaudited)...........                                          179,000       851,000        127,000     1,157,000
                          --------   ----------    --------    ----------   -----------    -----------   -----------
Balance, March 31, 1996
  (unaudited)...........  $193,000   $1,317,000    $504,000    $2,105,000   $ 3,208,000   $    266,000   $ 7,593,000
                          ========   ==========    ========    ==========   ===========    ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                         ACQUIRED SOLID WASTE COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                             THREE MONTHS ENDED
                                                                   MARCH 31,             YEAR END
                                                          -------------------------     DECEMBER 31,
                                                              1996         1995           1995
                                                          -----------   -----------   --------------
                                                          (UNAUDITED)   (UNAUDITED)
Cash flows from operating activities:
Net income..............................................  $ 1,157,000   $ 1,128,000   $  4,018,000
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation and amortization.........................      189,000       179,000      1,110,000
  Gain on disposal of property and equipment............       (8,000)           --       (120,000)
  Changes in assets and liabilities:
     (Increase) decrease in:
       Accounts receivable..............................      330,000        48,000        102,000
       Prepaid expenses.................................           --       (47,000)         2,000
       Deferred taxes...................................           --            --        (76,000)
       Intangible and other assets......................       63,000       211,000        (13,000)
     Increase (decrease) in:
       Accounts payable and accrued liabilities.........      (61,000)       22,000        819,000
       Income taxes payable.............................      (72,000)           --         48,000
                                                          -----------   -----------    -----------
          Net cash provided by operating activities.....    1,598,000     1,541,000      5,890,000
                                                          -----------   -----------    -----------
Cash flows from investing activities:
  Acquisition of route purchase.........................      (10,000)      (85,000)      (885,000)
  Payments of note receivable to related party..........        5,000            --       (650,000)
  Acquisition of property and equipment.................      (81,000)     (186,000)    (1,257,000)
  Collection of loans and other.........................        8,000            --        121,000
                                                          -----------   -----------    -----------
          Net cash (used in) investing activities.......      (78,000)     (271,000)    (2,671,000)
                                                          -----------   -----------    -----------
Cash flows from financing activities:
  Proceeds from long-term debt..........................  $        --   $ 1,687,000   $  2,274,000
  Payment of shareholder loans..........................     (151,000)     (937,000)    (1,399,000)
  Payment of notes payable..............................     (675,000)     (381,000)      (955,000)
  Payment of shareholder distribution...................     (391,000)   (1,286,000)    (3,135,000)
                                                          -----------   -----------    -----------
          Net cash (used in) financing activities.......   (1,217,000)     (917,000)    (3,215,000)
                                                          -----------   -----------    -----------
Net increase in cash and cash equivalents...............      303,000       353,000          4,000
Cash, beginning of period...............................    2,377,000     1,649,000      2,373,000
                                                          -----------   -----------    -----------
Cash, end of period.....................................  $ 2,680,000   $ 2,002,000   $  2,377,000
                                                          ===========   ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                         ACQUIRED SOLID WASTE COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. ACQUIRED SOLID WASTE COMPANIES

     Republic Industries, Inc. (the Company) acquired nine solid waste and related businesses during April and May 1996. The acquisitions were accounted for using the pooling of interests method of accounting except for Cal Waste Industries, Inc. which was accounted for as a purchase. The following table summarizes these acquisitions:

                            COMPANY                                     BUSINESS
    -------------------------------------------------------  ------------------------------
    Cal Waste Industries, Inc..............................  Refuse Collection And Disposal
    Expert Disposal Service, Inc...........................  Refuse Collection And Disposal
    Fat Man, Inc...........................................  Refuse Collection And Disposal
    ASA Leasing, Inc.......................................  Equipment Leasing
    M-G Disposal Services, Inc.............................  Refuse Collection And Disposal
    Solid Waste Equipment Maintenance, Inc.................  Equipment Maintenance
    RWP Services, Inc......................................  Recycling
    Oillag.................................................  Land And Building Owner
    ET Leasing.............................................  Equipment Leasing

     These companies are collectively referred to as the Acquired Solid Waste Companies.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

     The accompanying combined financial statements include the accounts of the Acquired Solid Waste Companies, as defined in Note 1. All significant intercompany accounts and transactions have been eliminated.

PROPERTY, EQUIPMENT AND INTANGIBLE ASSETS

     Property and equipment are recorded at cost. Depreciation is provided using straight-line and accelerated methods over estimated useful lives ranging from three to thirty-nine years.

     Certain intangible assets are amortized using the straight-line method over periods ranging from five to fifteen years. Repairs and maintenance costs are charged to operations as incurred.

INCOME TAXES

     The Acquired Solid Waste Companies (nine entities) include two partnerships and five corporations that have elected to be taxed as S corporations for federal and state purposes. Income tax liabilities for these seven entities are the responsibility of the owners.

CASH AND CASH EQUIVALENTS

     Highly liquid debt instruments with a maturity of three months or less are considered cash equivalents.

     Cash balances are maintained at various institutions that are in excess of FDIC insurance limits of $100,000.

INVESTMENTS

     Investments in debt securities and investments in equity securities that have readily determinable fair values are classified into one of three categories: trading, held-to-maturity, and available-for-sale. These categories are based on the type of security and the company's ability and intent to hold the security.

                         ACQUIRED SOLID WASTE COMPANIES

Certificates of deposit and marketable securities held by the Company are considered trading investments and are carried at fair value.

INTERIM FINANCIAL INFORMATION

     The unaudited combined financial statements as of March 31, 1995 and 1996, and for the three months ended March 31, 1995 and 1996, reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the respective periods. Operating results for interim periods are not necessarily indicative of the results which can be expected for a full year.

ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

3. PROPERTY, EQUIPMENT AND INTANGIBLE ASSETS

     Property, equipment and the related accumulated depreciation as of December 31, 1995, are comprised of:

          Buildings.....................................................  $ 1,403,000
          Transportation equipment......................................    6,515,000
          Bins and boxes................................................    3,025,000
          Equipment.....................................................    1,192,000
          Leasehold improvements........................................      363,000
          Land..........................................................      956,000
                                                                          -----------
                                                                           13,454,000
        Less, accumulated depreciation and amortization.................   (9,563,000)
                                                                          -----------
                                                                          $ 3,891,000
                                                                          ===========

     Intangible assets include covenants not to compete, routes and customer lists with original values totalling $8,453,000 at December 31, 1995. Accumulated amortization of intangible assets at December 31, 1995 was $5,485,000.

4. LONG-TERM DEBT

     Long-term debt as of December 31, 1995, is comprised of:

    Note payable, City National Bank, collateralized by company assets and personal guarantees by two shareholders. Payable in monthly
      installments of $54,103 including interest at the bank prime rate.....  $   762,000
    Note payable, City National Bank, collateralized by company assets and personal guarantees by two shareholders. Payable in monthly installments of $2,332 plus interest at the bank's prime rate plus
      1.5%, maturing May 31, 1998...........................................      128,000
    Note payable, City National Bank, collateralized by company assets and personal guarantees by two shareholders. Payable in monthly installments of $3,533 plus interest at the bank's prime rate plus
      1.25%, maturing June 30, 1998.........................................      200,000
    Note payable, A One Disposal, collateralized by letter of credit issued through City National Bank, payable in monthly installments including interest on portion of note related to lost route at 13%, maturing
      September 1, 2003.....................................................      266,000

                         ACQUIRED SOLID WASTE COMPANIES

    Note payable, AB Disposal, payable in monthly installments of $2,592
      including interest at 5%, maturing April 1, 1998......................  $   129,000
    Note payable, City National Bank, collateralized by company assets and personal guarantees by two shareholders. Payable in monthly installments of $8,515 plus interest at the bank's prime rate plus
      1.5%, maturing June 1, 2000...........................................      868,000
    Note payable, related party, payable in quarterly installments of
      $10,767 including interest at 5%......................................      783,000
    Note payable, TransAmerica, collateralized by transportation equipment purchased. Payable in monthly installments of $9,034 including
      interest at 10.5%, final installment due June, 2000...................      387,000
    Mortgage note payable, Fullerton Savings and Loan, collateralized by land. Payable in monthly installments of $9,685 plus interest of
      8.375%................................................................      896,000
    Other...................................................................      510,000
                                                                              -----------
                                                                                4,929,000
    Less, current portion...................................................   (1,095,000)
                                                                              -----------
      Long-term debt, net...................................................  $ 3,834,000
                                                                              ===========

5. RELATED PARTY TRANSACTIONS

     Note receivable from related party is collateralized by a second trust deed for a percentage interest in two properties located in the City of Los Angeles.

     The long-term receivable at December 31, 1995, matures as follows:

                             YEAR ENDING DECEMBER 31,                        AMOUNT
        ------------------------------------------------------------------  --------
        1996..............................................................  $ 26,000
        1997..............................................................    28,000
        1998..............................................................    30,000
        1999..............................................................    32,000
        2000 and thereafter...............................................   522,000
                                                                            --------
                                                                            $638,000
                                                                            ========

     Interest received on this note receivable was $23,000 for 1995.

     Notes payable to related parties are included in Note 4. Interest expense on these notes totalled $90,000 for 1995.

6. LEASE COMMITMENTS

     Cal Waste Industries, Inc. rents its main office and two storage yards from two shareholders for $12,700 per month with a consumer price index adjustment each January in years three, four, and five. This is a five year lease, expiring in January, 2001.

     Expert Disposal Service, Inc., Fat Man, Inc., and ASA Leasing, Inc. rent facilities and equipment from a company owned by a shareholder on a month to month basis. The main facility is leased from an unrelated party for $11,000 per month with a consumer price index adjustment each September. This lease expires in March, 1997, but can be extended for an additional two and one-half years.

     Rent expense for the year ended December 31, 1995, was $333,436.

        UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

              REPUBLIC INDUSTRIES, INC., AUTONATION INCORPORATED,
         CONTINENTAL WASTE INDUSTRIES, INC., ADDINGTON RESOURCES, INC.,
                       HUDSON MANAGEMENT CORPORATION AND
              ENVIROCYCLE, INC. AND ACQUIRED SOLID WASTE COMPANIES

     The following Unaudited Condensed Consolidated Pro Forma Financial Statements include the supplemental consolidated financial statements of Republic which include the results of operations of CarChoice which Republic acquired in August 1996. This transaction has been accounted for under the pooling of interests method of accounting and, accordingly, Republic's supplemental consolidated financial statements have been retroactively adjusted as if Republic and CarChoice, which commenced operations in January 1995, had operated as one entity since inception.

     The following Unaudited Condensed Consolidated Pro Forma Balance Sheet presents the pro forma financial position of Republic as of June 30, 1996 as if the pending acquisitions of AutoNation, Continental and Addington had been consummated as of June 30, 1996. Hudson Management Corporation and Envirocycle, Inc. (collectively, "HMC") and various other acquired solid waste companies ("Acquired Solid Waste Companies") were acquired by Republic in August 1995 and May 1996, respectively, therefore HMC and the Acquired Solid Waste Companies, as well as a series of 1995 equity transactions involving the sale of common stock and warrants (the "Equity Transactions"), are included in Republic's historical balance sheet as of June 30, 1996. Acquired Solid Waste Companies include various businesses acquired and accounted for under the pooling of interests method of accounting and a business acquisition accounted for under the purchase method of accounting. The Acquired Solid Waste
Companies accounted for under the pooling of interests method of accounting were not significant individually or in the aggregate and, consequently, prior period financial statements have not been restated.

     The following Unaudited Condensed Consolidated Pro Forma Statement of Operations for the Six Months Ended June 30, 1996 presents the pro forma results of continuing operations of Republic as if the pending acquisitions of AutoNation, Continental and Addington had been consummated at the beginning of the period presented and includes the pre-acquisition operations (January to April 1996) of one of the Acquired Solid Waste Companies which was accounted for under the purchase method of accounting. The following Unaudited Condensed Consolidated Pro Forma Statement of Operations for the Year Ended December 31, 1995 presents the pro forma results of continuing operations of Republic as if the pending acquisitions of AutoNation, Continental, Addington and the completed acquisitions of the Acquired Solid Waste Companies, had been consummated at the beginning of the period presented and includes the pre-acquisition operations of HMC (January to July 1995). This statement of operations also contains pro forma adjustments related to the Equity Transactions as if they had occurred at the beginning of the period presented. The following Unaudited Condensed Consolidated Pro Forma Statements of Operations for the Years Ended December 31, 1994 and 1993 present the pro forma results of continuing operations of Republic as if the pending acquisitions of Continental and Addington, which will be accounted for under the pooling of interests method of accounting, had been consummated at the beginning of the periods presented. These Unaudited Condensed Consolidated Pro Forma Financial Statements should be read in conjunction with the respective historical consolidated and/or supplemental consolidated financial statements and notes thereto of Republic, AutoNation, Continental, Addington, HMC, CarChoice and Acquired Solid Waste Companies.

     The unaudited pro forma income from continuing operations per common and common equivalent share is based on the combined weighted average number of common shares and common share equivalents outstanding which include, where appropriate, the assumed exercise or conversion of warrants and options. In computing the unaudited pro forma income from continuing operations per common and common equivalent share, Republic utilizes the modified treasury stock method. Unless otherwise presented, the difference between primary and fully diluted earnings per share is not significant.

     These Unaudited Condensed Consolidated Pro Forma Financial Statements were prepared utilizing the accounting policies of the respective entities as outlined in their historical financial statements except as described in the accompanying notes. The pending acquisition of AutoNation and the completed acquisitions of HMC and one of the Acquired Solid Waste Companies will be or have been accounted for under the purchase method of accounting. Accordingly, the Unaudited Condensed Consolidated Pro Forma Financial Statements reflect Republic's preliminary allocations of the purchase prices of AutoNation, HMC and one of the Acquired Solid Waste Companies which will be subject to further adjustments as Republic finalizes the allocations of the purchase prices in accordance with generally accepted accounting principles. The unaudited pro forma condensed consolidated results of operations do not necessarily reflect actual results which would have occurred if the acquisitions or Equity Transactions had taken place on the assumed dates, nor are they necessarily indicative of the results of future combined operations.

              REPUBLIC INDUSTRIES, INC., AUTONATION INCORPORATED,
       CONTINENTAL WASTE INDUSTRIES, INC., AND ADDINGTON RESOURCES, INC.

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                              AS OF JUNE 30, 1996
                                 (IN THOUSANDS)

                                                                                             PRO FORMA ADJUSTMENTS
                                                                                             ---------------------
                              REPUBLIC   AUTONATION   CONTINENTAL   ADDINGTON    COMBINED      DR.          CR.        PRO FORMA
                              --------   ----------   -----------   ---------   ----------   --------     --------     ----------
ASSETS
Current assets:
  Cash and cash
    equivalents.............  $263,540      $ 5,679     $  1,106    $  2,624    $  272,949                             $  272,949
  Accounts receivable,
    net.....................    61,952           --       10,668       8,957        81,577                                 81,577
  Prepaid expenses and other
    current assets..........    73,121       10,335        8,568       3,937        95,961                $ 40,600(f)      55,361
                              --------      -------     --------    --------    ----------   --------     --------     ----------
        Total current
          assets............   398,613       16,014       20,342      15,518       450,487                  40,600        409,887
Property and equipment,
  net.......................   283,101       80,983       90,975     113,198       568,257                                568,257
Investment in subscribers,
  net.......................    70,940           --           --          --        70,940                                 70,940
Intangible assets, net......   180,565           --       16,590          --       197,155   $152,111(a)                  349,266
Other assets................     9,222        1,836       13,278       7,465        31,801                                 31,801
                              --------      -------     --------    --------    ----------   --------     --------     ----------
        Total assets........  $942,441      $98,833     $141,185    $136,181    $1,318,640   $152,111     $ 40,600     $1,430,151
                              ========      =======     ========    ========    ==========   ========     ========     ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and
    accrued expenses........  $ 63,290      $ 9,683     $ 10,145    $  9,899    $   93,017                             $   93,017
  Current maturities of
    long-term debt and notes
    payable.................    13,801       49,211        2,192       1,929        67,133   $ 40,600(f)                   26,533
  Deferred revenue and other
    current liabilities.....    41,501           --        1,731          --        43,232                                 43,232
                              --------      -------     --------    --------    ----------   --------     --------     ----------
        Total current
          liabilities.......   118,592       58,894       14,068      11,828       203,382     40,600                     162,782
Long-term debt, net of
  current maturities........     3,267           --       31,726      15,987        50,980                                 50,980
Accrued environmental and
  landfill costs, net of
  current maturities........     7,219           --        6,846       6,159        20,224                                 20,224
Deferred revenue............    12,371           --           --          --        12,371                                 12,371
Deferred income taxes and
  other liabilities.........    28,600           --       11,486       5,422        45,508                                 45,508
                              --------      -------     --------    --------    ----------   --------     --------     ----------
        Total liabilities...   170,049       58,894       64,126      39,396       332,465     40,600                     291,865
                              --------      -------     --------    --------    ----------   --------     --------     ----------
Shareholders' equity:
  Common stock..............     1,891           80            9      16,189        18,169         80(b)  $    175(c)       2,316
                                                                                               16,198(e)       250(d)
  Additional
    paid-in-capital.........   724,882       52,050       65,167      87,145       929,244     52,050(b)   191,875(c)   1,070,920
                                                                                               14,097(e)    16,198(e)
                                                                                                  250(d)
  Retained earnings.........    45,619      (12,191)      12,355       7,076        52,859                  12,191(b)      65,050
  Treasury stock............        --           --         (472)    (13,625)      (14,097)                 14,097(e)          --
                              --------      -------     --------    --------    ----------   --------     --------     ----------
        Total shareholders'
          equity............   772,392       39,939       77,059      96,785       986,175     82,675      234,786      1,138,286
                              --------      -------     --------    --------    ----------   --------     --------     ----------
        Total liabilities
          and shareholders'
          equity............  $942,441      $98,833     $141,185    $136,181    $1,318,640   $123,275     $234,786     $1,430,151
                              ========      =======     ========    ========    ==========   ========     ========     ==========

        The accompanying notes are an integral part of these statements.

              REPUBLIC INDUSTRIES, INC., AUTONATION INCORPORATED,
         CONTINENTAL WASTE INDUSTRIES, INC., ADDINGTON RESOURCES, INC.
                     AND AN ACQUIRED SOLID WASTE COMPANY

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           ACQUIRED                   PRO FORMA
                                                                            SOLID                    ADJUSTMENTS
                                                                            WASTE                 -----------------
                         REPUBLIC   AUTONATION   CONTINENTAL   ADDINGTON   COMPANY     COMBINED    DR.        CR.       PRO FORMA
                         --------   ----------   -----------   ---------   ---------   --------   ------     ------     ---------
Revenue................  $267,625    $  3,375      $30,189      $29,695     $ 3,769    $334,653                         $334,653
Expenses:
  Cost of operations...   184,050       8,190       21,014       21,385       1,934     236,573    $1,986(g)             238,559
  Selling, general and
    administrative.....    52,605       4,152        3,707        2,161         964      63,589                           63,589
Other (income) expense:
  Interest and other
    income.............    (5,981)         --         (597)         181          --      (6,397)                          (6,397)
  Interest expense.....     1,811         160        1,083          142          --       3,196                            3,196
                          --------  ----------   -----------   ---------   ---------    --------   ------     ------    ---------
                          232,485      12,502       25,207       23,869       2,898     296,961     1,986                298,947
                          --------  ----------   -----------   ---------   ---------    --------   ------     ------    ---------
Income (loss) from
  continuing operations
  before income
  taxes................    35,140      (9,127)       4,982        5,826         871      37,692     1,986                 35,706
Income tax provision...    13,178          --        2,072        1,573          --      16,823               $3,892(k)   12,931
                          --------  ----------   -----------   ---------   ---------    --------   ------     ------    ---------
Income (loss) from
  continuing
  operations...........   $21,962    $ (9,127)     $ 2,910      $ 4,253     $   871     $20,869    $1,986     $3,892    $ 22,775
                          ========  ==========   ==========    =========   ==========   =========  ======     ======    ==========
Fully-diluted:
  Earnings per share
    from continuing
    operations.........   $   .10                                                                                       $    .09
                          ========                                                                                      ==========
  Weighted average
    shares
    outstanding........   214,190                                                                                        257,775
                          ========                                                                                      ==========

        The accompanying notes are an integral part of these statements.

              REPUBLIC INDUSTRIES, INC., AUTONATION INCORPORATED,
                       CONTINENTAL WASTE INDUSTRIES, INC.,
          ADDINGTON RESOURCES, INC., HUDSON MANAGEMENT CORPORATION AND
             ENVIROCYCLE, INC. AND ACQUIRED SOLID WASTE COMPANIES

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                        ACQUIRED
                                                                                         SOLID
                                                                                         WASTE
                       REPUBLIC    AUTONATION    CONTINENTAL    ADDINGTON      HMC     COMPANIES    COMBINED
                       --------    ----------    -----------    ---------    -------   ---------    --------
Revenue.............   $295,238    $      --     $   47,815     $ 56,739     $33,201   $31,488      $464,481
Expenses:
 Cost of
   operations.......    192,311        2,177         29,045       38,080      21,772    21,225       304,610
 Selling, general
   and
   administrative...     67,048          887          6,882        6,631       9,298     6,558        97,304
 Restructuring and
   unusual
   charges..........         --           --          1,500           --          --        --         1,500
Other (income)
 expense:
 Interest and other
   income...........     (5,715)          --           (205)        (427)         --      (845)       (7,192)
 Interest expense...      6,139           --          2,659          955         489       428        10,670
                       --------      -------        -------      -------     -------   -------      --------
                        259,783        3,064         39,881       45,239      31,559    27,366       406,892
                       --------      -------        -------      -------     -------   -------      --------
Income (loss) from
 continuing
 operations before
 income taxes.......     35,455       (3,064)         7,934       11,500       1,642     4,122        57,589
Income tax
 provision..........     15,534           --          3,297        4,426         657       104        24,018
                       --------      -------        -------      -------     -------   -------      --------
Income (loss) from
 continuing
 operations.........   $ 19,921    $  (3,064)    $    4,637     $  7,074     $   985   $ 4,018      $ 33,571
                       ========      =======        =======      =======     =======   =======      ========
Primary:
 Earnings per share
   from continuing
   operations.......   $    .15
                       ========
 Weighted average
   shares
   outstanding......    134,423
                       ========
Fully Diluted:
 Earnings per share
   from continuing
   operations.......   $    .14
                       ========
 Weighted average
   shares
   outstanding......    141,279
                       ========

                           PRO FORMA
                          ADJUSTMENTS
                       ------------------       PRO
                        DR.         CR.        FORMA
                       ------     -------     --------
Revenue.............                          $464,481
Expenses:
 Cost of
   operations.......   $5,126(g)  $   289(h)   309,447
 Selling, general
   and
   administrative...                  447(i)    96,857
 Restructuring and
   unusual
   charges..........                             1,500
Other (income)
 expense:
 Interest and other
   income...........                            (7,192)
 Interest expense...               10,670(j)        --
                       ------     -------     --------
                        5,126      11,406      400,612
                       ------     -------     --------
Income (loss) from
 continuing
 operations before
 income taxes.......    5,126      11,406       63,869
Income tax
 provision..........    2,652(k)                26,670
                       ------     -------     --------
Income (loss) from
 continuing
 operations.........   $7,778     $11,406     $ 37,199
                       ======     =======     ========
Primary:
 Earnings per share
   from continuing
   operations.......                          $    .17
                                              ========
 Weighted average
   shares
   outstanding......                           218,150
                                              ========
Fully Diluted:
 Earnings per share
   from continuing
   operations.......                          $    .16
                                              ========
 Weighted average
   shares
   outstanding......                           229,422
                                              ========

        The accompanying notes are an integral part of these statements.

                           REPUBLIC INDUSTRIES, INC.,
                       CONTINENTAL WASTE INDUSTRIES, INC.
                         AND ADDINGTON RESOURCES, INC.

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                      PRO FORMA
                                                                                                     ADJUSTMENTS
                                                                                                   ---------------
                                                  REPUBLIC   CONTINENTAL   ADDINGTON    COMBINED    DR.      CR.     PRO FORMA
                                                  --------   -----------   ----------   --------   ------   ------   ----------
Revenue......................................... $218,173   $    28,728   $    36,057  $282,958                      $ 282,958
Expenses:
 Cost of operations.............................  143,375        17,224        23,798   184,397                        184,397
 Selling, general and administrative............   49,245         4,485         7,119    60,849                         60,849
 Restructuring and unusual charges..............       --            --           670       670                            670
Other (income) expense:
 Interest and other income......................   (1,081)          126          (772)   (1,727)                        (1,727)
 Interest expense...............................    4,487         1,881         1,252     7,620                          7,620
                                                 --------   -----------   -----------  --------    -------  -------  ---------
                                                  196,026        23,716        32,067   251,809                        251,809
                                                 --------   -----------   -----------  --------    -------  -------  ---------
Income from continuing operations before income
 taxes..........................................   22,147         5,012         3,990    31,149                         31,149
Income tax provision............................    5,298         2,244         1,596     9,138                          9,138
                                                 --------   -----------   -----------  --------    -------  -------  ---------
Income from continuing operations...............  $16,849   $     2,768   $     2,394   $22,011                      $  22,011
                                                 ========   ===========   ===========   =======    =======  =======  =========
Fully-Diluted:
 Earnings per share from continuing
   operations...................................  $   .17                                                            $     .19
                                                  =======                                                            =========
 Weighted average shares outstanding............   96,920                                                              117,286
                                                  =======                                                            =========

       The accompanying notes are an integral part of these statements.

                           REPUBLIC INDUSTRIES, INC.,
                       CONTINENTAL WASTE INDUSTRIES, INC.
                         AND ADDINGTON RESOURCES, INC.

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                    PRO FORMA
                                                                                                   ADJUSTMENTS
                                                                                                  -------------
                                          REPUBLIC     CONTINENTAL     ADDINGTON     COMBINED     DR.      CR.      PRO FORMA
                                          --------     -----------     ---------     --------     ----     ----     ---------
Revenue................................. $182,495      $  16,204       $  22,600    $221,299                        $221,299
Expenses:
 Cost of operations.....................  121,640         11,209          13,694     146,543                         146,543
 Selling, general and administrative....   46,477          2,067           6,503      55,047                          55,047
 Restructuring and unusual charges......   10,040             --           5,122      15,162                          15,162
Other (income) expense:
 Interest and other income..............     (760)           (49)            (10)       (819)                           (819)
 Interest expense.......................    2,936          1,303             --        4,239                           4,239
                                          --------      --------        --------    --------      ----     ----     --------
                                          180,333         14,530          25,309     220,172                         220,172
                                          --------      --------        --------    --------      ----     ----     --------
Income (loss) from continuing operations
 before income taxes....................    2,162          1,674          (2,709)      1,127                           1,127
Income tax provision....................    2,493            721          (1,029)      2,185                           2,185
                                          --------      --------       ---------    --------      ----     ----     --------
Income (loss) from continuing
 operations.............................  $  (331)      $    953       $  (1,680)   $ (1,058)                       $ (1,058)
                                          =======       ========       =========    ========      ====     ====     ========
Fully-Diluted:
 Earnings (loss) per share from
   continuing operations................  $    --                                                                   $   (.01)
                                          =======                                                                   ========
 Weighted average shares outstanding....   97,102                                                                    114,900
                                          =======                                                                   ========

        The accompanying notes are an integral part of these statements.

              REPUBLIC INDUSTRIES, INC., AUTONATION INCORPORATED,
                       CONTINENTAL WASTE INDUSTRIES, INC.,
          ADDINGTON RESOURCES, INC., HUDSON MANAGEMENT CORPORATION AND
             ENVIROCYCLE, INC. AND ACQUIRED SOLID WASTE COMPANIES

                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                         PRO FORMA FINANCIAL STATEMENTS

(a) Represents an entry to record intangible assets resulting from the preliminary allocation of the purchase price for the proposed acquisition of AutoNation as follows (in thousands):

        Shares of Republic Common Stock to be issued....................     17,467
        Value of Republic Common Stock consideration....................   $192,050
        Historical net tangible assets..................................    (39,939)
                                                                          ----------
        Allocation to intangible assets.................................   $152,111
                                                                          ==========

     The value of the Republic Common Stock consideration was computed based upon the 5 day average quoted stock price before and after the signing and public announcement of the definitive agreement to acquire AutoNation, adjusted to reflect a discount from market value to account for selling restrictions imposed on the sellers of AutoNation. The above purchase price has been allocated on a preliminary basis using the historical value of the tangible assets and liabilities as of June 30, 1996, which represents a reasonable estimate of the fair value, with the remaining balance allocated to intangible assets. The pro forma purchase price will be adjusted based on the actual closing date balance sheet and thereafter for a period not to exceed one year in accordance with generally accepted accounting principles for settlement of pre-acquisition contingencies, if any.
(b) Represents an entry to eliminate the historical equity balances of AutoNation.
(c) Represents the recording of equity resulting from Republic's issuance of Republic Common Stock to the stockholders of AutoNation.
(d) Represents an entry to record the par value of the shares of Republic Common Stock issued to the stockholders of Continental and Addington both of which will be accounted for under the pooling of interests method of accounting.
(e) Represents an entry to reclassify the historical common and treasury stock balances of Continental and Addington to additional paid-in capital.
(f)  Represents an entry to eliminate advances from Republic to AutoNation.
(g) Represents a net adjustment related to the elimination of the historical amortization of intangible assets and the recording of amortization, on a straight-line basis, on the intangible assets resulting from the preliminary purchase price allocations of AutoNation, an Acquired Solid Waste Company and HMC, as applicable. Intangible assets resulting from the purchases of AutoNation, an Acquired Solid Waste Company and HMC are being amortized over a 40 year life which approximates the estimated useful life.
(h) Represents a reduction to depreciation expense resulting from the revision of estimated lives of acquired property and equipment of HMC to conform with Republic's policies.
(i) Represents the contractual reduction of salary and benefits of the sellers of HMC.
(j) Represents the assumed interest savings on the payoff of all existing indebtedness of Republic, Continental, Addington, HMC and Acquired Solid Waste Companies with the proceeds from the Equity Transactions.
(k) Represents the incremental change in the combined entity's provision for income taxes as a result of the pre-tax earnings (loss) of AutoNation, Acquired Solid Waste Companies and HMC, as applicable, and all pro forma adjustments as described above.